SCHEDULE 14A
                               (RULE 14(a) 101)


                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                Amendment No. 2


                          Filed by the Registrant /X/
                Filed by a party other than the Registrant / /
                          Check the appropriate box:
                        /X/ Preliminary Proxy Statement
       / / Confidential, for Use of the Commission Only (as permitted by
                               Rule 14a-6(e)(2))
                        / / Definitive Proxy Statement
                      / / Definitive Additional Materials
       / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                        BACK BAY RESTAURANT GROUP, INC.
               (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):


/ / No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: Common Stock, par value $.01 per share

(2) Aggregate number of securities to which transaction applies: 3,997,445 shares of Common Stock

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $10.25

(4) Proposed maximum aggregate value of transaction: $40,973,811

(5) Total fee paid: $8,194.76


/X/ Fee paid previously with preliminary materials: $8,194.76


/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount previously paid:
       (2) Form, Schedule or Registration Statement no.:
       (3) Filing party:
       (4) Date filed:

                        BACK BAY RESTAURANT GROUP, INC.
                              284 Newbury Street
                          Boston, Massachusetts 02115


                               February __, 1999


DEAR FELLOW STOCKHOLDERS:


      You are invited to attend a Special Meeting of stockholders of Back Bay Restaurant Group, Inc., a Delaware corporation ("Back Bay"), to vote on the proposed Merger (the "Merger") of Back Bay with SRC Holdings, Inc., a Delaware corporation that has been organized by Charles F. Sarkis, Back Bay's Chairman, President and Chief Executive Officer. Details of the Merger are discussed in the enclosed Proxy Statement (the "Proxy Statement"), the forepart of which includes a summary of the terms of the Merger and certain other information relating to the proposed transaction.


      At the Special Meeting, stockholders of Back Bay will be asked to approve and adopt the Agreement and Plan of Merger, dated as of December 3, 1998 (the "Merger Agreement"), and the transactions contemplated thereby, including, without limitation, the Merger. A copy of the Merger Agreement is attached as Annex I to the accompanying Proxy Statement.



      At its meeting on December 2, 1998, Back Bay's Board of Directors, including a special committee of independent, non-employee directors (the "Special Committee"), by unanimous vote of all of the disinterested directors, determined that the transactions contemplated by the Merger Agreement, including (without limitation) the Merger, are fair to and in the best interests of Back Bay and its stockholders (other than the Affiliated Stockholders (as such term is defined in the Proxy Statement)). The Board of Directors recommends that the stockholders of Back Bay vote FOR the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including (without limitation) the Merger. In reaching its decision, the Board of Directors considered, among other things, the oral opinion of Schroder & Co. Inc. delivered to the Special Committee on December 2, 1998, which was subsequently confirmed in writing as of the same date, to the effect that the cash consideration to be received in the Merger by the stockholders of Back Bay is fair to the stockholders of Back Bay (other than the Affiliated Stockholders) from a financial point of view.



      Stockholders of Back Bay will be entitled to appraisal rights under applicable Delaware law in connection with the Merger as described in the accompanying Proxy Statement.


      The Special Meeting will be held at Papa.Razzi Restaurant, CambridgeSide Galleria, Cambridge, Massachusetts 02141, on March __, 1999, beginning at 11:00 a.m., Eastern Time.


IT IS VERY IMPORTANT TO US THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND PERSONALLY. THEREFORE, YOU SHOULD COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING.


                                   VERY TRULY YOURS,



                                   /s/ Irwin Chafetz
                                   IRWIN CHAFETZ
                                   Chairman of the Special Committee of
                                   the Board of Directors

                        BACK BAY RESTAURANT GROUP, INC.
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


      A Special Meeting of the stockholders (the "Stockholders") of Back Bay Restaurant Group, Inc. ("Back Bay") will be held at Papa.Razzi Restaurant, CambridgeSide Galleria, Cambridge, Massachusetts 02141 on March __, 1999 at 11:00 a.m. for the following purposes:


      1. To consider and act upon a proposal to adopt the Agreement and Plan of Merger by and between SRC Holdings, Inc., a Delaware corporation ("SRC Holdings"), and Back Bay, dated as of December 3, 1998 (the "Merger Agreement"), and approve the transactions contemplated thereby, pursuant to which SRC Holdings will be merged with and into Back Bay with Back Bay being the surviving corporation (the "Merger"), on and subject to the terms and conditions contained in the Merger Agreement. A copy of the Merger Agreement is attached as Annex I to the accompanying Proxy Statement.


      2. To transact such other and further business as may properly come before the Special Meeting or any adjournments or postponements thereof.


      The affirmative vote of a majority of the outstanding shares of Back Bay common stock ("Common Stock") is required to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger. Unless waived by the Board of Directors, the Merger is also conditioned upon the receipt of the affirmative vote of a majority of shares of Common Stock held by Non-Affiliated Stockholders (as defined in the Proxy Statement).


      The Board of Directors has fixed the close of business on February 15, 1999 as the record date for determining the Stockholders entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Only holders of record of shares of Common Stock at the close of business on the record date are entitled to notice of and to vote at the Special Meeting.


      YOUR VOTE IS VERY IMPORTANT REGARDLESS OF HOW MANY SHARES OF BACK BAY COMMON STOCK YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE. IF YOU ARE PRESENT AT THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON THE MATTERS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING.


                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              FRANCIS P. BISSAILLON
                                              Executive Vice President,
                                              Chief Financial Officer and
                                              Secretary
February __, 1999


                          NOTICE OF APPRAISAL RIGHTS


      If the Merger Agreement is adopted by the Stockholders of Back Bay at the Special Meeting and the Merger is consummated, any Stockholder (1) who files with Back Bay before the taking of the vote on the adoption of the Merger Agreement, a written demand stating that he or she intends to seek appraisal for his or her shares of Common Stock if the Merger is consummated and (2) whose shares are not voted in favor of the Merger, has or may have the right to seek appraisal of his or her shares of Common Stock within 120 days of the date a certificate of merger is filed with the Secretary of State of the State of Delaware. Back Bay and any such Stockholder shall in such cases have the rights and duties and shall follow the procedures set forth in Section 262 of the General Corporation Law of Delaware, a copy of which is attached as Annex III to the accompanying Proxy Statement. See the section entitled "APPRAISAL RIGHTS" in the Proxy Statement for more information.

                          PROXY STATEMENT FOR SPECIAL
          MEETING OF STOCKHOLDERS OF BACK BAY RESTAURANT GROUP, INC.


                         To be held on March __, 1999
                                  11:00 a.m.


      Back Bay Restaurant Group, Inc. (the "Company" or "Back Bay") and SRC Holdings, Inc. (the "Acquiror" or "SRC Holdings") have agreed to merge SRC Holdings with and into Back Bay with Back Bay being the surviving corporation (the "Merger"). Stockholders of Back Bay (the "Stockholders") will receive $10.25 per share, net to the seller in cash, in exchange for shares of Back Bay common stock they own ("Company Common Stock" or "Shares").


      The Merger cannot be completed unless the Stockholders adopt the Agreement and Plan of Merger, dated as of December 3, 1998, by and between Back Bay and SRC Holdings (the "Merger Agreement") in accordance with Section 251 of the Delaware General Corporation Law and pursuant to the terms and conditions of the Merger Agreement. The Back Bay Board of Directors has scheduled a special meeting of the Stockholders to vote on the Merger as follows:


                             Papa.Razzi Restaurant
                            CambridgeSide Galleria
                        Cambridge, Massachusetts 02141
                                 March __, 1999
                                  11:00 a.m.


      This document gives you detailed information about the proposed Merger Agreement and the proposed Merger. SRC Holdings has provided the information concerning SRC Holdings, and Back Bay has provided the information concerning Back Bay. Please see "Available Information" and "Incorporation of Documents by Reference" on pages (i) and (ii), respectively, for additional information about Back Bay and SRC Holdings on file with the United States Securities and Exchange Commission. This Proxy Statement and Proxy are being mailed to Stockholders beginning about February __, 1999.



Neither the United States Securities and Exchange Commission nor any state securities regulator has determined if this proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

                             AVAILABLE INFORMATION


     No person is authorized to give any information or to make any representations, other than as contained in this Proxy Statement, in connection with the Merger Agreement or the Merger, and, if given or made, such information or representations may not be relied upon as having been authorized by the Company or the Acquiror. The delivery of this Proxy Statement shall not, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of the Company since the date hereof.



     The Company, the Acquiror, Mr. Charles F. Sarkis, The Westwood Group, Inc., Mr. Mark L. Hartzfeld, Mr. Francis P. Bissaillon, Ms. Ann Marie Lagrotteria and Mr. Richard P. Dalton have filed with the United States Securities and Exchange Commission (the "Commission") a Rule 13e-3 Transaction Statement on Schedule 13E-3 (including any amendments thereto, the "Schedule 13E-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Merger. This Proxy Statement does not contain all of the information set forth in the Schedule 13E-3 and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. The Schedule 13E-3 and the exhibits thereto, as well as such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. The Company's common stock is listed on the Nasdaq National Market (ticker symbol: PAPA) and certain reports, proxy statements and other information concerning the Company may be inspected and copied at the offices of The Nasdaq Stock Market, Inc., 1735 K Street, Washington, D.C. 20006.


     Additionally, copies of the opinions, reports and presentations received from Schroder & Co. Inc. and Tucker Anthony Incorported, the financial advisors to the Company and to the Acquiror and the Affiliated Stockholders, respectively, which are attached to the Schedule 13E-3 as exhibits, will be made available for inspection and copying at the Company's executive offices located at 284 Newbury Street, Boston, Massachusetts, 02115, by any interested Stockholder during regular business hours. Copies of such opinions, reports and presentations may also be transmitted to any interested Stockholder at the expense of the Stockholder, if so requested.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     This Proxy Statement incorporates by reference documents which are not presented herein or delivered herewith. Copies of any such documents relating to the Company, other than exhibits to such documents (unless such exhibits specifically are incorporated by reference in such documents), are available without charge, upon written or oral request, from Back Bay Restaurant Group, Inc., 284 Newbury Street, Boston, Massachusetts 02115, Attention: Francis P. Bissaillon, Executive Vice President and Chief Financial Officer, telephone:
(617) 536-2800. In order to ensure timely delivery of the documents requested, any such request should be made by February __, 1999. Upon receipt of such request, the Company will mail (via first class mail) the requested document within one business day of receipt of such request.



     The following documents previously filed by the Company (File No. 0-19810) with the Commission are incorporated in this Proxy Statement by reference, except for any discussion therein of the "safe harbor" protections for forward-looking statements provided under The Private Securities Litigation Reform Act of 1995:


     (1) The Company's Annual Report on Form 10-K and 10-K/A for the fiscal year ended December 28, 1997.

     (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 29, 1998, June 28, 1998 and September 27, 1998.

     (3) The Company's Proxy Statement, dated May 1, 1997, which was mailed to the Stockholders in connection with the Annual Meeting of Stockholders held on June 3, 1997.

     (4)   The Company's Current Report on Form 8-K, dated December 11, 1998.

     The Company's Annual Report on Form 10-K and 10-K/A for the fiscal year ended December 28, 1997 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 27, 1998 are attached hereto as Annexes IV and V, respectively. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Proxy Statement.


                           FORWARD-LOOKING STATEMENTS


     Certain information contained in this Proxy Statement as to the future financial or operating performance of the Company may constitute "forward-looking statements." Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. Forward-looking statements can be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "pro forma," "anticipates" or "intends" or the negative of any thereof, or other variations thereon or comparable terminology, or by discussions of strategy or intentions. Forward-looking statements involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of the Company, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the risks of the restaurant industry, including a highly competitive industry with many well-established competitors with greater financial and other resources than the Company, and the impact of changes in consumer tastes, local, regional and national economic conditions, demographic trends, traffic patterns, employee availability and cost increases. In addition, the Company's ability to expand is dependant upon various factors, such as the availability of attractive sites for new restaurants, the ability to negotiate suitable lease terms, the ability to generate or borrow funds to develop new restaurants and obtain various government permits and licenses and the recruitment and training of skilled management and restaurant employees. Accordingly, such forward-looking statements do not purport to be predictions of future events or circumstances and may not be realized.

                                TABLE OF CONTENTS





                                                                               Page
AVAILABLE INFORMATION .......................................................    i
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE .............................   ii
FORWARD-LOOKING STATEMENTS ..................................................   ii
SUMMARY .....................................................................    v
INTRODUCTION ................................................................    1
    MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING .........................    1
    VOTING AT THE SPECIAL MEETING ...........................................    2
    PROXIES .................................................................    2
    RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM .............................    3
    SOLICITATION OF PROXIES .................................................    3

SPECIAL FACTORS .............................................................    4
    RECOMMENDATION OF THE BOARD OF DIRECTORS ................................    4
    BACKGROUND OF THE MERGER ................................................    4
    FAIRNESS OF THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS. .......   10
    DETRIMENTS AND ADVERSE EFFECTS ON THE COMPANY AND ITS STOCKHOLDERS OF THE
     MERGER .................................................................   13
    DETRIMENTS AND ADVERSE EFFECTS ON THE COMPANY AND ITS STOCKHOLDERS OF THE
     ALTERNATIVES TO THE MERGER .............................................   13
    FAIRNESS OF THE MERGER; RECOMMENDATION OF THE ACQUIROR AND THE AFFILIATED
     STOCKHOLDERS ...........................................................   14
    CERTAIN PROJECTIONS .....................................................   15
    INTERESTS OF CERTAIN PERSONS IN THE MERGER; CONFLICTS OF INTEREST .......   16
    PURPOSE OF THE MERGER ...................................................   19
    CERTAIN EFFECTS OF THE MERGER ...........................................   19
    PLANS FOR THE COMPANY AFTER THE MERGER ..................................   20
    RISK THAT THE MERGER WILL NOT BE CONSUMMATED ............................   20
    CERTAIN RISKS IN THE EVENT OF BANKRUPTCY ................................   21

THE COMPANY .................................................................   22
    GENERAL .................................................................   22
    NORTHERN ITALIAN-STYLE MENU AND CONCEPT .................................   22
    AMERICAN-STYLE MENUS, CONCEPTS AND TRADE NAMES ..........................   22
    RESTAURANT LOCATIONS ....................................................   24
    GROWTH STRATEGY .........................................................   25
    SITE SELECTION, DESIGN AND CONSTRUCTION .................................   25
    MANAGEMENT TRAINING AND RESTAURANT OPERATIONS ...........................   25
    PURCHASING AND SUPPLIES .................................................   26
    EMPLOYEES ...............................................................   26
    MARKETING ...............................................................   26
    COMPETITION .............................................................   26
    GOVERNMENTAL REGULATION .................................................   26
    SERVICE MARKS ...........................................................   27
    SEASONALITY .............................................................   27

THE MERGER ..................................................................   27
    BACKGROUND OF THE MERGER ................................................   27

    MERGER CONSIDERATION ........................................................... 28
    EFFECTIVE TIME ................................................................. 28
    CONVERSION OF SRC HOLDINGS STOCK ............................................... 28
    CONVERSION OF BACK BAY COMMON STOCK; PROCEDURES FOR EXCHANGE OF CERTIFICATES ... 28
    CONDUCT OF BUSINESS PENDING THE MERGER ......................................... 28
    CONDITIONS TO THE MERGER ....................................................... 29
    FEDERAL INCOME TAX CONSIDERATIONS .............................................. 29
    ANTICIPATED ACCOUNTING TREATMENT ............................................... 29
    CERTAIN REGULATORY MATTERS ..................................................... 29
    EFFECT ON STOCK OPTIONS AND EMPLOYEE BENEFIT MATTERS ........................... 30
    NASDAQ DELISTING ............................................................... 30
    MERGER FINANCING ............................................................... 30
    FEES AND EXPENSES .............................................................. 32
    BACK BAY CAPITAL STOCK ......................................................... 32
    BACK BAY COMMON STOCK .......................................................... 32

REPORT FROM BACK BAY'S FINANCIAL ADVISOR; FAIRNESS OF THE TRANSACTION .............. 32
    OPINION OF FINANCIAL ADVISOR ................................................... 32
    COMPARABLE COMPANIES ANALYSIS .................................................. 34
    COMPARABLE TRANSACTIONS ANALYSIS ............................................... 34
    DISCOUNTED CASH FLOW ANALYSIS .................................................. 35
    OTHER ANALYSES ................................................................. 35

THE MERGER AGREEMENT ............................................................... 36
    THE MERGER ..................................................................... 36
    REPRESENTATIONS AND WARRANTIES ................................................. 36
    CONDITIONS TO THE MERGER ....................................................... 37
    NO SOLICITATION; ACQUISITION PROPOSALS ......................................... 38
    TERMINATION OF THE MERGER AGREEMENT; TERMINATION FEES .......................... 38
    CONDUCT OF THE COMPANY'S BUSINESS UNTIL THE EFFECTIVE TIME ..................... 39
    AMENDMENTS; EXTENSIONS; WAIVERS ................................................ 40

OTHER MATTERS; GOING PRIVATE TRANSACTIONS .......................................... 41
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ..................... 41
SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY ................................ 43
MARKET PRICES AND DIVIDENDS ON THE SHARES .......................................... 44
CERTAIN TRANSACTIONS IN THE COMMON STOCK ........................................... 44
APPRAISAL RIGHTS ................................................................... 44
INDEPENDENT PUBLIC ACCOUNTANTS ..................................................... 46
OTHER INFORMATION AND STOCKHOLDER PROPOSALS ........................................ 46

ANNEX I   THE AGREEMENT AND PLAN OF MERGER, DATED AS OF DECEMBER 3, 1998, BY AND BETWEEN
          BACK BAY RESTAURANT GROUP, INC. AND SRC HOLDINGS, INC.

ANNEX II  FAIRNESS OPINION OF SCHRODER & CO. INC.

ANNEX III EXCERPTS FROM DELAWARE GENERAL CORPORATION LAW RELATING TO DISSENTERS RIGHTS.

ANNEX IV  ANNUAL REPORT ON FORM 10-K AND 10-K/A FOR THE FISCAL YEAR ENDED DECEMBER 28,
          1997.

ANNEX V QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 27, 1998.


                                    SUMMARY


This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the Merger and the Merger Agreement fully and for a more complete description of the legal terms of the Merger and the Merger Agreement, you should carefully read this entire document and the documents to which we have referred you.

                                 The Companies


Back Bay Restaurant Group, Inc.
284 Newbury Street
Boston, Massachusetts 02115
(617) 536-2800


           Back Bay owns and operates thirty-four full service restaurants throughout New England, New York, New Jersey and Washington, D.C. Fourteen restaurants feature Northern Italian cuisine and are operated under the Papa.Razzi trade name while twenty of the restaurants offer American-style cuisine. Since it opened its first restaurant in 1964, Back Bay has followed an operating philosophy of providing value to its customers by featuring generous portions of high quality food, a level of service that is typical of higher priced restaurants and moderate prices.

SRC Holdings, Inc.
284 Newbury Street
Boston, Massachusetts 02115
(617) 536-2800

           SRC Holdings, Inc. is a new corporation formed under the laws of Delaware by Charles F. Sarkis, the Chairman, President and Chief Executive Officer of Back Bay, solely for the purpose of engaging in the transactions proposed by the Merger Agreement. Mr. Sarkis is the sole director and President of SRC Holdings. Mr. Sarkis, The Westwood Group, Inc., Mark L. Hartzfeld, Francis P. Bissaillon, Ann Marie Lagrotteria and Richard P. Dalton (collectively, the "Affiliated Stockholders") will be the stockholders of the Acquiror immediately prior to the time the Merger becomes effective. If the Merger is consummated, SRC Holdings will merge with and into Back Bay, with Back Bay being the surviving corporation. The Affiliated Stockholders will be the stockholders of the surviving corporation. Accordingly, after the Merger, SRC Holdings will cease to be a going concern.

           SRC Holdings and Back Bay are affiliates as a result of being under common control. Consequently, an inherent conflict of interest would exist with respect to the Back Bay Board of Directors, as a whole, determining the fairness of this transaction to the Non-Affiliated Stockholders (as defined herein) because Messrs. Sarkis, Dalton and Bissaillon are directors of Back Bay and are concurrently engaged in the Merger as affiliates of SRC Holdings. In order to address this conflict of interest, the Board of Directors formed a special committee comprised solely of independent, non-employee directors (the "Special Committee") to consider various alternatives to maximize stockholder value for the Company and determine whether the proposed transaction is fair to the Non-Affiliated Stockholders.


                            Reasons for the Merger


           Each of the Back Bay Board of Directors and the Special Committee believes that the terms of the Merger and the Merger Agreement are fair to, and in the best interests of, Back Bay and its Stockholders (other than the Affiliated Stockholders). In reaching its decision, the Special Committee and the Back Bay Board of Directors each considered the following factors, among other things:

o The belief, based on Back Bay's historical financial performance and projections of future performance, and Schroder & Co. Inc.'s advice concerning the factors affecting the public markets' valuation of restaurant companies, that the Merger is more likely to maximize stockholder value than either the sale of Back Bay to an unaffiliated third-party or continuing to operate Back Bay as a publicly traded company. See "SPECIAL FACTORS--Background of the Merger."

o The history of the negotiations with respect to the merger consideration and the increase in the price per share to $10.25;

o The fact that the $10.25 per Share to be paid to Non- Affiliated Stockholders in the Merger represents (i) a premium of approximately 39.0% over the $7.37 closing sale price for the Shares on the Nasdaq National Market on October 30, 1998, the day SRC Holdings increased its offer to $10.25 per Share; (ii) a premium of approximately 12.3% over the $9.125 closing sale price for the Shares on the Nasdaq National Market on December 2, 1998, the last trading day prior to the execution of the Merger Agreement, and its subsequent public announcement; and (iii) a premium of approximately 46.0% over the average closing trading price per share of $7.01 during the twelve (12) months preceding the initial discussions of the Merger.

o The opinion, dated December 2, 1998, of Schroder & Co. Inc. that the cash consideration to be received by the holders of Back Bay Common Stock (other than the

           Affiliated Stockholders) is fair to such holders of Back Bay Common Stock from a financial point of view.


                   Recommendation to Back Bay's Stockholders


           Each of the Back Bay Board of Directors and the Special Committee believes that the Merger is in the best interest of Back Bay and its Stockholders (other than the Affiliated Stockholders) and recommends that you vote FOR the Merger.


                                  The Merger


           The Merger Agreement is attached as Annex I to this Proxy Statement. We encourage you to read the Merger Agreement as it is the legal document that governs the Merger.


What Stockholders Will Receive



           As a result of the Merger, Stockholders, other than the Affiliated Stockholders, will receive $10.25 in cash in exchange for each share of Back Bay Common Stock that they own. The Affiliated Stockholders will exchange their shares of Back Bay Common Stock for shares in SRC Holdings and will continue to be stockholders of the surviving corporation. As of February 15, 1999, the Affiliated Stockholders beneficially owned 1,011,975 shares, on a fully diluted basis, which represented approximately 28.3% of the fully diluted Back Bay Common Stock.


           After the Merger, Stockholders, other than the Affiliated Stockholders, will no longer retain any equity interest in Back Bay and accordingly will no longer participate in any future earnings of Back Bay nor be at risk for any future losses of Back Bay. (See "SPECIAL FACTORS--Detriments and Adverse Effects on the Company and its Stockholders of the Merger," "THE MERGER--Merger Consideration" and "THE MERGER AGREEMENT--The Merger.")

           Do not send in your stock certificates until instructed to do so after the Merger is completed.


What Will Happen to Back Bay?

           If the Merger is completed, SRC Holdings will be merged with and into Back Bay with Back Bay being the surviving corporation. Back Bay will no longer meet the requirements of a public company and its shares will no longer be listed or traded in the public market.


Conditions to the Merger

           The completion of the Merger depends upon satisfying a number of conditions. Among such conditions is a statutory requirement, which cannot be waived, that the holders of a majority of the outstanding shares of Back Bay Common Stock adopt the Merger Agreement and approve the Merger.

           In addition, under the terms of the Merger Agreement, there is a requirement, which can be waived on behalf of the Company by either the Board of Directors (if authorized by a majority of disinterested directors) or the Special Committee, that a majority of the Shares held by persons (the "Non-

Affiliated Stockholders"), other than the Affiliated Stockholders and William
B. Finneran, an individual investor in the Company who is neither an employee nor a director of the Company, and who, as of the Record Date, held 782,486 Shares or approximately 22.6% of the issued and outstanding shares of Company Common Stock, adopt the Merger Agreement and approve the Merger. At this time, the Company does not intend to waive this condition. It is anticipated that each Affiliated Stockholder will enter into a Voting and Shares Exchange Agreement with SRC Holdings, pursuant to which each will agree to vote all of the Shares owned by such Affiliated Stockholder to adopt the Merger Agreement and approve the Merger. (See "SPECIAL FACTORS--Interests of Certain Persons In The Merger; Conflicts of Interest--Voting and Shares Exchange Agreement."). Mr. Finneran has indicated to Back Bay that he intends to vote to adopt the Merger Agreement and approve the Merger unless a superior alternative transaction is proposed. Mr. Finneran has not received and will not receive any consideration from either SRC Holdings or Back Bay that is not being paid to Non-Affiliated Stockholders and will have the same rights with respect to his Shares as provided to each Non-Affiliated Stockholder.



           Finally, the Merger is also conditioned upon, among other things, the receipt by SRC Holdings of loan funds in an amount sufficient to complete the purchase of shares contemplated by the Merger Agreement. (See "THE MERGER AGREEMENT--Conditions to the Merger.")


Termination of the Merger Agreement

      Back Bay and SRC Holdings can mutually agree to terminate the Merger Agreement without completing the Merger.

      Either Back Bay or SRC Holdings can unilaterally terminate the Merger Agreement without completing the Merger, if any of the following occurs:

(a) The holders of a majority of the Shares do not approve the Merger as required by Delaware law;

(b) The Merger is not completed by June 30, 1999, provided that the failure to complete the Merger is not due to the failure of the party terminating the Merger Agreement to use its commercially reasonable best efforts to fulfill its obligations under the Merger Agreement; or

(c) Any law or regulation comes into effect that makes the Merger illegal, or the Merger is enjoined and such injunction is final and non-appealable.

           Back Bay may terminate the Merger Agreement if, among other things, any of the following occurs:

(a) A majority of the Shares held by the Non-Affiliated Stockholders do not vote to adopt the Merger Agreement and approve the Merger; or

(b) The Back Bay Board of Directors receives a proposal from another party, with respect to the purchase of Back Bay, that is of a higher price per share and on more favorable terms than those set forth in the Merger Agreement, and the Back Bay Board of Directors determines that it is likely to have a fiduciary duty to pursue such a superior proposal; or

(c) SRC Holdings breaches any of its representations, warranties or obligations under the Merger Agreement and such breach would have a material adverse effect on the proposed Merger.

           SRC Holdings may terminate the Merger Agreement if, among other things, the following occurs: Back Bay breaches any of its representations, warranties or obligations under the Merger Agreement and such breach would have a material adverse effect on the proposed Merger.


Termination Fees

           The Merger Agreement requires Back Bay to pay to SRC Holdings a termination fee of:

(a) $2,500,000 if, prior to the receipt of stockholder approval, the Board decides to terminate the Merger Agreement as a result of receiving a proposal from another party with respect to the purchase of Back Bay for a higher price per share and on more favorable terms than those set forth in the Merger Agreement; or

(b) The expenses of SRC Holdings relating to this transaction in full, up to $250,000, plus 50% of such expenses in excess of $500,000, but no more than a total reimbursement of $1,000,000 if the Merger Agreement is terminated because:


o      the stockholder vote required by Delaware law is not obtained;

o      the Merger is not consummated by June 30, 1999;

o      the Merger would be illegal or is enjoined;

o a majority of Non-Affiliated Stockholders do not vote to adopt the Merger Agreement and approve the Merger; or

o Back Bay breaches its representations, warranties and obligations under the Merger Agreement and such breach would have a material adverse effect on the Merger.

           (See "THE MERGER AGREEMENT--Termination of the Merger Agreement; Termination Fees.")


Vote Required

           In order to consummate the Merger, the Merger Agreement must be adopted by a majority of the outstanding shares of Back Bay Common Stock, as well as a majority of the Shares held by the Non-Affiliated Stockholders.


Governmental and Regulatory Matters

           The Company and the Acquiror do not believe that any governmental filings are required with respect to the Merger other than (i) filing a certificate of merger with the Secretary of State of the State of Delaware and
(ii) approval from certain liquor licensing authorities in connection with the change of control of the Company. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), prohibits certain transactions from occurring until certain governmental approvals have been obtained. Back Bay and SRC Holdings do not believe that the HSR Act applies to the Merger, and we do not expect to have any delays because of this law. However, the Department of Justice and the Federal Trade Commission continue to have the authority to challenge the Merger on antitrust grounds before or after the Merger is completed. (See "THE MERGER--Conditions to the Merger; --Certain Regulatory Matters.")


Accounting Treatment

           SRC Holdings expects that the Merger will be accounted for in accordance with the principles of purchase accounting.


Opinion of Back Bay's Financial Advisor

           In deciding to approve the Merger Agreement, Back Bay's Board of Directors, including the Special Committee, considered the opinion of its financial advisor, Schroder & Co. Inc., that as of December 2, 1998, and subject to certain assumptions and other matters described therein, the cash price of $10.25 per Share offered in the Merger was fair, from a financial point of view, to the Stockholders (other than the Affiliated Stockholders). This opinion is attached as Annex II. We encourage you to read this opinion, although it is limited to the fairness, from a financial point of view, of the cash price offered to the Stockholders (other than the Affiliated Stockholders) and does not constitute a recommendation as to how you should vote. (See "REPORT FROM BACK BAY'S FINANCIAL ADVISOR; FAIRNESS OF THE TRANSACTION.")


Report From SRC Holdings' and the Affiliated Stockholders' Financial Advisor

           SRC Holdings and the Affiliated Stockholders were advised with respect to certain financial matters relating to the Merger by Tucker Anthony Incorporated ("Tucker Anthony"). On October 21, 1998, Tucker Anthony presented a report to the Special Committee which contained analyses intended to support the fairness of a transaction at a price equal to or greater than $9.50 per share based upon a review of comparable transactions in the restaurant industry, comparable companies analysis and earnings valuations. Tucker Anthony did not provide a fairness opinion relating to this transaction to the Acquiror nor to the Affiliated Stockholders. (See "SPECIAL FACTORS--Background of Merger.")


Important Federal Income Tax Consequences

           The cash that will be received by each Stockholder in exchange for his or her shares will likely be treated as a sale of stock generating capital gain equal to $10.25 minus the amount that the Stockholder paid for the shares. Individual Stockholders should consult their tax advisor to determine the tax treatment applicable to the sale of their particular shares. (See "THE MERGER--Federal Income Tax Considerations.")


Rights of Dissenting Stockholders

           Under Delaware law, Stockholders who do not vote in favor of the Merger and who comply with certain notice requirements and other procedures will have the right to be paid cash for the "fair value" of their shares. "Fair value" may be more or less than the $10.25 to be paid to the Stockholders (other than the Affiliated Stockholders) under the Merger Agreement. Dissenting Stockholders must precisely follow specific procedures to exercise this right, or the right may be lost. These procedures are described in this Proxy Statement, and a copy of the applicable portion of Delaware law that grants dissenters' rights is attached as Annex III. (See "APPRAISAL RIGHTS.")


Delisting of Back Bay Common Stock

           The shares of Back Bay Common Stock will be delisted from the Nasdaq Stock Market's National Market and there will no longer be a public market for Back Bay Common Stock after the Merger. (See "THE MERGER--Nasdaq Delisting.")

                                 INTRODUCTION


     This Proxy Statement is being furnished to holders (the "Stockholders") of common stock of Back Bay Restaurant Group, Inc. ("Back Bay" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Special Meeting of Stockholders (the "Special Meeting") to be held at Papa.Razzi Restaurant, CambridgeSide Galleria, Cambridge, Massachusetts, on March __, 1999, beginning at 11:00 a.m. Eastern Time, and at any adjournments or postponements thereof. This Proxy Statement is accompanied by a form of Proxy for use at the Special Meeting. At the Special Meeting, the Stockholders will be asked to adopt the Merger Agreement, dated as of December 3, 1998 (the "Merger Agreement"), by and between Back Bay and SRC Holdings, Inc., a Delaware corporation ("SRC Holdings" or the "Acquiror"), pursuant to which SRC Holdings will be merged (the "Merger") with and into the Company, with the Company being the surviving corporation of the Merger (the "Surviving Corporation").


     This Proxy Statement and the accompanying form of Proxy are being mailed to Stockholders on or about February __, 1999.


MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, the Stockholders will be asked to consider and vote upon a proposal to adopt the Merger Agreement. If the requisite votes in favor of the proposal are obtained and certain other conditions are satisfied or, where permissible, waived:

     (i) the Acquiror will be merged with and into the Company with the Company being the Surviving Corporation and

     (ii) except as set forth below, each share of common stock of Back Bay ("Company Common Stock" or "Share") issued and outstanding immediately prior to the filing of a certificate of merger with the Secretary of State of the State of Delaware (the "Effective Time") will be converted into the right to receive $10.25 in cash, without interest.

     Shares held at the Effective Time in the Company treasury or by the Acquiror will be canceled without payment. Shares in respect of which appraisal rights have been perfected properly under Section 262 of the Delaware General Corporation Law (the "DGCL") will be entitled to receive the consideration provided for by the DGCL. Shares held by Charles F. Sarkis, The Westwood Group, Inc., Mark L. Hartzfeld, Francis P. Bissaillon, Ann Marie Lagrotteria and Richard P. Dalton (collectively, the "Affiliated Stockholders") will be contributed to the Acquiror, on or before the closing date of the Merger (the "Closing Date") in exchange for shares in the Acquiror. As a result of the Merger, the Affiliated Stockholders will become the stockholders of the Surviving Corporation.

     The affirmative vote of a majority of the outstanding Shares entitled to vote at the Special Meeting is required by the DGCL and, unless waived by the Special Committee or the Board (if authorized by a majority of disinterested directors), the affirmative vote of a majority of the outstanding Shares held by persons (the "Non-Affiliated Stockholders"), other than the Affiliated Stockholders and William B. Finneran, is required pursuant to the terms of the Merger Agreement to effect the Merger.

     It is currently anticipated that the Merger will occur as promptly as practicable after adoption of the Merger Agreement by the Stockholders at the Special Meeting and the satisfaction or, where permissible, waiver of the other conditions to the consummation of the Merger. There can be no assurance that, even if the requisite stockholder approval is obtained, the other conditions to the Merger will be satisfied or waived, or that the Merger will be consummated. See "SPECIAL FACTORS--Risk that the Merger Will Not Be Consummated." A copy of the Merger Agreement is attached to this Proxy Statement as Annex I. For additional information concerning the terms and conditions of the Merger, see "THE MERGER" and "THE MERGER AGREEMENT."

     The Acquiror is a newly incorporated entity organized by Charles F. Sarkis, the Company's Chairman, President and Chief Executive Officer, for the purpose of effecting the transactions described in this Proxy Statement. Upon consummation of the Merger, the Company will be the Surviving Corporation, and accordingly, SRC Holdings will cease to be a going concern. The principal executive offices of SRC Holdings are located at 284 Newbury Street, Boston, Massachusetts 02115, telephone number (617) 536-2800.

     The disinterested members of the Board and a special committee of the Board, comprised solely of the independent, non-employee directors of the Company (the "Special Committee"), have each unanimously voted to approve the Merger Agreement and the Merger, and have determined that the Merger is fair to, and in the best interests of, the Company and the Stockholders (other than the Affiliated Stockholders) and recommended that the Stockholders vote in favor of adoption of the Merger Agreement and approval of the Merger. For a discussion of the factors considered by the Special Committee and the Board in reaching its conclusions, see "SPECIAL FACTORS--Fairness of the Merger; Recommendation of the Board of Directors." For a description of certain interests of certain of the Company's directors and officers that may have presented them with actual or potential conflicts of interest in connection with the Merger, see "SPECIAL FACTORS--Background of the Merger," "--Purpose of the Merger" and "--Interests of Certain Persons in the Merger; Conflicts of Interest."


VOTING AT THE SPECIAL MEETING


     The Board has fixed the close of business on February 15, 1999 as the "Record Date" for determining the Stockholders entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of record of Shares as of the Record Date will be entitled to notice of and to vote at the Special Meeting. On the Record Date, there were 3,462,142 Shares, held by approximately 50 holders of record, outstanding and entitled to vote. Stockholders may cast one vote per Share, either in person or by properly executed proxy, on each matter to be voted on at the Special Meeting. Under the DGCL, 1,731,072 Shares must vote in favor of adopting the Merger Agreement. On the Record Date, there were 1,784,902 Shares eligible to vote held by Non-Affiliated Stockholders, of which a majority (892,452 Shares) will need to be voted in favor of the Merger in order to satisfy the conditions of the Merger Agreement, unless waived by either the Special Committee or the Board (if authorized by a majority of disinterested directors). (See "THE MERGER AGREEMENT--Conditions to the Merger").

     Votes cast in person or by Proxy at the Special Meeting will be tabulated by EquiServe (the "Transfer Agent"). The Transfer Agent will treat abstentions as Shares that are present and entitled to vote. In addition, if a broker submits a Proxy indicating that it does not have discretionary authority as to certain Shares to vote on a particular matter, those Shares will be treated as present and entitled to vote.


THE MERGER CONSTITUTES A MATTER OF GREAT IMPORTANCE TO STOCKHOLDERS OF THE COMPANY. IF THE MERGER AGREEMENT IS ADOPTED AND THE MERGER IS CONSUMMATED, THE OWNERSHIP INTERESTS OF THE STOCKHOLDERS IN THE COMPANY (OTHER THAN THE ONGOING INTEREST OF THE AFFILIATED STOCKHOLDERS) WILL CEASE IN EXCHANGE FOR THE RIGHT TO RECEIVE A CASH PAYMENT OF $10.25 PER SHARE OR TO PURSUE APPRAISAL RIGHTS. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CONSIDER CAREFULLY THE INFORMATION PRESENTED IN THIS PROXY STATEMENT.

     Because the vote on the Merger Agreement and the transactions contemplated thereby, including the Merger, requires the approval of holders of a majority in interest of the votes entitled to be cast by the holders of all outstanding shares of Company Common Stock as well as the approval of holders of a majority in interest of the votes entitled to be cast by the Non-Affiliated Stockholders, an abstention and a broker non-vote will have the same effect as a vote against this proposal.


PROXIES

     All Shares represented at the Special Meeting by properly executed Proxies received prior to or at the Special Meeting, and not revoked before their use, will be voted in accordance with the instructions thereon. If no instructions are given, properly executed Proxies will be voted FOR the adoption of the Merger Agreement and approval of the Merger. If any other matters are properly presented to the Special Meeting or any adjournments or postponements thereof, the persons named in the enclosed form of Proxy as acting thereunder will have discretion to vote on such matters in accordance with their best judgment. The Company does not know of any matters other than the adoption of the Merger Agreement and approval of the Merger that will be presented at the Special Meeting.

     A Stockholder who has given a Proxy may revoke it at any time before it is voted at the Special Meeting, or any postponements or adjournments thereof, by filing with the Secretary of the Company, at the address of the Company set forth herein, a written revocation bearing a later date than the Proxy being revoked, or by submission of a validly executed Proxy bearing a later date than the Proxy being revoked, or by attending the Special Meeting, or any postponements or adjournments thereof, and voting in person (although attendance at the Special Meeting, or any postponements or adjournments thereof, will not in and of itself constitute revocation of a Proxy). Proxies are being solicited by and on behalf of the Board. The Company will bear the cost of the Special Meeting and the cost of soliciting Proxies therefor, including the cost of printing and mailing the Proxy material.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM


     Only holders of Company Common Stock at the close of business on February 15, 1999 will be entitled to receive notice of and to vote at the Special Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 3,462,142 Shares of Company Common Stock. Shares of Company Common Stock represented by properly executed Proxies which are marked "abstain" will be counted as Shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to "street name" shares that are voted by brokers will be counted as Shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as Shares having voted at the Special Meeting as to any proposal as to which authority to vote is withheld by the broker.

     The presence, in person or by Proxy, at the Special Meeting of the holders of at least 1,731,072 shares of Company Common Stock, i.e., a majority in interest of the Shares of Company Common Stock outstanding on the Record Date, is necessary to constitute a quorum for the transaction of business.



SOLICITATION OF PROXIES

     The Company will bear the cost of the solicitation of Proxies. In addition to solicitation by mail, the directors, officers and employees of the Company may solicit Proxies from Stockholders by telephone, facsimile or in person. Such directors, officers and employees will not be additionally compensated for any such solicitation but may be reimbursed for out-of-pocket expenses in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for their forwarding of solicitation material to the beneficial owners of Shares held of record by such persons and Company will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.


     Morrow & Co., Inc. will assist in the solicitation of Proxies by the Company for a fee of $7,500, plus reasonable out-of-pocket expenses and a reasonable fee for each telephone solicitation.


HOLDERS OF COMPANY COMMON STOCK SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                SPECIAL FACTORS


RECOMMENDATION OF THE BOARD OF DIRECTORS

     At a special meeting held on December 2, 1998, the Board, upon the unanimous recommendation of the Special Committee, approved the Merger Agreement and the transactions contemplated thereby and determined that the Merger was fair to, and in the best interests of, the Company and the Stockholders (other than the Affiliated Stockholders). The Board recommends that the Stockholders vote FOR the adoption of the Merger Agreement and the transactions contemplated thereby.


BACKGROUND OF THE MERGER

     On April 22, 1997, the Company engaged Schroder & Co. Inc. ("Schroders") to assist the Company in examining various strategic alternatives including (i) the acquisition of other restaurant groups, (ii) a recapitalization, (iii) a sale of the Company, and (iv) a management buyout. Over the next several months, Schroders worked with the Company to develop a thorough understanding of the Company, its position in the marketplace and the opportunities which would most closely match the Company's business and market position. At that time, the Company and Schroders reviewed the recent financial history of the Company and the range of opportunities available to the Company. The Company decided not to pursue any of the strategic alternatives suggested by Schroders at that time in order to continue to seek to improve its financial performance and to avoid the potential operational and financial risks associated with such strategic alternatives.

     On April 7, 1998, Charles F. Sarkis informed Schroders of his desire to explore the feasibility of a management buyout of the Company. Schroders informed Mr. Sarkis that he should advise the Board of his intentions and seek authority to proceed. Mr. Sarkis thereafter informed the Board of his desire to explore a management buyout.

     On June 2, 1998, the Board formed the Special Committee to consider various alternatives to maximize stockholder value for the Company. The Special Committee consists of Messrs. Irwin Chafetz, Richard K. Howe, Joseph M. Cassin and Robert S. Parker, with Mr. Chafetz serving as Chairman. On that same date, the Special Committee engaged Schroders to provide financial advisory and investment banking services to the Board and the Special Committee in connection with the exploration and evaluation of such alternatives.

     On June 23, 1998, the Special Committee met in Boston with representatives of Schroders and with legal counsel retained by the Special Committee. At that meeting, representatives of Schroders discussed with the Special Committee various alternatives available to the Company to maximize stockholder value. The primary alternatives considered included (i) continuing as a public company, (ii) a sale of the Company, and (iii) a management buyout.

     At that meeting, the Special Committee and Schroders discussed that after becoming a public company in 1992, the Company attempted to rapidly expand the number of restaurants it operated--primarily Papa.Razzi stores--in an effort to achieve the type of high revenue and earnings growth that is valued by the public markets. This strategy proved unsuccessful. The Company's net income for the fiscal year ended December 25, 1994 fell to $501,000 from $3,462,000 for the fiscal year ended December 26, 1993, and the Company had a net loss of $2,810,000 for the fiscal year ended December 31, 1995. During the same period, the price per share of Company Common Stock fell from a high of $20.25 per share on February 17, 1994 to a low of $3.00 per share on September 5, 1995.

     Beginning in 1996, the Company's management instituted a turnaround strategy which improved the Company's financial performance. During that time, the Company's senior management focused on operating the business profitably rather than achieving rapid growth. Specifically, the Company (i) closed several underperforming restaurants, (ii) made significant capital expenditures to refurbish existing restaurants (iii) instituted new training practices for personnel, and (iv) improved the Company's internal controls. In addition, the Company opened three new Joe's American Bar & Grill stores. As a result of these measures, beginning in 1997, the Company's net income began to improve and was projected to recover to $2,200,000 by the end of 1998, 64% of the Company's net income in 1993 when the Company began its aggressive unit expansion program.

     The Special Committee considered that the Company's recent net income increase beginning in 1997 was driven primarily by a one time margin expansion from extremely depressed levels rather than from sustainable revenue and unit growth. The Company had demonstrated its inability to generate the type of rapid revenue and unit growth generally expected by the public equity markets for small capitalization restaurant companies. The Company's long-term prospects for sales growth were projected to be only a moderate 7.5% annually.

     In addition to a poor historical track record of growth and limited projected growth prospects, Schroders discussed that the Company's public market valuation may also be further constrained by the following factors: (i) that the Company has an extremely small market capitalization with limited public float and illiquid trading volume; (ii) that the Company receives no research coverage from securities analysts; (iii) that the Company has generally lower sales and profitability and fewer units than comparable public companies; (iv) that the Company operates multiple unrelated restaurant concepts compared with the greater business focus of comparable public companies; (v) that the Company has generally less geographic diversity than comparable public companies; (vi) that the Company has generally lower margins than comparable public companies; and (vii) that the Company has no owned real estate compared with significant owned real estate assets in the case of some comparable public companies.

     In light of these factors, the Special Committee determined that the Company could probably most effectively maximize stockholder value by pursuing an alternative strategy to continued public ownership. Schroders reviewed the alternatives available to the Company and advised the Company to pursue a sale of the Company.

     Schroders advised the Special Committee that, for the reasons described below, it believed a management buyout had the highest probability of providing the best value for Stockholders, especially if the Special Committee was reluctant to disrupt the Company to pursue a formal sale process. Schroders recommended that the Special Committee negotiate with management within a reasonable time frame to obtain a fair and fully financed offer for a management buyout. Schroders concluded that potential strategic and financial buyers were unlikely to pay a premium valuation for the Company because: (i) the Company's multiple unrelated restaurant concepts would deter buyers who were interested in one concept but not in the others; (ii) a division of the Company into its separate concepts did not appear to be economically viable;
(iii) the Company had lower operating margins and historical growth rates than comparable companies; (iv) the Company had not demonstrated that its restaurant concepts are suitable for replication into a large restaurant chain; and (v) the Company had not proven the portability of its concepts outside of a narrow geographic area.

     In addition, the Special Committee was informed that the leases for five of the Company's restaurant locations include provisions which would require landlord consent to a change of control of the Company, including an acquisition of the Company by a purchaser that is not controlled by Mr. Sarkis. All of these lease provisions are contained in leases with third party landlords which required such provisions as a condition of their willingness to lease space to the Company. Schroders and the Special Committee discussed that such provisions would likely be an impediment to any prospective third-party buyer, whether strategic or financial, and would probably cause any such buyer to reduce the price it would be willing to pay for the Company. The Special Committee and Schroders also discussed that the Change of Control Severance Agreements between the Company and certain members of the Company's management would likely be an impediment to any third party purchaser that would not intend to retain the Company's existing management. See "--Interests of Certain Persons in the Merger; Conflicts of Interest."

     The Special Committee also considered the alternative of selling one or more of the Company's restaurant concepts to a third- party or parties. Schroders discussed with the Special Committee that a strategy of selling only part of the Company would not improve the Company's fundamental weaknesses as a public company, as discussed above. Furthermore, Schroders discussed that a break-up of the Company into its separate concepts might not be economically viable because of (i) potential adverse tax consequences and (ii) the cost of either dismantling the Company's overhead or absorbing it into a smaller company. Accordingly, the Special Committee determined that this alternative was unlikely to maximize stockholder value.

     Schroders discussed with the Special Committee that Mr. Sarkis, with his superior understanding of the Company and his personal interest as founder of the Company, would be more likely to place a higher value on the Company and to complete a transaction than a third-party purchaser. In addition, the purchase price that management would be willing to pay would not be constrained by the above-mentioned lease provisions or Change of Control Severance Agreements.


     The Special Committee discussed with Schroders the alternatives of engaging in exclusive negotiations with management or soliciting additional potential buyers and determined that exclusive negotiations with management were likely to maximize value for the Stockholders. Exclusive negotiations would avoid the disruption and distraction of management which the Company would experience if the Company solicited alternative buyers. In addition, the Special Committee was concerned that if it solicited additional potential buyers and failed to attract substantial interest in the Company, management would offer to pay less than in an exclusively negotiated transaction. By negotiating with management without soliciting other buyers, the Special Committee believed it would be able to use the threat of soliciting alternative buyers as a means to increase the price management was willing to pay for the Company. In addition, in order to ensure that stockholder value could be maximized, the Special Committee insisted that any transaction with the Company's management must be structured in a manner that would permit alternative purchasers to pursue an acquisition of the Company if they were prepared to offer greater value to the Stockholders than would be achieved by a management buyout. See "THE MERGER AGREEMENT--No Solicitation; Acquisition Proposals." The Special Committee determined that it would not permit management to secure sufficient votes to approve its transaction before the transaction was publicly announced and alternative purchasers had an opportunity to compete, that any transaction with management would have to be terminable by the Board if a superior proposal emerged, and that any breakup fee payable on termination be of a size that would not unreasonably deter other bidders from emerging. To date, no alternative purchaser has made a proposal to acquire the Company, and the Company has not engaged in negotiations with any party other than the Acquiror.


     Schroders' written presentation to the Special Committee at the June 23, 1998 meeting included a preliminary valuation of the Company. In arriving at such valuation, Schroders performed analyses similar to those performed in connection with its fairness opinion. See "REPORT FROM BACK BAY'S FINANCIAL ADVISOR; FAIRNESS OF THE TRANSACTION." Schroders' preliminary valuation on the basis of comparable merger and acquisition transactions analysis indicated a valuation range of $7.90 to $17.50 per Share; its public restaurant comparables analysis (including a 30% premium) indicated a valuation range of $9.75 to $17.62 per Share, the discounted cash flow analysis indicated a valuation range of $9.58 to $13.80 per Share.

     At the conclusion of the meeting on June 23, 1998, for the reasons described above, the Special Committee decided to explore the feasibility of a management buyout without foreclosing its option to consider or pursue alternative ways to maximize stockholder value. The Special Committee requested that Schroders inform management that if management was interested in pursuing a buyout transaction, it should make a fully financed offer at a price that would justify a decision by the Special Committee not to solicit alternative purchasers.

     On June 30, 1998, the Acquiror, on behalf of itself and the Affiliated Stockholders, engaged Tucker Anthony Incorporated ("Tucker Anthony"), a nationally recognized investment banking firm, to assist in the preliminary review and evaluation of the Company, advise the Acquiror and the Affiliated Stockholders in the development of an overall strategy for a transaction with the Company, assist in the preparation and negotiation of a definitive merger agreement and identify and contact potential capital sources. Tucker Anthony, as part of its investment banking activities, regularly engages in the valuation of businesses and their securities in connection with merger transactions and other types of transactions. The Acquiror selected Tucker Anthony as a financial advisor on the basis of its experience and expertise in transactions similar to the contemplated transaction, its reputation and experience with restaurants and investment communities and its historical investment banking relationship with the Company. Tucker Anthony served as an underwriter to the Company in connection with the Company's 1992 initial public offering.

     On August 5, 1998, the Special Committee met in Boston with representatives of Schroders and with legal counsel to the Special Committee, as well as with Mr. Sarkis and other members of the Company's management. At that meeting, management described for the Special Committee the Company's operating performance and prospects and its strategy for future growth. For a summary of the projections management presented to the Special Committee, see "--Certain Projections." Mr. Sarkis also informed the Special Committee that the Acquiror was interested in preparing and presenting a proposal to the Special Committee for a transaction in which the Acquiror would acquire all of the outstanding shares of Company Common Stock. Mr. Sarkis informed the Special Committee that the Acquiror had begun discussions with potential lenders and investors with respect to such a transaction. After Mr. Sarkis and members of the Company's management left the meeting, the Special Committee discussed the Company's prospects with Schroders and the reasonableness of the Company's projections. Schroders expressed its view that the Downside and Moderate/Base cases were more consistent with the Company's historical performance than the Ideal case. See "--Certain Projections."


     On August 5, 1998, the Acquiror agreed to treat as confidential certain information provided to it by or on behalf of the Company. The Acquiror and the Company entered into a Confidentiality Agreement which provides that until June 30, 1999, the Acquiror will not, except at the written request of the Board, engage in certain transactions or take certain actions involving the Company's securities, or seek to control or influence the management, Board or policies of the Company.

     On September 25, 1998, Schroders received from the Acquiror an informal initial proposal to purchase all of the issued and outstanding shares of Company Common Stock at a price of $9.50 per share. After consultation with Schroders, the Special Committee informed the Acquiror that the proposed price was not sufficiently high.

     On October 19, 1998, the Special Committee received from the Acquiror a letter outlining a proposal to purchase 100% of the outstanding shares of Company Common Stock for $9.50 per Share in cash. In addition to the $9.50 per Share offer price, the Acquiror's initial proposal called for the transaction to be structured as a two-tier transaction whereby there would be a first-step cash tender offer to all public Stockholders for all of the outstanding shares of Company Common Stock, which would be kept open for twenty business days, and which in turn would be followed by a second-step short form merger of the Company and the Acquiror. It was further proposed that Mr. Sarkis and the other Affiliated Stockholders would retain 100% of their existing equity in the Company. The consummation of the proposed transaction would have been subject to certain terms and conditions, including, without limitation, (i) the receipt of financing in amounts and on terms satisfactory to the Acquiror, (ii) that the Acquiror purchase in the tender offer at least ninety percent (90%) of the Company Common Stock owned by Stockholders, other than the Affiliated Stockholders, (iii) approval of the transaction by the Board, (iv) the absence of any litigation seeking to challenge the fairness of the transaction or seeking to restrain the consummation thereof, and (v) the execution by William B. Finneran, an individual investor in the Company who is neither an employee nor a director of the Company and who, as of the Record Date, held 782,486 Shares or approximately 22.6% of the issued and outstanding shares of Company Common Stock, of an agreement pursuant to which Mr. Finneran would agree to tender his shares of Company Common Stock to the Acquiror in the tender offer and would agree to vote in favor of the merger of the Acquiror with and into the Company. The terms of the proposed transaction also included (i) that the Company agree not to solicit or engage in discussions with any other party, including Mr. Finneran, with respect to the acquisition of the Company, (ii) that in the event that the Board, in good faith and based on advice of outside counsel and an investment banker, wished to exercise its fiduciary duty and enter into an alternative transaction, such transaction must (a) be more favorable than the transaction proposed by the Acquiror, and (b) be fully financed, and (iii) that in the event the Company consummated a transaction with a party other than the Acquiror, the Company would pay to the Acquiror a breakup fee equal to $2,000,000, plus reimbursement of all of the Acquiror's fees and out-of-pocket costs and expenses incurred in connection with the proposed transaction (which expenses, it was estimated, might be as high as $2,200,000). The Acquiror also sought a sixty-day exclusivity period commencing October 19, 1998, during which the Company would agree not to solicit, initiate or negotiate with respect to any strategic transaction with any third party, or provide any confidential information about the Acquiror's proposal or the Company to any third-party without the Acquiror's consent.

     A meeting of the Special Committee was convened in Boston on October 21, 1998 to discuss the proposal made by the Acquiror in the letter dated October 19, 1998. Mr. Sarkis and the Acquiror's advisors made a formal presentation of such proposed transaction to the Special Committee. At this meeting, representatives of Tucker Anthony presented a written report to the Special Committee to demonstrate the benefits of the Acquiror's proposal (the "Tucker Anthony Report"). The purpose of the Tucker Anthony Report was to advance the Acquiror's bargaining position. Tucker Anthony was not engaged by either the Company or the Acquiror to render a fairness opinion.

     The analyses in the Tucker Anthony Report included: (i) a comparison of the multiples of enterprise value to revenues, earnings before interest taxes, depreciation and amortization ("EBITDA") and earnings before interest and taxes ("EBIT") of the latest twelve months ("LTM"), and market capitalization to earnings based on the then current enterprise value and market capitalization of the Company compared to the same multiples for certain other comparable publicly traded companies; (ii) a comparison of the Company's current enterprise value and an enterprise value based on the proposed $9.50 per Share price as multiples of LTM EBITDA to the multiples of enterprise value to LTM EBITDA of other comparable publicly traded companies; (iii) an analysis of the imputed value of the Company's stock price calculated by applying the premiums paid in other merger and acquisition transactions to the Company's stock price at certain points prior to the announcement of the transaction; (iv) a comparison of the stock price performance of the Company to certain indices;
(v) an analysis of LTM EBITDA multiples paid in comparable merger and acquisition transactions; (vi) an analysis of when restaurant mergers have occurred over the past two years, and how the announcements of those transactions corresponded to the level of Standard and Poor's Restaurant Index; and (vii) a discounted cash flow analysis based on management's projections.

     The Tucker Anthony Report reviewed the Company's performance and relative valuation in an effort to show (i) that the size of the market capitalization has an impact on valuation; (ii) that the Company's Share price was fairly valued at that time and thus did not require an excessive premium; (iii) that the proposed price presented a premium over market that was consistent with other comparable transactions; (iv) that future growth could be achieved only through conversion of existing stores and aggressive expansion, avenues that previously had produced less than impressive results; and (v) that a price of $9.50 per Share was within a range of fairness. Specifically, the Tucker Anthony Report indicated that the Company had publicly announced ten consecutive quarters of improved earnings over the comparable prior year period. Over this period, the Company's per Share price had appreciated by approximately 51% compared to its 52-week low. However, according to the Tucker Anthony Report, the most recent periods analyzed depicted that the earnings growth was slowing, indicating that most operational efficiencies had been realized and that future growth (and thus Share price appreciation) would result from less controllable efforts such as new store openings and conversions of existing sites.

     The Tucker Anthony Report further analyzed the relative price performance of shares of Company Common Stock since the beginning of 1998 versus the Russell 2000 and two indices comprising comparable companies (the "Comparable Companies"). The Comparable Companies represented a selected group of restaurant companies with a market capitalization of $150 million or less. Tucker divided the Comparable Companies into two groups: (i) companies with a market capitalization of less than $50 million (the "Smaller Capitalization

Comparables"), and (ii) companies with a market capitalization of greater than $50 million (the "Larger Capitalization Comparables"). The Smaller Capitalization Comparables consisted of: Shell Seafood Restaurants, II Fornaio (America) Corporation, Max & Erma's Restaurants, Benihana Inc. and Ark Restaurants Corporation. The Larger Capitalization Comparables consisted of:
Main Street & Main, Inc., Roadhouse Grill, Inc., Chart House Enterprises, Inc., Rock Bottom Restaurants, Inc., Uno Restaurant Corporation, and Quality Dining, Inc. During the period reviewed, the Company's Share price had outperformed the Russell 2000 by 47%, and the Smaller Capitalization Comparables and the Larger Capitalization Comparables by 69% and 39%, respectively, indicating, according to the Tucker Anthony Report, that the stock price was fairly valued. Tucker Anthony believed that it was more appropriate to compare the Company more closely with those companies that are part of the Smaller Capitalization Comparables in light of the then market capitalization of the Company of approximately $27.8 million.

     The Tucker Anthony Report further analyzed the Company's enterprise value as a multiple of LTM EBITDA and compared that to the same multiples of the Comparable Companies. The multiple for the Company at that time (3.3x), based on its then price per share of $7.00, was above the comparable LTM EBITDA multiple for the Smaller Capitalization Comparables (3.1x). Similarly, an analysis of the enterprise value based on a $9.50 price per Share as a multiple of LTM EBITDA for the Company (5.9x) indicated that the proposed value was in excess of the aggregate mean of the Comparable Companies (4.5x).

     The Tucker Anthony Report also reviewed the enterprise value of the Company as a multiple of LTM revenues, LTM EBITDA and LTM EBIT, and the equity value of the Company as a multiple of LTM earnings per share and of book value. This analysis showed that at the time of the presentation of the Tucker Anthony Report, shares of Company Common Stock were trading in a range consistent with the multiples of the Smaller Capitalization Comparables. A comparison of the multiples follows below:




                                                   Smaller Capitalization
                                       Company          Comparables
                                      ---------   -----------------------
Total Capitalization/LTM Revenues        0.29x              0.33x
Total Capitalization/LTM EBITDA          3.34x              3.08x
Total Capitalization/LTM EBIT            6.80x              4.79x
Price/EPS                               10.45x              9.64x
Price/Book Value                         0.84x              1.04x



     Additionally, the Tucker Anthony Report presented an analysis of comparable merger transactions and depicted the premium represented by the transaction price to the Share price of the target four weeks, one week and one day prior to the announcement of a transaction, and how the transaction price compared as a percentage of the target's 52-week share price range. The imputed valuations derived by applying the premium percentages obtained from such review of comparable merger transactions to the Company's Share price at the time of the presentation (approximately four weeks prior to announcement) and to its 52-week high/low ranged from $9.12 to $10.45, which the Tucker Anthony Report found further supported the proposed $9.50 price per Share.

     Finally, the Tucker Anthony Report included a summary of the discounted cash flow analyses based on management's projections. The discounted cash flow analyses performed on the "moderate" case projections implied a range, the mid-point of which was $9.78. Those projections utilized terminal LTM EBITDA multiples of 5.0 to 6.0 and discount rates of 17.5% to 22.5%, assumed LTM EBITDA margins of approximately 9.8%, average unit sales growth of slightly less than 1% and finally, that ten new stores or conversions with LTM EBITDA margins approximating the chain average would be opened during the course of the projection period. See "--Certain Projections."

     After the presentation of the Tucker Anthony Report, Mr. Sarkis and the Acquiror's advisors were excused from the meeting. Representatives of Schroders presented a written report to the Special Committee setting forth Schroders' analysis of the Company's prospects, current market conditions and the Acquiror's proposal. Schroders described to the Special Committee recent events in the public markets and detailed the reasons why the Company's fundamentals justified a valuation at or below the lower end of the range indicated by both the comparable merger and acquisition transactions and the public restaurant comparables analyses. Schroders used eight financial criteria to rank the Company compared to fifteen comparable companies. The following is a summary of the Company's relevant financial data and its ranking among such companies:

                                                        Back Bay        Ranking out of 16
1998 Estimated Sales                                $99 million                15
1998 Estimated EBITDA Margin                         8.7%                      16
1998 Estimated Sales Growth                          4.5%                      14
1998 Estimated EBITDA Growth                        15.2%                      11
Market Capitalization (as of October 16, 1998)      $24 million                16
Average Daily Trading Volume (in dollars)           $48 thousand               16
 (between October 15, 1997 and October 15, 1998)
Rent Payments as a Percentage of Sales               6.1%                      15
 (for the last full fiscal year)
Real Estate Value per Share                         $  0                       16
-------------------------------------------------   ----                       --
Average                                              NM                        15



     While the Company's financial criteria ranked at or near the bottom of its comparables, its EBITDA multiple and P/E multiple were in the middle of its comparables, ranking tenth and seventh, respectively out of the sixteen comparable companies. The Special Committee also received advice from its legal counsel with respect to its fiduciary duties in connection with such proposal. The Special Committee decided that the proposal merited further consideration, and authorized its advisors to negotiate the terms of the proposed transaction with the Acquiror and the Acquiror's advisors in order, among other things, to obtain a higher price per Share.


     On October 23, 1998, legal counsel to the Special Committee and representatives of Schroders met with legal counsel and the financial advisors to the Acquiror to negotiate the terms of the proposed transaction. The principal issues which were raised by legal counsel to the Special Committee and by Schroders at such meeting included: (i) that the $9.50 per Share price offered by the Acquiror was too low, (ii) that the terms and conditions of the draft financing commitment letters provided to the Special Committee by the Acquiror were too vague, (iii) that any tender offer must be open long enough to permit a potential alternative purchaser to emerge, (iv) that the Special Committee would insist that it preserve its ability to consider and pursue superior transaction proposals to maximize stockholder value, (v) that the minimum number of Shares required to be tendered in order to consummate the proposed transaction should be reduced, (vi) that the scope of the other conditions to the Acquiror's obligation to consummate the proposed transaction should be narrowed and that the Company should be able to prevent the Acquiror from consummating the proposed transaction if the transaction were not supported by a majority of the Non-Affiliated Stockholders, (vii) that the situations in which the proposed breakup fee would be payable should be narrowed and the amount of such breakup fee should be reduced, and that the Special Committee would insist that the terms of any breakup fee not unreasonably discourage an alternative purchaser from emerging; and (viii) that there should be no exclusivity period during which the Special Committee could not pursue alternative transactions prior to the Company and the Acquiror entering into a definitive agreement.

     On October 26, 1998, the Acquiror delivered a modified proposal letter to the Special Committee which increased its offer to $10.00 per Share and made other concessions with respect to the structure of the transaction, including
(i) an increase in the duration of the proposed tender offer from twenty to twenty-five business days, (ii) an agreement that the Acquiror would not consummate the tender offer or any merger unless a majority of the issued and outstanding shares of Common Stock held by Stockholders other than the Affiliated Stockholders were tendered to the Acquiror or voted in favor of such merger, (iii) changes to the scope of the conditions to consummation of the transaction (iv) the terms of a proposed agreement with Mr. Finneran, (v) loosening the restrictions on the Special Committee's ability to consider alternative transaction proposals, and (vi) a revised proposal regarding the breakup fee.

     During the next two days, legal counsel to the Special Committee and representatives of Schroders continued to negotiate with legal counsel and the financial advisors to the Acquiror with respect to the terms of the proposed transaction. The principal issues discussed during such period were (i) the price per Share to be paid by the Acquiror, (ii) the restrictions on the Special Committee's ability to pursue a superior, alternative transaction,
(iii) the amount and applicability of the breakup fee, (iv) the terms of the proposed agreement with Mr. Finneran, (v) the conditions to consummation of the transaction with respect to the support of Stockholders other than the Affiliated Stockholders, (vi) the scope of the other conditions to consummation of the transaction, (vii) whether there would be any exclusivity period prior to signing a definitive agreement during which the Company could not pursue alternative transactions, and (viii) the terms and conditions of the Acquiror's financing commitments.

     The Special Committee met via telephone conference call on October 28, 1998 with its legal counsel and with representatives of Schroders. During that meeting, the Special Committee discussed the status of negotiations regarding the modified proposal. The Special Committee also received legal advice from its counsel. The Special Committee concluded that it was in the best interests of the Stockholders (other than the Affiliated Stockholders) to continue to negotiate the proposed transaction, and to insist that the Acquiror pay a higher price per Share.

     Negotiations between representatives of the Acquiror and the Special Committee continued during the next two days. On October 30, 1998, the Acquiror agreed to raise its proposal to $10.25 per share in cash, subject to the resolution of a number of other unsettled terms of the transaction, including the structure of the transaction, the conditions to consummation of the transaction, the terms of any break up fees, the availability of financing and Mr. Finneran's support of the transaction. As a result of these negotiations, draft transaction documents were provided to the Special Committee, its legal counsel and Schroders on November 3, 1998.

     During the period from November 2, 1998 through December 2, 1998, the Acquiror and the Company continued to negotiate the terms of the proposed transaction, and the Acquiror and its proposed lenders continued to negotiate the terms of the financing for the proposed transaction. The Special Committee met three times during this period. The principal issues negotiated during this period were (i) the conditions to consummation of the transaction, (ii) the size and scope of the breakup fee, (iii) the rights of the Acquiror and the Company, respectively, to terminate the agreement and abandon the transaction, and (iv) whether the transaction would be structured as a tender offer or as a merger transaction requiring the approval of a majority of the Stockholders under the DGCL. The breakup fee continued to be one of the most heavily negotiated issues between the Company and the Acquiror. The Acquiror's concession to increase its proposal to $10.25 per Share was contingent upon the resolution of this and the other remaining unsettled issues. The Acquiror continued to negotiate for a larger breakup fee that would be payable under a broader range of circumstances, and the Special Committee insisted on a lower fee that would be payable in more limited circumstances and would not unreasonably discourage alternative purchasers from bidding for the Company.

     During the period from November 2, 1998 through December 1, 1998, representatives of the Acquiror negotiated with Mr. Finneran with respect to whether Mr. Finneran would enter into an agreement with the Acquiror, pursuant to which Mr. Finneran would agree to support the proposed transaction and agree not to solicit, initiate or engage in discussions or negotiations relating to any proposal for any alternative transaction. The Special Committee insisted that any such agreement not require Mr. Finneran to support the proposed transaction if the Special Committee determined that its fiduciary duty required it to pursue an alternative transaction. On December 1, 1998, Mr. Finneran informed representatives of the Special Committee and the Acquiror that he would not enter any agreement with the Acquiror, but that he did intend to vote his Shares in favor of the Merger unless a superior alternative transaction were proposed. Mr. Finneran has not received and will not receive any consideration from either the Company or the Acquiror in connection with the Merger that will not be paid to Non-Affiliated Stockholders. Upon the consummation of the Merger and assuming Mr. Finneran does not exercise appraisal rights, each of Mr. Finneran's Shares will be converted into the right to receive the same Merger Consideration as Non-Affiliated Stockholders. As a result of Mr. Finneran's decision, the Special Committee and the Acquiror agreed to structure the transaction as a merger to be approved at a special meeting of the Stockholders, rather than as a tender offer.

     The Special Committee and the Board of Directors of the Company met via telephone conference call on the afternoon of December 2, 1998. In order to avoid any conflict of interest and ensure that the only directors participating in the approval of Merger Agreement by disinterested, non-employee directors, Directors Sarkis, Bissaillon and Dalton waived notice of such meeting and were not present. Representatives of Schroders verbally presented Schroders' opinion as to the fairness of the consideration to be received by holders of Common Stock (other than Affiliated Stockholders) from a financial point of view and, after discussion, the Special Committee unanimously voted to recommend to the Board approval of the transaction. After further discussion, the Board approved the transaction on the terms presented at the meeting and authorized the Company, with the assistance and advice of legal counsel to the Special Committee, to complete the negotiation and execution of a definitive agreement. After the meeting, documentation of the transaction was completed and a definitive Merger Agreement was executed on December 3, 1998.


FAIRNESS OF THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS

     In light of the Board's consideration of various strategic alternatives and its review of the Company's competitive position and recent operating results, the Board has determined that the Merger is fair to, and in the best interests of, the Company and the Stockholders (other than the Affiliated Stockholders). In making this recommendation and in approving the Merger Agreement and the transactions contemplated thereby, the Board considered the unanimous recommendation of the Special Committee and a number of factors considered by the Special Committee, including but not limited to, the factors described below.

     The members of the Board believe that the factors considered by the Special Committee operate both individually and in combination to support their determination that the Merger is fair to, and in the best interest of, the Stockholders (other than the Affiliated

Stockholders). In determining to recommend to the Board that it approve the Merger Agreement, and in determining the fairness of the terms of the Merger, the Special Committee considered the factors set forth below, each of which, in the Special Committee's view, supported the Special Committee's determination to recommend the Merger:

        (i) the Special Committee's knowledge of the business, financial results and prospects of the Company, as well as the Special Committee's knowledge of the restaurant industry generally; specifically, the Special Committee considered the potential for growth through new store openings; and the views expressed by Schroders and management of the Company regarding the financial condition, results of operations, business and prospects of the Company, including the prospects of the Company if the Company were to remain publicly owned. The Company's failure to demonstrate profitable revenue and unit expansion highlighted the fact that the Company was unable to generate the type of rapid growth generally expected by the public equity markets for small capitalization restaurant companies. Accordingly, the Special Committee concluded that stockholder value was unlikely to be maximized if the Company were to remain a public company. See "--Background of the Merger;"

        (ii) the view expressed by Schroders and the Special Committee's conclusion that a management buyout was likely to be the best alternative for selling the Company because potential strategic and financial third-party buyers were unlikely to pay a premium valuation for the Company. See "--Background of the Merger;"

        (iii) the history of the negotiations with respect to the Merger Consideration that, among other things, led to an increase in the Acquiror's offer from $9.50 per share of Company Common Stock to $10.25 per share of Company Common Stock and the belief of the members of the Special Committee that $10.25 per share of Company Common Stock was the highest price that the Acquiror would agree to pay. These factors, together with the opinion of Schroders, as discussed below, that, as of the date of such opinion, the $10.25 per Share consideration to be received by the Stockholders (other than the Affiliated Stockholders) in the Merger is fair to such Stockholders from a financial point of view, supported the Special Committee's decision to recommend the Merger;

        (iv) the trading price of the Shares over the past five years; the fact that the $10.25 per Share to be paid in the Merger represents (a) a premium of 39.0% over the $7.375 closing trading price per Share on October 30, 1998, the date on which the Acquiror increased its offer to $10.25 per Share; (b) a premium of approximately 12.3% over the $9.125 closing sale price for the Shares on the Nasdaq National Market on December 2, 1998, the last trading day prior to the execution of the Merger Agreement and its subsequent public announcement; and (c) a premium of approximately 46% over the average closing trading price per Share of $7.01 during the twelve months preceding the initial merger discussions;


        (v) the fact that during the past twelve months, including December 2, 1998, the price of Company Common Stock ranged from $4.75 to $9.125 compared to the $10.25 per Share price to paid in the Merger. The premium represented by the $10.25 per Share price to be paid in the Merger compared with (a) the price per share of Company Common Stock on October 30, 1998 and December 2, 1998 and (b) the price per Share range of Company Common Stock during the twelve month period ended December 2, 1998, considered in light of the Company's strategy for moderate growth and the Company's earnings projections (see "--Background of the Merger" and "REPORT FROM BACK BAY'S FINANCIAL ADVISOR--Fairness of the Transaction"), supported the Special Committee's decision to recommend the Merger;

        (vi) the fact that the $10.25 price to be paid in the Merger represented a premium of 30% above the Company's book value per share on a diluted basis;

        (vii) the presentation by Schroders with respect to the matters discussed under "REPORT BY BACK BAY'S FINANCIAL ADVISOR; FAIRNESS OF THE TRANSACTION," which presentation, taken as a whole, supported the Special Committee's determination that the Merger is fair to, and in the best interests of,the Company and the Stockholders (other than Affiliated Stockholders);

        (viii) presentations by Schroders regarding management's earnings projections (see "REPORT FROM BACK BAY'S FINANCIAL ADVISOR; FAIRNESS OF THE TRANSACTION--Discounted Cash Flow Analysis"). Schroders advised the Special Committee that its discounted cash flow analysis of such projections indicated a valuation range of $9.91 to $13.56 per share, that the $10.25 price per share to be paid in the Merger is within that range, and that the discounted cash flow analysis was one of the factors relied upon by Schroders in rendering its fairness opinion;

        (ix) the absence of a significant public trading market for the Shares since the initial public offering in March 1992, which the Special Committee believes is a factor which constrains the public markets' valuation of the Company. See "--Background of the Merger;"

        (x) the Special Committee's conclusion that it was not likely that any party other than the Acquiror would propose and complete a transaction that was more favorable than the Merger to the Company and the Stockholders, and the fact that the terms of the Merger Agreement permit the Company to abandon the Merger if a superior transaction is proposed. See "--Background of the Merger;"



        (xi) the opinion of Schroders that, as of the date of such opinion, the $10.25 per Share consideration to be received by the Stockholders (other than the Affiliated Stockholders) in the Merger is fair to such Stockholders from a financial point of view. The full text of Schroders' opinion, which sets forth the assumptions made, the matters considered and limitations on the review undertaken by Schroders, is attached as Annex II to this Proxy Statement, and is incorporated herein by reference. Schroders' opinion is directed only to the fairness, from a financial point of view, of the cash consideration to be received by the Stockholders (other than the Affiliated Stockholders) in the Merger and is not intended to constitute, and does not constitute, a recommendation as to whether any Stockholder should vote to adopt the Merger Agreement and approve the Merger. Holders of Company Common Stock are urged to read Schroders' opinion in its entirety. The Special Committee and the Board relied upon Schroders' opinion in determining that the Merger is fair to, and in the best interests of, the Company and its Stockholders (other than the Affiliated Stockholders), and the Special Committee and the Board have expressly adopted the conclusion and analyses of Schroders set forth in such opinion;

        (xii) The terms and conditions of the Merger Agreement, including (a) the amount and form of consideration, (b) the provision permitting the Board under certain circumstances to furnish information to, and negotiate with, a third party making an unsolicited bona fide Acquisition Proposal (see "THE MERGER AGREEMENT--No Solicitation; Acquisition Proposals"), (c) the provision permitting the Board under certain circumstances to terminate the Merger Agreement in order to accept an Acquisition Proposal from a third-party on prior written notice to the Acquiror and upon paying the Acquiror a fee of $2.5 million, which amount would not, in the Board's view after consulting with Schroders, preclude the possibility of such an Acquisition Proposal although it might deter some potential Acquisition Proposals and/or reduce the price per share of Company Common Stock payable by a third-party in an Acquisition Proposal (see "THE MERGER AGREEMENT--No Solicitation; Acquisition Proposals," "--Termination of the Merger Agreement; Termination Fees" and "--Fairness of the Merger; Recommendation of the Board of Directors", and (d) the limited conditions to the Merger. See "THE MERGER AGREEMENT--Conditions to the Merger"; and



        (xiii) The fact that certain of the leases of the Company have "change of control" provisions which would be triggered if the Company was purchased by a person other than Charles Sarkis or an affiliate of Mr. Sarkis and might, therefore, adversely impact the Company's operating income after such a transaction, and the fact that certain members of the Company's management have entered into Change of Control Severance Agreements. The Special Committee believes such lease provisions and Change of Control Severance Agreements would be impediments to a prospective third-party purchaser, and would likely reduce the price such a prospective purchaser would be willing to pay for the Company. See "--Background of the Merger."


     The foregoing discussion of the information and factors discussed by the Special Committee and the Board is not meant to be exhaustive, but includes all material factors considered by the Special Committee and the Board to support their respective decisions to recommend the Merger and to determine that the Merger is fair to, and in the best interests of, the Company and the Stockholders (other than the Affiliated Stockholders) . The Special Committee and the Board did not assign relative weights to the above factors or determine that any factor was of particular importance. Rather, the Special Committee and the Board viewed their position and recommendations as being based on the totality of the information presented to and considered by them, except that particular consideration was placed on (i) the opinion of Schroders that, as of the date of such opinion, the $10.25 per Share to be received by the Stockholders (other than the Affiliated Stockholders) in the Merger was fair to such Stockholders from a financial point of view, (ii) the active arm's length bargaining that had occurred between the Special Committee, on the one hand, and the Acquiror on the other hand, that resulted in the $10.25 per Share merger consideration (the "Merger Consideration"), which the members of the Special Committee believed was the highest price that the Acquiror would agree to pay and (iii) the fact that the terms of the Merger Agreement permit the Company to abandon the Merger if a superior transaction is proposed. While the Special Committee and the Board noted that certain of the individual analyses contained in the Schroders presentation and opinion were, in the judgment of the Special Committee and the Board, more supportive of their decision to approve the Merger than others, both the Special Committee and the Board considered the totality of the presentation and the opinion in determining whether the Merger was fair from a financial point of view to the Stockholders (other than the Affiliated Stockholders).

     Certain factors which might be considered when evaluating a transaction similar to the Merger were not considered by the Special Committee or the Board. These factors include whether the Merger Consideration offered to the Stockholders (other than the Affiliated Stockholders) constitutes fair value in relation to (i) liquidation value, which factor was not considered because the Special Committee had determined that a management buyout of the entire Company would likely maximize stockholder value, (ii) the prices paid by the Company, the Acquiror or any of the Affiliated Stockholders in connection with purchases of Company Common Stock by any of such persons during the last two full fiscal years of the Company, which factor was not considered because no such purchases were made during the last two full fiscal years (other than Shares purchased under the terms of the Company's employee stock purchase plan or through individual retirement accounts), or (iii) firm offers of which the Company was aware, made by any unaffiliated person, during the preceding eighteen (18) months, in connection with any proposed transaction to acquire the Company, which factor was not considered because to the Company's knowledge no such offers had been received.


     While the $10.25 per Share to be received by the Stockholders (other than the Affiliated Stockholders) in the Merger falls within the ranges of the valuations prepared by Schroders (see "--Background of the Merger" and "REPORT FROM BACK BAY'S FINANCIAL ADVISOR; FAIRNESS OF THE TRANSACTION"), the Special Committee considered that a price of $10.25 per Share is below the high end of each such valuation range. In light of the other factors considered by the Special Committee, however, the Special Committee determined that the Merger is fair to, and in the best interests of, the Stockholders (other than the Affiliated Stockholders).

     The Special Committee and the Board recognized that, as a result of the proposed Merger, Stockholders (other than the Affiliated Stockholders) would cease to have an interest in an ongoing corporation with potential for future growth, and the Special Committee and the Board therefore gave consideration to the Company's results of operations and current forecasts of future revenues and earnings in reaching its determination to approve the Merger Agreement. The Board also recognized that the Affiliated Stockholders would have an opportunity, subject to the risks of the Surviving Corporation's business, to benefit from any increases in the value of the Surviving Corporation following the Merger. The Special Committee and the Board recognized that this represented a potential conflict between the interests of the Affiliated Stockholders (most of whom are officers and employees of the Company) and the Company's other Stockholders. However, the Special Committee and the Board recognized that the Acquiror was willing to enter into the Merger Agreement only if satisfactory arrangements for the retention of, and equity reinvestment by, management could be put in place. (See "--Interests of Certain Persons in the Merger; Conflicts of Interest").


     In considering the fairness of the Merger, Stockholders should be aware that the Affiliated Stockholders have a substantial equity ownership position in the Company and will be offered an opportunity, not available to the Company's other Stockholders, to directly participate in the equity of the Surviving Corporation through the exchange of their Shares for shares in the Acquiror, prior to the Effective Time. As of February 15, 1999, the Affiliated Stockholders owned approximately 28.3% of the outstanding Shares of Company Common Stock on a fully diluted basis. Assuming the transactions contemplated by the Voting and Shares Exchange Agreements are consummated, on a pro forma basis giving effect to the consummation of the Merger the Affiliated Stockholders will own approximately 99% of the Surviving Corporation.


     The Special Committee believes that the Merger is procedurally fair because: (i) the Special Committee consisted of disinterested, non-employee directors (none of whom will be directors of or investors in the Acquiror or the Surviving Corporation) appointed to represent the interest of the holders of Shares of Company Common Stock (other than Shares of Company Common Stock held by the Acquiror, its affiliates or the Affiliated Stockholders), and to negotiate on an arm's length basis with the Acquiror on behalf of such holders;
(ii) the Special Committee retained and was advised by the law firm of Ropes & Gray; (iii) the Special Committee retained and was advised by Schroders and
(iv) Schroders rendered an opinion concerning the fairness, from a financial point of view, of the consideration to be received by the Stockholders (other than Affiliated Stockholders) in the Merger. In addition, the Special Committee believes that the Merger is procedurally fair because the $10.25 per share of Company Common Stock and the other terms and conditions of the Merger Agreement resulted from active and lengthy arm's length bargaining between the Special Committee, on the one hand, and the Acquiror on the other hand. In addition, the Special Committee and the Board insisted that the Merger Agreement provide for the approval of the Merger Agreement by the affirmative vote of at least a majority of the Stockholders other than the Affiliated Stockholders and Mr. Finneran.


DETRIMENTS AND ADVERSE EFFECTS ON THE COMPANY AND ITS STOCKHOLDERS OF THE
MERGER

     While the Special Committee and the Board each believe, for the reasons set forth above, that the Merger is fair to, and in the best interests of, the Company and its Stockholders, the Special Committee and the Board considered that the Merger might have certain detriments and adverse effects on the Company and its Stockholders (other than the Affiliated Stockholders). Such detriments and adverse effects include:

        (i) the fact that, as a result of the Merger, the Stockholders (other than the Affiliated Stockholders) will cease to have any interest in the Company as an ongoing corporation with potential for future growth; and

        (ii) the fact that the Special Committee decided to recommend the Merger to the Board without soliciting or engaging in any discussions with potential third-party purchasers. While the Special Committee insisted that the terms of the Merger Agreement provide a reasonable opportunity for the Company to pursue a superior transaction, the Special Committee realized that the change of control provisions in certain of the Company's leases, the Change of Control Severance Agreements, and the breakup fee were factors which might dissuade an alternative purchaser from emerging.

     Notwithstanding these potential detriments and adverse effects of the Merger, the Special Committee and the Board determined that the Merger is fair to, and in the best interests of, the Company and its Stockholders for the reasons described above under "--Background of the Merger" and "--Fairness of the Merger; Recommendation of the Board of Directors."


DETRIMENTS AND ADVERSE EFFECTS ON THE COMPANY AND ITS STOCKHOLDERS OF THE ALTERNATIVES TO THE MERGER

     The potential detriments and adverse effects on the Company and its Stockholders of the alternative strategies considered by the Special Committee are discussed above under "--Background of the Merger."


FAIRNESS OF THE MERGER; RECOMMENDATION OF THE ACQUIROR AND THE AFFILIATED STOCKHOLDERS

     The Acquiror and the Affiliated Stockholders decided to pursue this transaction in order to improve the overall business and operations of the Company. Specifically, they determined that the pressure of the public markets to demonstrate continuous growth in stores, store sales and quarterly earnings had become counter-productive and conflicted with their view that more controlled, localized growth was and continues to be in the best long-term interest of the Company's business. At a more measured growth pace, the Company's cash flow would be adequate to support the debt necessary to consummate the Merger, but would likely not be adequate to support the type of growth which they believed was needed to significantly enhance the value of the Company Common Stock in the public markets. A management buyout, in their view, would maximize stockholder value more effectively than a recapitalization or extending cash dividends to Stockholders, which in comparison would not resolve the Company's under-performance in the market and would likely be tax-inefficient to the Non-Affiliated Stockholders.

     The rules of the Commission require the Acquiror and the Affiliated Stockholders to express their belief as to the fairness of the Merger to the Stockholders (other than the Affiliated Stockholders). Neither the Acquiror nor any Affiliated Stockholder participated in the deliberations of the Special Committee regarding, or received advice from Schroders as to, the fairness to the Non-Affiliated Stockholders of, the Merger. Consequently, the Acquiror and the Affiliated Stockholders are not in a position to adopt the conclusions of the Special Committee with respect to such matters. In addition, the Acquiror and the Affiliated Stockholders did not receive a fairness opinion from Tucker Anthony.

     The Acquiror and the Affiliated Stockholders have considered the factors noted above which were taken into account by the Board and the Special Committee, based however, only on the more limited facts and information available to them, in order to judge the fairness of the transaction. Specifically, the Acquiror and the Affiliated Stockholders believe that the Merger is fair to, and in the best interests of, the Company and the Non-Affiliated Stockholders based on their consideration of the following factors: (i) the current and historical market prices for shares of Company Common Stock; (ii) the premium of the Merger Consideration over the closing price per share of Company Common Stock on October 30, 1998, the day the Acquiror increased its offer to $10.25 per Share; on December 2, 1998, the last trading day prior to the execution of the Merger Agreement and its subsequent public announcement; and the per share price range of Company Common Stock during the twelve month period ended December 2, 1998; (iii) the determination of the Special Committee that the Merger is fair to, and in the best interests of, the Company and the Non-Affiliated Stockholders and the Special Committee's recommendation that the Stockholders vote to adopt the Merger Agreement and approve the Merger; (iv) the receipt by and acceptance of the Special Committee of the Schroders Opinion; (v) information relating to the financial condition, including net book value, projections and results of operations of the Company;
(vi) the arm's-length nature of the negotiations between the Company and the Acquiror; (vii) the measures taken by the Board of Directors to ensure the procedural fairness of the transaction, including the formation of the Special Committee; and (viii) the Tucker Anthony Report. The Acquiror and the Affiliated Stockholders did not assign relative weights to these factors. Rather, they viewed their position as being based on the totality of the information presented to and considered by them, except that particular consideration was placed on (i) the measures taken by the Special Committee and the Board to ensure the procedural fairness of the transaction, including the formation of the Special Committee, the retention of legal and financial advisors by the Special Committee and the arms-length nature of the negotiations between the Company and the Acquiror, and (ii) receipt and acceptance by the Special Committee of the Schroders Opinion.


     The foregoing constitute all the material factors considered by the Acquiror and the Affiliated Stockholders in making this fairness determination. The Acquiror and the Affiliated Stockholder did not consider relevant to their determination as to the fairness of the Merger whether the Merger Consideration constitutes fair value in relation to (i) liquidation value, which factor was not considered because they had determined that a management buyout of the entire Company would likely maximize stockholder value, (ii) the prices paid by the Company or any of the Affiliated Stockholders in connection with purchases of Company Common Stock by any of such person during the last two fiscal years of the Company, which factor was not considered because no such purchases were made during the last two fiscal years (other than Shares purchased under the terms of the Company's employee stock purchase plan or through individual retirement accounts), or (iii) firm offers of which each was aware, made by any unaffiliated person, during the preceding eighteen (18) months, in connection with any proposed transaction to acquire the Company, which factor was not considered because to their knowledge no such offers had been received. See "--Background of the Merger."


     Other than the recommendations of the Special Committee and the Board that the Stockholders vote in favor of adoption of the Merger Agreement and approval of the Merger, no other person filing the Schedule 13E-3 with the Commission has made any recommendation with respect to the Merger or any other transaction contemplated thereby. The Acquiror and the Affiliated Stockholders intend to vote their Shares in favor of the Merger.


CERTAIN PROJECTIONS

     The Company does not as a matter of policy make public forecasts or projections as to future performance or earnings. However, in connection with the Merger, the Company prepared projections of its anticipated future operating performance through the fiscal year ending December 29, 2002, based on projections the Company had prepared for capital budgeting and similar purposes.

     Such summary projections were prepared assuming that the Merger had not occurred and upon estimates and assumptions (including with respect to industry performance, general economic and business conditions, taxes, and other matters) that inherently are subject to material uncertainties and risk, all of which are difficult to quantify and many of which are beyond the control of the Company. The projections were not prepared with a view to public disclosure or compliance with the published guidelines of the Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts and are included herein only because such information was the basis for certain financial analysis. The Company's internal operating projections are, in general, prepared solely for internal use in connection with capital budgeting and other management decisions and are subjective in many respects and thus susceptible to various interpretations. Certain assumptions on which the projections were based related to the achievement of strategic goals, objectives, and targets over the applicable periods. There can be no assurance that the assumptions made in preparing the projections will prove accurate, and actual results may be materially greater or less than those contained in the projections. Neither the Company's independent auditors, nor any other independent accountants or financial advisors, have compiled, examined, or performed any procedures with respect to the projections contained herein, nor have they expressed any opinion or any form of assurance on such information or its achievability and assume no responsibility for, and disclaim any association with, the projections. The inclusion of the projections should not be regarded as an indication that the Company, or any other person who receives such information, considers it an accurate prediction of future events. The Company does not intend to update, revise, or correct such projections if they become inaccurate (even in the short term).

     The summary projections below constitute forward looking statements and involve numerous risks and uncertainties. The Company's actual results may differ materially from the results anticipated from the projections discussed herein as a result of various factors, including, but not limited to, general economic conditions and growth rates in the restaurant industry, competitive factors and pricing pressure, changes in the Company's restaurant concept strategy, the timely development and acceptance of new restaurants and risks due to shifts in market demands. There can be no assurance that the Company will achieve the results anticipated in the projections discussed herein.

     Management prepared three scenarios to show the outlook for the Company if the current operating strategy is maintained and the Company remains a public company. This strategy involves limited growth and business improvement in existing locations. Each of the three scenarios contained the same level of new restaurant openings and capital expenditures but have a different group of assumptions relating to performance of new units, comparable unit sales growth and cost structure. The scenarios were labeled "Ideal,"

"Moderate/Base Case" and "Downside/Recession." The following table sets forth the management's August, 1998 projections for sales, EBITDA and net income under each scenario for the years 1998 through 2002:




                       1998                          1999                           2000
           ---------------------------- ------------------------------- -----------------------------
                                             (Dollars in millions)
                                  Net                             Net                           Net
              Sales    EBIDTA   Income     Sales      EBIDTA    Income     Sales     EBIDTA   Income
           ---------- -------- -------- ----------- ---------- -------- ----------- -------- --------
Downside     $ 99.2    $ 8.6    $ 2.4     $ 110.2     $ 10.4    $ 3.7     $ 109.7   $  9.6    $ 3.5
Moderate     $ 99.2    $ 8.6    $ 2.4     $ 111.3     $ 10.6    $ 3.9     $ 114.4   $ 11.0    $ 4.4
Ideal        $ 99.2    $ 8.6    $ 2.4     $ 113.6     $ 11.2    $ 4.2     $ 120.2   $ 12.3    $ 5.2



                       2001                            2002
           ----------------------------- --------------------------------
                               (Dollars in millions)
                                   Net                             Net
              Sales     EBIDTA   Income     Sales      EBIDTA     Income
           ----------- -------- -------- ----------- ---------- ---------
Downside     $ 110.1   $  9.5    $ 3.5     $ 114.8     $ 10.0     $ 4.0
Moderate     $ 118.1   $ 11.4    $ 4.7     $ 121.8     $ 11.8     $ 5.1
Ideal        $ 126.6   $ 13.2    $ 5.8     $ 133.1     $ 14.3     $ 6.7


INTERESTS OF CERTAIN PERSONS IN THE MERGER; CONFLICTS OF INTEREST


     In considering the recommendation of the Board of Directors with respect to the Merger, Stockholders should be aware that certain members of the Board and management have certain interests that present them with actual or potential conflicts of interest in connection with the Merger. The Board of Directors was aware of these conflicts and considered them among the other matters described under "--Fairness of the Merger; Recommendation of the Board of Directors," "THE MERGER--Effect on Stock Options and Employee Benefit Matters," and "OTHER MATTERS--Security Ownership of Certain Beneficial Owners and Management."


     Mr. Sarkis, the Company's Chairman, President and Chief Executive Officer and a member of the Board of Directors, may benefit from the Merger as described under "--Purpose of the Merger." Mr. Sarkis is also a majority stockholder of The Westwood Group, Inc. as discussed below. Mr. Dalton, an option holder and a member of the Board of Directors, is the President and Chief Executive Officer of The Westwood Group, Inc. which will own shares of the Surviving Corporation, and is a stockholder of The Westwood Group, Inc. Mr. Bissaillon is also an option holder, a member of the Board of Directors and an officer of the Company. Mr. Hartzfeld and Ms. Lagrotteria are option holders and officers of the Company. Mr. Dalton and Mr. Bissaillon may benefit from the Merger as described under "--Purpose of the Merger." In addition, the other officers of the Company beneficially own Shares and options to purchase Shares for which they would receive the same cash payments as other Stockholders upon the closing of the Merger (less the exercise price, in the case of options) (see discussion of the Company Stock Option Plan below). Mr. Chafetz, Chairman of the Special Committee, beneficially owns less than 1% of the outstanding capital stock (on a fully-diluted basis) of The Westwood Group, Inc.



Voting and Shares Exchange Agreement

     It is anticipated that each Affiliated Stockholder will enter into a Voting and Shares Exchange Agreement (each a "Voting Agreement") with the Acquiror, with respect to their shares of Company Common Stock. The Affiliated Stockholders each will agree, pursuant to their respective Voting Agreements
(i) to vote all of the Shares beneficially owned by him/her/it (the "Owned Shares" (which term shall include any Shares acquired by each Affiliated Stockholder after the date of the Merger Agreement)) in favor of the adoption of the Merger Agreement and the approval of the Merger, (ii) to appoint the Acquiror as Stockholder's proxy to vote the Owned Shares at the Special Meeting, (iii) with respect to other matters put to the Stockholders for a vote, to vote the Owned Shares in each case, in accordance with the terms and conditions of their Voting Agreement, and (iv) to exchange his/her/its Owned Shares for shares of the Acquiror prior to the Closing Date. The Voting Agreements, and each Affiliated Stockholder's obligations thereunder, will terminate upon the earlier of (i) the consummation of the Merger, or (ii) the termination of the Merger Agreement in accordance with its terms.


Stock Option Plan

     The executive officers, as well as other key employees, are eligible to participate in the Company's Stock Option Plan (the "Company Stock Option Plan"). The purpose of the Company Stock Option Plan is to provide increased incentives to salaried employees, to encourage new employees to become affiliated with the Company and to align the interests of such persons with those of the Stockholders. The Company Stock Option Plan is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"). The Compensation Committee has the authority to determine the individuals to whom the stock options are awarded, the terms upon which option grants shall be made and the number of Shares subject to each option, all subject to the terms and conditions of the Company Stock Option Plan. As a result of the Merger, holders of options will be entitled to immediately exercise their options for the aggregate number of Shares subject to such options and be entitled to receive the Merger Consideration (less the exercise price). See "THE MERGER--Effects on Stock Options and Employee Benefit Matters."

Employment Agreement; Change of Control Severance Agreements

     The Company entered into a three-year employment agreement with Mr. Sarkis on January 16, 1992 (the "Employment Agreement") which provides that Mr. Sarkis will be employed as President and Chief Executive Officer and that the term of his employment under the Employment Agreement continues from year to year thereafter unless either party terminates the Employment Agreement. Mr. Sarkis' base compensation under the Employment Agreement is currently $375,000 per year and may be readjusted from time to time by the Board of Directors or the Compensation Committee. In addition, Mr. Sarkis may receive annual bonuses as determined by the Board of Directors or the Compensation Committee. The Company may terminate Mr. Sarkis' employment only for cause. The Employment Agreement contains a non-competition covenant which prohibits Mr. Sarkis, until the later of five years from the date of the Employment Agreement, the date of a change of control, or such time that neither he nor The Westwood Group, Inc. owns more than 3% of the outstanding shares of Company Common Stock, from engaging in any competing business, directly or indirectly. Mr. Sarkis' real estate investments in two properties which currently are leased to the Company are not subject to the non-competition covenant.

     The Company has entered into Change of Control Severance Agreements (the "Severance Agreements") with Charles F. Sarkis, Francis P. Bissaillon, Mark L. Hartzfeld, Ann Marie Lagrotteria and Robert J. Ciampa. The Severance Agreements provide that if there is a change of control (as defined in the Severance Agreements) of the Company, and such officer's employment by the Company is terminated during the following two years for any reason other than dismissal by the Company for cause (as defined in the Severance Agreements), the officer would be entitled to certain benefits. These benefits include receipt of a payment equal to the sum of three times the amount of the officer's annual salary and bonus, a pro rated amount of the officer's current year bonus, the amount of salary and bonus deferred in prior years and not yet received by the officer, and, in certain circumstances, a gross-up for certain taxes payable by the officer in connection with the receipt of payments under the Severance Agreements. The Severance Agreements also provide that upon a qualifying termination of employment, the officer's stock options will become fully vested and that the Company will continue the officer's life, medical and disability insurance for two years after the termination of the officer's employment to the extent that these benefits are not provided by another employer, and that any non-competition agreements between the Company and the employee shall not be effective. As discussed under "--Fairness of the Merger; Recommendation of the Board of Directors" and "--Detriments and Adverse Effects on the Company and its Stockholders of the Merger" the change of control provisions in the Severance Agreements may be impediments to a prospective third-party purchaser and may affect the purchase price a prospective purchaser would be willing to pay in a similar transaction because any such third-party purchaser would be subject to the payment obligations under such agreements.

     The compensation levels and employee benefit plans and programs for directors, officers and employees of the Company after the Merger are expected to be substantially the same as those currently provided by the Company, except that the existing Company Stock Option Plan will be terminated. It is not anticipated that any director or officer of the Company will receive any payment under any employment or severance agreement as a result of the Merger.


Transactions with Affiliates

     Mr. Sarkis is the majority stockholder of The Westwood Group, Inc. The Westwood Group, Inc. owns 673,451 shares or 19.5% of the Common Stock of the Company. The following is a summary of certain arrangements between the Company and The Westwood Group, Inc., its subsidiaries, Mr. Sarkis and Mr. Sarkis' affiliates. Certain of these arrangements were made while the Company was a wholly-owned subsidiary of The Westwood Group, Inc. and accordingly, were established by related parties and were not subject to arms length negotiations. The Company's By-Laws provide that all future proposed agreements between the Company and The Westwood Group, Inc., Mr. Sarkis or their respective affiliates are subject to advance approval by a majority of the independent members of the Company's Board of Directors.

     Prior to 1994, the Company and The Westwood Group, Inc. were parties to agreements pursuant to which the Company operated the concession business and received certain other revenues in connection with the operation of Wonderland Greyhound Park and Foxboro Park, two parimutuel race tracks owned by The Westwood Group, Inc. In May 1994, the Company transferred its concession and related operations to The Westwood Group, Inc. in return for a $770,000 term note, to which $200,000 owed by The Westwood Group, Inc. to the Company was added, to bring the total principal amount of the note to $970,000. This note was subsequently amended to provide that principal and interest payments under the note would not begin until April 1, 1999.

Lease Arrangements

     In December 1991, Boraschi Cafe, Inc., a wholly-owned subsidiary of the Company, entered into a lease which formalized a prior leasing arrangement for 14,427 square feet of restaurant space in Boston, Massachusetts which Mr. Sarkis beneficially owns. The lease, which expires on September 30, 2006, provides for annual rent of $300,000 and that the Company is responsible for utilities, maintenance and taxes. The restaurants operated at this location are Abe & Louie's and The Famous Atlantic Fish Company.


Indemnification

     The Company is a Delaware corporation. Section 102(b)(7) of the DGCL enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transactions from which a director derived an improper personal benefit. The Certificate of Incorporation of the Company contains provisions eliminating the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

     Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     The Restated Certificate of Incorporation of the Company provides for indemnification of each of the Company's directors to the full extent permitted by the DGCL. The By-Laws of the Company provide for indemnification of each of the Company's directors and officer to the full extent permitted by the DGCL.

     From and after the Effective Time, pursuant to the Merger Agreement, the Acquiror will cause the Surviving Corporation to indemnify and hold harmless each person who is now, at any time has been or who becomes prior to the Effective Time a director, officer or employee of the Company or any of its Subsidiaries, and their heirs and personal representatives (the "Indemnified Parties"), against all expenses, liabilities and losses (including without limitation, attorneys' fees and related disbursements, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement incurred in connection with any "Proceeding" (as defined in Article VI of the Company's By-laws) arising out of or pertaining to any action or omission occurring prior to the Effective Time (including, without limitation, any Proceeding which arises out of or relates to the transactions contemplated by the Merger Agreement), to the full extent permitted under Delaware law and the Company's Restated By-laws as in effect as of the Closing Date or under any indemnification agreement in effect as of the date of the Merger Agreement.

     Such indemnification is further subject to the terms and conditions set forth in the Merger Agreement, including but not limited to the requirement that for a period of not less than six years after the Effective Time, the Acquiror or the Surviving Corporation will maintain officers' and directors' liability insurance ("D&O Insurance") covering each Indemnified Party who is presently covered by the Company's officers' and directors' liability insurance or will be so covered at the Effective Time with respect to actions or omissions occurring prior to the Effective Time, on terms no less favorable than such insurance maintained in effect by the Company as of the date of the Merger Agreement in terms of coverage and amounts, provided that the Acquiror and the Surviving Corporation shall not be required to pay in the aggregate an annual premium for D&O Insurance in excess of 200% of the last annual premium paid prior to the date of the Merger Agreement, but in such case will purchase as much coverage as may be obtained for 200% of the last annual premium paid prior to the date of the Merger Agreement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


PURPOSE OF THE MERGER

     The purpose of the Merger is for the stockholders of the Acquiror to acquire the entire equity interest in the Company. The Acquiror was formed for the purpose of effecting the Merger. In connection with the Merger, (i) the Acquiror will be merged with and into the Company, with the Company being the Surviving Corporation of the Merger, (ii) the Affiliated Stockholders will exchange their Shares in the Company for shares in the Acquiror and will be stockholders in the Surviving Corporation and (iii) the Stockholders (other than Affiliated Stockholders and Stockholders who perfect their appraisal rights) will receive the Merger Consideration. Immediately after giving effect to the Merger, the Company will be owned by the Affiliated Stockholders. See "--Interests of Certain Persons in the Merger; Conflicts of Interest" and "THE MERGER AGREEMENT--Other Agreements."

     The acquisition of the Company was structured as a cash merger in which the Acquiror and the Surviving Corporation would incur indebtedness to acquire for cash all shares of Company Common Stock other than Shares exchanged by the Affiliated Stockholders pursuant to the Voting Agreements (discussed above). The Company's purpose in submitting the Merger to the vote of its Stockholders with a favorable recommendation at this time is to allow the Stockholders an opportunity to receive a cash payment at a fair price in order to provide a prompt and orderly transfer of ownership of the Company to the stockholders of the Acquiror and to provide the Stockholders (other than the Affiliated Stockholders) with cash for all of their shares of Company Common Stock.

     If the Merger is consummated, the Stockholders (other than the Affiliated Stockholders) will no longer have any equity interest in the Company, and therefore will not share in its future earnings and growth. Instead, each such Stockholder (other than the Affiliated Stockholders and such Stockholders who properly perfect appraisal rights in accordance with Section 262 of the DGCL) will receive, upon surrender of the certificate or certificates evidencing the appropriate number of Shares, the Merger Consideration in exchange for each share of Company Common Stock owned immediately prior to the Effective Time.

     Except for the Merger, the Acquiror does not have any present plans that relate to or would result in an extraordinary corporate transaction such as a Merger, reorganization or liquidation involving the Company or any of its Subsidiaries or a sale or other transfer of a material amount of assets of the Company or any of its Subsidiaries to any changes in the Company's corporate structure or business. the Acquiror, however, will continue to evaluate the business and operations of the Company after the Merger and make such changes as are deemed appropriate.


CERTAIN EFFECTS OF THE MERGER

     Upon consummation of the Merger, each Stockholder (other than the Affiliated Stockholders) will be entitled (i) to receive a payment in cash of $10.25 per Share, without interest, or (ii) to exercise appraisal rights pursuant to the DGCL if properly demanded prior to the vote on the Merger at the Special Meeting. The Stockholders (other than the Affiliated Stockholders), as of the Effective Time, will have no continuing ownership interest in the Company and will no longer participate in the future earnings and potential growth of the Company. The Affiliated Stockholders will exchange their Shares for shares in the Acquiror prior to the Closing Date and will own approximately 99% of the Surviving Corporation.

     As a result of the Merger, the Company will become a privately held corporation. From the Effective Time, the Shares will no longer be traded on the Nasdaq National Market, and price quotations with respect to sales of Shares in the public market will no longer be available. The registration of the Shares under the Exchange Act will terminate and this termination will eliminate the Company's obligation to file periodic financial and other information with the Commission and will make certain of the provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement, under the proxy rules of Regulation 14A, of furnishing a proxy or information statement in connection with stockholders meetings, no longer applicable to the Company.

     Pursuant to the terms of the Merger Agreement, the Board of Directors of the Acquiror will become, upon consummation of the Merger, the Board of Directors of the Surviving Corporation. Mr. Sarkis is the sole current director of the Acquiror and is expected to be the only director of the Surviving Corporation.

     Among the benefits to the Company and the Affiliated Stockholders is that the Company will not be required to incur the expenses of filing periodic reports under the Exchange Act, or to comply with other reporting obligations, including Section 16, Nasdaq listing, printing and similar fees aggregating approximately $40,000 per year. An additional benefit to the Affiliated Stockholders is that future earnings and growth of the Company will be for the benefit of the Company and the Affiliated Stockholders. The detriments to the Company and the Affiliated Stockholders are the lack of liquidity for the capital stock of the Surviving Corporation and the incurrence of up to $38 million of indebtedness to fund the Merger.


     As of September 28, 1998, each of The Westwood Group, Inc.'s, Mr. Sarkis', Mr. Hartzfeld's, Mr. Bissaillon's, Ms. Lagrotteria's and Mr. Dalton's percentage of ownership of the outstanding Company Common Stock (which excludes currently exercisable options) was 19.60%, 6.10%, 0.01%, 0.17%, 0.03%, and 0.00%, respectively, or an aggregate of approximately 27.6% of the outstanding Company Common Stock. Their individual interest in the Company's net book value was approximately $5,647,000, $1,758,000, $3,000, $49,000, $9,000 and $0,
respectively, or an aggregate of approximately $7,466,000. As of September 28, 1998, each of The Westwood Group, Inc.'s, Mr. Sarkis', Mr. Hartzfeld's, Mr. Bissaillon's, Ms. Lagrotteria's and Mr. Dalton's interest in the Company's net earnings was approximately $332,000, $103,000, $0, $3,000, $1,000 and $0, respectively, or an aggregate of approximately $439,000.

     Assuming the Merger had occurred on September 28, 1998, each of The Westwood Group, Inc.'s, Mr. Sarkis', Mr. Hartzfeld's, Mr. Bissaillon's, Ms. Lagrotteria's and Mr. Dalton's percentage ownership would be 75.55%, 23.60%, 0.00%, 0.70%, 0.15%, 0.00%, respectively. Based on the same assumption, each of The Westwood Group, Inc.'s, Mr. Sarkis', Mr. Hartzfeld's, Mr. Bissaillon's, Ms. Lagrotteria's and Mr. Dalton's pro forma interest in the Company's net book value would be approximately $21,754,000, $6,800,000, $17,000, $193,000,
$32,000 and $0, respectively. Finally, their individual pro forma interest in the Company's net earnings, based on the same assumption, would be approximately $1,278,000, $400,000, $1,000, $11,000, $2,000 and $0,
respectively.


     All of the above-referenced figures, discussing ownership interests of the Affiliated Stockholders, are calculated before giving consideration to related transaction expenses and interest expense associated with the new capital structure of the Surviving Corporation.


PLANS FOR THE COMPANY AFTER THE MERGER

     It is expected that following the Merger the business and operations of the Company will, except as set forth in this Proxy Statement, be conducted by Surviving Corporation substantially as they are currently conducted.

     Except as described in this Proxy Statement, neither Mr. Sarkis nor the Acquiror has any present plans or proposals that relate to or would result in an extraordinary corporate transaction involving the Company's corporate structure, business or management, such as a Merger, reorganization, liquidation, relocation of any operations of the Company or sale or transfer of a material amount of assets other than the transactions described in this Proxy Statement. However, Mr. Sarkis and members of management will continue to evaluate the business and operations of the Surviving Corporation following the Merger and may propose or develop new plans and proposals which they consider to be in the best interests of the Surviving Corporation and its stockholders. Specifically, Mr. Sarkis currently intends to continue the Company's current strategy of a growth rate of two to three new restaurants per year. See "THE COMPANY--Growth Strategy."


RISK THAT THE MERGER WILL NOT BE CONSUMMATED

     Consummation of the Merger is subject to a number of conditions, including without limitation, receipt of the required Stockholder approval, the absence of an injunction or other order restraining consummation of the transactions contemplated by the Merger Agreement, receipt by the Acquiror of the required financing to complete the Merger and to pay related fees and expenses. See "THE MERGER AGREEMENT--Conditions to the Consummation of the Merger" and "APPRAISAL RIGHTS." Although, as described in "THE MERGER--Merger Financing," the Acquiror has obtained commitments for the required financing, these commitments contain numerous conditions. Therefore, even if the requisite Stockholder approval is obtained, there can be no assurance that the Merger will be consummated.

     It is expected that if the Merger Agreement is not adopted by the Stockholders, or if the Merger is not consummated for any other reason, the Company's current management, under the direction of the Board of Directors, will continue to manage the Company as an on-going business. No other transaction is currently being considered by the Company as an alternative to the Merger.


CERTAIN RISKS IN THE EVENT OF BANKRUPTCY

     If the Company is insolvent at the Effective Time or becomes insolvent as a result of the Merger, the transfer of funds representing the $10.25 per Share price payable to Stockholders upon consummation of the Merger may be deemed to be a "fraudulent conveyance" under applicable law, and therefore may be subject to claims of certain creditors of the Company. If such a claim is asserted by the creditors of the Company after the Merger, there is a risk that persons who were Stockholders at the Effective Time will be ordered by a court to turn over to the Company's trustee in bankruptcy all or a portion of the $10.25 per Share in cash they received upon the consummation of the Merger.


     Based upon the projected capitalization of the Company at the time of the Merger and projected results of operations and cash flow after the Merger, management of the Company has no reason to believe that the Company and its Subsidiaries ("Subsidiaries"), on a consolidated basis, will be insolvent immediately after giving effect to the Merger.

                                  THE COMPANY


GENERAL

     The Company owns and operates full service restaurants located in New England, New York, New Jersey and Washington, D.C. As of February __, 1999, the Company operated thirty-four restaurants, fourteen of which feature Northern Italian cuisine and are operated under the Papa.Razzi trade name and twenty of which offer American-style cuisine. Since it opened its first restaurant in 1964, the Company has generally followed an operating philosophy of providing value to its customers by featuring generous portions of high quality food, a level of service that is typical of higher priced restaurants, and moderate prices.

     The Company emphasizes freshness, quality, cleanliness, service and distinctive decor in each of its restaurants. Menu items are prepared on the restaurant premises from original recipes by skilled and experienced chefs. The Company employs two executive chefs who are responsible for developing new menu items, setting presentation standards and working with unit level chefs as needed to improve performance and resolve problems. The Company's restaurants use fresh ingredients almost exclusively and generally do not rely on frozen or prepared foods as do some national chains. The Company employs quality control consultants who conduct frequent unannounced inspections of its restaurants. The Company believes that its adherence to the high-quality food standards has promoted strong customer loyalty and has contributed to the longevity of its restaurant concepts.

     The Company recognizes that menus, and sometimes restaurant concepts, need to be changed periodically to satisfy changing public tastes. The Company's core restaurant concepts have proven adaptable to changing customer preferences and the Company believes that its ability to modify and refresh its existing restaurants by periodically revising their menus and concepts allows the Company to maintain or increase its customer base within its market area.

     The Company's restaurants provide specialty menus in addition to their standard menus, such as weekend brunch menus. Both standard and specialty menus are periodically updated by the executive chefs according to changing customer preferences. The Company considers the extensive selection of items on its menus to be an important factor in the appeal of its restaurants.

     All of the Company's restaurants offer a full liquor selection and all have a bar. The Company believes that, although such beverage service contributes to the overall success of a restaurant, attention to the quality of the food and service increases repeat customer business and minimizes volume fluctuations associated with trends in bar popularity. All of the Company's restaurants are open seven days a week and serve lunch and dinner.


NORTHERN ITALIAN-STYLE MENU AND CONCEPT

     The Papa.Razzi concept creates a distinctive upscale, casual dining atmosphere. Each of the Papa.Razzi restaurants features earth colors, marble or granite and light wood decor to create the ambiance of a European trattoria. The Papa.Razzi menu is tailored to this dining atmosphere and offers a selected array of Northern Italian cuisine featuring several types of freshly prepared pasta with sauces. The menu also includes a variety of pizzas with creative toppings which are flash cooked in brick ovens under extreme heat to create a thin, light crust and preserve the flavor and consistency of the toppings.

     The "secondi" or entree portion of the Papa.Razzi menu offers a selection of grilled and saut-ed veal, chicken, seafood and meat dishes.

     The Papa.Razzi concept and menu allow the Company to take advantage of the lower food costs and popularity of Italian food. The Papa.Razzi restaurants have proven equally suitable for urban and shopping mall locations.

     The average lunch and dinner checks per customer at Papa.Razzi are approximately $12.50 and $19.00, respectively. Sales of alcoholic beverages accounts for approximately 25.0% of Papa.Razzi revenue.


AMERICAN-STYLE MENUS, CONCEPTS AND TRADE NAMES

     The Company's American-style restaurants offer substantially similar menus which emphasize fresh, moderately-priced fare, including a variety of chicken and seafood dishes, grilled steaks, gourmet hamburgers, Mexican dishes, pasta, soups and salads.

     While the Company's American-style restaurants are operated under several trade names, each restaurant creates a warm, casual dining atmosphere attracting a wide diversity of customers. The Company's strategy of using different restaurant names enhances its ability to open a number of restaurants in a strong restaurant market, such as the Back Bay section of Boston where the Company operates four American-style restaurants. Although the menus of American-style restaurants are substantially similar, menu items vary slightly and different prices are charged, depending on the restaurant's location and trade name.

     In October of 1998 the Company opened a new restaurant concept called Abe & Louie's. This concept has a specialized menu featuring a selection of prime meats, seafood and classic dishes, with pricing, decor and service level greater than the other American- style restaurants owned by the Company.


     The average lunch and dinner checks per customer at the Company's American-style restaurants (exclusive of Abe & Louie's) are approximately $11.00 and $16.00, respectively. Sales of alcoholic beverages accounts for approximately 29.0% of the Company's American concept revenues.

RESTAURANT LOCATIONS


     The following table presents certain information regarding the restaurants operated by the Company as of February __, 1999.




                                                                                Approx.      Restaurant
Date                                                                            Seating      Size (Approx.     Lease (1)
Opened         Location                Name                                     Capacity     Sq. Ft.)          Expiration
Northern Italian Concept
------------------------------------
Nov. 1989      Boston, MA              Papa.Razzi                                   220            6,700           2010
June 1991      Chestnut Hill, MA       Papa.Razzi                                   160            4,050           2014
Oct. 1991      Cambridge, MA           Papa.Razzi                                   219            6,170           2007
June 1992      Concord, MA             Papa.Razzi                                   220           14,000           2019
Aug. 1992      West Hartford, CT       Papa.Razzi                                   239            5,000           2014
Nov. 1992      White Plains, NY        Papa.Razzi                                   280            6,750           2022
Dec. 1992      Burlington, MA          Papa.Razzi                                   350           12,600           2017
Mar. 1993      Wellesley, MA           Papa.Razzi                                   320            9,300           2018
June 1993      Cranston, RI            Papa.Razzi                                   225            6,000           2018
Oct. 1993      Short Hills, NJ         Papa.Razzi                                   202            5,450           2009
May 1994       Hanover, MA             Papa.Razzi                                   230            7,200           2023
June 1994      Westbury, NY            Papa.Razzi                                   280           10,200           2016
Sept. 1994     Paramus, NJ             Papa.Razzi                                   220            5,800           2005
Feb. 1995      Georgetown, D.C.        Papa.Razzi                                   243            8,400           2015

American Concept
------------------------------------
June 1973      Chestnut Hill, MA       Charley's Eating & Drinking Saloon           170            5,000           2014
Sept. 1975     Dedham, MA              J.C. Hillary's                               270            7,920           2011
Oct. 1975      Boston, MA              Abe & Louie's (2) (3)                        411            9,870           2006
Oct. 1978      Boston, MA              The Famous Atlantic Fish Company (3)         169            4,557           2006
Dec. 1984      Boston, MA              Joe's American Bar & Grill                   251            6,317           2010
Nov. 1985      Waterford, CT           Charley's Eating & Drinking Saloon           190            7,108           2000
Aug. 1986      Wayland, MA             Hillary's                                    188            6,100           2015
Feb. 1987      Nashua, NH              Charley's Eating & Drinking Saloon           208            6,597           2002
Sept. 1988     West Hartford, CT       Joe's American Bar & Grill                   230            8,000           2014
Sept. 1989     Woburn, MA              Joe's American Bar & Grill (4)               275            8,100           2023
Jan. 1990      North Attleboro, MA     Charley's Eating & Drinking Saloon           239            6,633           2005
July 1990      Trumbull, CT            J.C. Hillary's                               250            7,090           2005
Nov. 1990      Boston, MA              Charley's Eating & Drinking Saloon           270            7,888           2011
Dec. 1992      Peabody, MA             Joe's American Bar & Grill                   268            6,016           2008
Dec. 1993      Hanover, MA             Joe's American Bar & Grill                   260            7,400           2023
Oct. 1994      Paramus, NJ             Joe's American Bar & Grill                   240            6,100           2005
Dec. 1994      Short Hills, NJ         Joe's American Bar & Grill                   195            5,300           2009
Sept.1996      Braintree, MA           Joe's American Bar & Grill                   310            9,200           2016
May 1997       Boston, MA              Joe's American Bar & Grill                   344            7,500           2016
Aug. 1998      Fairfield, CT           Joe's American Bar & Grill                   226            7,000           2026


(1)  Assumes that the Company exercises all of its extension options.
(2)  Operated as a J.C. Hillary's until February of 1998.
(3) Operated under a lease with an affiliate of Charles F. Sarkis, President and Chief Executive Officer of the Company.
(4)  Operated as J.C. Hillary's until November of 1997.

GROWTH STRATEGY


     The Company's current growth strategy is to expand its operations on a very select basis in markets along the Boston-Washington, D.C. corridor. However, if a suitable opportunity arose, the Company would also consider expansion into other metropolitan markets. The Company does not franchise and currently has no plans to develop a domestic franchise program. The ability of the Company to open new restaurants and achieve its expansion goals is dependent upon, among other factors, locating satisfactory sites, obtaining or generating adequate capital, negotiating favorable leases or purchasing land or buildings on acceptable terms, securing appropriate government permits and approvals, obtaining liquor licenses and recruiting and training additional qualified restaurant management personnel.



     The Company's growth strategy is focused on obtaining the most desirable location in each market in which it wishes to operate. Once the location is selected, the Company selects the restaurant concept that management believes will most likely take best advantage of the specific characteristics of the site. For example, the Company has not developed a Northern Italian Concept restaurant since February 1995. During the same period, two American Concept restaurants have been developed and two American Concept restaurants were converted to other American Concept brands. Profitability of the American Concept restaurants is moderately greater as a percent of sales than the Northern Italian Concept restaurants. The increased profitability of the American Concept restaurants is largely attributable to the higher profit margins of the Joe's American Bar & Grill restaurants. Profit margins at Joe's American Bar & Grill restaurants, in the aggregate, are higher than the other American Concept and Northern Italian Concept restaurants because of higher average sales per restaurant. The higher average sales figure per restaurant allows for a larger contribution to profitability after payment of fixed costs. The profit margins of the American Concept restaurants are comparable to the profit margins of the Northern Italian restaurants if Joe's American Bar & Grill is excluded from such calculation.



SITE SELECTION, DESIGN AND CONSTRUCTION

     The Company believes that location is a key factor in a restaurant's ability to operate a profitable lunch and dinner business and considers several demographic factors in selecting sites, including the size of the middle to upper income residential population, the proximity of retail and office facilities, traffic patterns and the visibility of the location. Senior management inspects and approves each restaurant site. The Company generally designs its restaurants utilizing outside architects under the supervision of its in-house architect.


MANAGEMENT TRAINING AND RESTAURANT OPERATIONS

     The Company invests a substantial amount of time in training and testing its restaurant personnel. Management trainees must complete a ten-week on-site training program during which they are familiarized with kitchen, bar and dining room operations of the restaurant and are instructed in areas such as food quality and preparation, customer service, alcoholic beverage service, liquor liability avoidance and employee relations. Periodic seminars are conducted by Company personnel and outside experts on a broad range of topics to provide additional training for its managers. The training programs are designed to ensure that uniform standards of quality and service are followed in all of the restaurants and are further designed so that the managers can be transferred from one American concept restaurant to another, or one Papa.Razzi restaurant to another, with minimal disruption.

     The Company believes that an important element of its success lies in employee adherence to the Company's standard of quality. The Company encourages the promotion of its qualified restaurant employees to managerial positions and maintains employee morale by rewarding individual achievement through increased salaries and bonuses. The Company has an incentive program under which general managers, chefs and regional managers may receive bonuses and stock option grants based on the contribution to the Company's earnings by the restaurants for which they are responsible.

     The Company employs regional managers who are each responsible for supervising an average of seven restaurants. The day-to-day operations of each restaurant, including personnel management, food procurement, inventory control and guest relations, are the responsibility of a general manager who generally reports to a regional manager. The management staff of a typical Company restaurant consists of one general manager, two assistant managers, one chef and one sous chef. Each restaurant also employs approximately 80 hourly employees, many of whom work part-time.

     Centralized financial and management controls, which are fundamental in controlling restaurant operating margins, are maintained through the use of an automated data processing system and prescribed reporting procedures. Each restaurant has a point of sale system that captures restaurant operating information. The restaurants forward daily sales reports, vendor invoices, payroll information and other data to the Company's corporate headquarters. Company management utilizes this data to monitor quality, cost and sales mix and to prepare periodic financial and management reports. This system is also used for budget analyses, planning, and determining menu composition. Restaurant managers perform daily inventories on key products and weekly inventories on all products. Cash is controlled through frequent deposits of sales proceeds in local operating accounts, the balances of which are wire transferred regularly to the Company's principal account.


PURCHASING AND SUPPLIES

     The Company centrally controls the purchasing criteria for its restaurants, including criteria related to acceptable suppliers and product quality. Management develops product specifications and continually monitors vendors to ensure that food suppliers comply with the Company's quality standards. The Company's restaurants purchase certain perishable items, beverages and other branded items directly from company-specified suppliers. The Company is not dependent on any single supplier and believes that adequate alternative suppliers are available.


EMPLOYEES

     At December 11, 1998, the Company employed approximately 2,800 persons, approximately twenty of whom were corporate personnel and approximately 220 of whom were associated with the management or supervision of the restaurants. The Company considers relations with its employees to be good.


MARKETING

     Management believes that the Company's commitment to customer service and value is the most effective approach to attracting customers. Accordingly, the Company has historically focused its resources on providing its customers with superior service and value, and has relied primarily on word of mouth to attract new and repeat customers. Management believes that its strategy of locating multiple restaurants under the same name within a defined geographic area has enabled newer restaurants to benefit from the name recognition and reputation for quality developed by existing restaurants. The Company employs little print or direct mail advertising, and conducts some radio advertising and local restaurant promotions. During 1998, the Company's expenditures for advertising were less than one percent of its revenues.

     In September 1994, the Company instituted its Preferred Guest Program. Under the program, preferred guests receive a $20 dining certificate good at any of the Company's restaurants each time $200 in food and beverage purchases are reflected in the customer's account. The Company records the liability associated with dining certificates as they vest. As of December 11, 1998, the Company had approximately 20,000 members in its Preferred Guest Program.


COMPETITION

     The restaurant business is highly competitive and is affected by, among other things, changes in eating habits and preferences, local, regional and national economic conditions, population trends and traffic patterns. The Company competes within each market with locally-owned restaurants as well as with national and regional restaurant chains, some of which operate more restaurants and have greater financial resources and longer operating histories than the Company. The principal bases of competition in the industry are the quality and price of the food products served. Restaurant location, quality and speed of service, name identification and attractiveness of facilities are also important. The acquisition of sites is highly competitive as well, with the Company often competing with other restaurant companies and retail businesses for suitable sites for the development of new restaurants.


GOVERNMENTAL REGULATION

     The Company is subject to various federal, state and local laws affecting its business. Each of the Company's restaurants is subject to licensing by governmental authorities and a variety of regulatory provisions relating to zoning of restaurant sites, alcoholic beverage control, sanitation, health and safety and the environment. Difficulties or failures in obtaining required licenses or approvals may delay or prevent the Company from opening new restaurants.

     Alcoholic beverage control regulations require each of the Company's restaurants to apply to a state authority and, in certain locations, county and municipal authorities for a license and permit to sell alcoholic beverages on the premises. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of the daily operations of the Company's restaurants, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, and storage and dispensing of alcoholic beverages. The failure to receive or retain, or a delay in obtaining, a liquor license in a particular location could adversely affect the Company's ability to obtain such a license elsewhere. The Company has not encountered any material problems relating to alcoholic beverage licenses to date.

     Various federal and state labor laws govern the Company's relationship with its employees, including such matters as minimum wage requirements, overtime and other working conditions. Significant additional government-imposed increases in minimum wages, paid leaves of absence, mandated health benefits or increased tax payment requirements for employees who receive gratuities could have a material adverse effect on the Company's results of operations.


SERVICE MARKS

     The Company regards its service marks as having significant value and as being an important factor in the marketing of its services. The Company has registered as service marks the words Papa.Razzi, Papa.Razzi's Cucina, Joe's American Bar & Grill, J.C. Hillary's, Hillary's, Charley's Eating & Drinking Saloon, Atlantic Fish Co., Rayz Riverside Cafe, and Abe & Louie's with the United States Patent and Trademark Office. The Company's policy is to pursue registration of its marks and to strenuously oppose infringement of its marks.

     The Company is aware of similar names being used in some areas. To the extent that these names were in use prior to the Company's registration of the name as a service mark, the Company may be prevented from operating under the name in the area of such prior use. The Company does not expect any such prior use of similar names to have a material effect on its operations.


SEASONALITY

     A large proportion of the Company's restaurants are located in mall locations or other retail areas. Consequently, the Company's sales are generally highest during the holiday shopping season in the fourth quarter of each year and lowest during the first quarter of each year.


                                  THE MERGER


BACKGROUND OF THE MERGER

     As described above, the decision of the Board to approve, and recommend adoption and approval by the Stockholders of, the Merger Agreement and the transactions contemplated thereby, including the Merger, followed extensive negotiations between the Special Committee and the Acquiror regarding the terms of the Merger Agreement. The Board's deliberations included a detailed review of the Company's business, results of operations and prospects, including the likelihood of effecting an alternative transaction and the ranges of values to the Stockholders that might be achievable in an alternative transaction and the financial and other terms of the proposed Merger. For a statement of the material factors considered by the Board in connection with its approval and recommendation, see "SPECIAL FACTORS--Purpose of the Merger;" "--Fairness of the Merger" and "--Recommendation of the Board."

THE BOARD RECOMMENDS THAT BACK BAY STOCKHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

     The four members of the Board who voted to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, are not officers or employees of the Company or its Subsidiaries. The other members of the Board are Charles F. Sarkis, the Company's Chairman, President and Chief Executive Officer, Francis P. Bissaillon, Executive Vice President and Chief Financial Officer of the Company, and Richard P. Dalton, President and Chief Executive Officer of The Westwood Group, Inc. In order to avoid participating in the Board's deliberations of matters as to which they had a conflict of interest, Messrs. Sarkis, Bissaillon and Dalton waived notice of the December 2, 1998 Board meeting and were absent when the Board voted to approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

MERGER CONSIDERATION

     Subject to certain provisions as described herein, except for Shares of Company Common Stock owned by the Acquiror and dissenting Shares, each issued and outstanding Share of Company Common Stock will be entitled to receive in cash from the Surviving Corporation following the Merger an amount equal to $10.25, the Merger Consideration.

     Any Shares of Company Common Stock owned by the Company and the Acquiror will automatically be canceled at the Effective Time and will cease to exist. Shares held by the Affiliated Stockholders will be exchanged for shares of the Acquiror prior to the Closing Date and the Affiliated Stockholders will be the stockholders of the Surviving Corporation.


EFFECTIVE TIME

     The Merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware (the "Certificate of Merger") or upon such other date as is specified in such Certificate of Merger in accordance with the DGCL and as the Acquiror and the Company shall agree (the "Effective Time"). Subject to certain limitations, the Merger Agreement may be terminated by either party if, among other reasons, the Merger has not been consummated on or before June 30, 1999. See "THE MERGER AGREEMENT--Conditions to the Merger" and "--Termination of the Merger Agreement; Termination Fees."


CONVERSION OF SRC HOLDINGS STOCK

     In the Merger, the shares of stock of the Acquiror issued and outstanding immediately prior to the Effective Time will become the shares of the Surviving Corporation.


CONVERSION OF BACK BAY COMMON STOCK; PROCEDURES FOR EXCHANGE OF CERTIFICATES

     At the Effective Time, Shares of Company Common Stock (other than Shares as to which appraisal rights are properly exercised, and Shares owned by the Acquiror) will be converted into the right to receive the Merger Consideration.

     As soon as practicable following the Effective Time, the Exchange Agent will send a letter of transmittal to each holder of Company Common Stock. The letter of transmittal will contain instructions with respect to the surrender of certificates representing Shares of Company Common Stock or fractions thereof in exchange for cash.

STOCKHOLDERS OF THE COMPANY SHOULD NOT FORWARD STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL.

     As soon as practicable after the Effective Time, each holder (other than holders who perfect their appraisal rights and other than the Acquiror) of an outstanding certificate or certificates at such time which prior thereto represented Shares of Company Common Stock will, upon surrender to the Exchange Agent of such certificate or certificates and acceptance thereof by the Exchange Agent, be entitled to receive the Merger Consideration. The Exchange Agent will accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there will be no further transfer on the records of the Company or its transfer agent of certificates representing Shares of Company Common Stock which have been converted, in whole or in part, pursuant to the Merger Agreement into the right to receive cash, and if such certificates are presented to the Company for transfer, they will be canceled against delivery of cash. Until surrendered as contemplated by the Merger Agreement, each certificate for Shares of Company Common Stock will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. No interest will be paid or will accrue on any cash payable to Stockholders as consideration in the Merger.


CONDUCT OF BUSINESS PENDING THE MERGER

     Pursuant to the Merger Agreement, the Company has agreed to carry on its business and that of its Subsidiaries prior to the Effective Time in the usual, regular and ordinary course of business consistent with past practice. See "THE MERGER AGREEMENT--Conduct of the Company's Business Until the Effective Time."

CONDITIONS TO THE MERGER

     The obligation of the Company and the Acquiror to consummate the Merger are subject to various conditions, including, without limitation, obtaining requisite stockholder approval in accordance with the DGCL, obtaining requisite Non-Affiliated Stockholder approval pursuant to the Merger Agreement and the absence of any injunction or other legal restraint or prohibition preventing the consummation of the Merger. See "THE MERGER AGREEMENT--Conditions to the Merger."


FEDERAL INCOME TAX CONSIDERATIONS

     Upon consummation of the Merger, each outstanding Share of Company Common Stock (other than Shares held by the Affiliated Stockholders and other than Shares as to which appraisal rights are properly exercised) will be converted into the right to receive the Merger Consideration.

     The following discussion is a summary of the principal federal income tax consequences of the Merger to Stockholders whose Shares are surrendered pursuant to the Merger (including any cash amounts received by dissenting Stockholders pursuant to the exercise of appraisal rights). The discussion applies only to Stockholders in whose hands Shares of Company Common Stock are capital assets, and may not apply to Shares of Company Common Stock received pursuant to the exercise of employee stock options or otherwise as compensation, or to Stockholders who are not citizens or residents of the United States.

     The federal income tax consequences set forth below are based upon present law. Because individual circumstances may differ, each Stockholder is urged to consult such Stockholder's own tax advisor to determine the applicability of the rules discussed below to such Stockholder and the particular tax effects of the Merger, including the application and effect of state, local and other tax laws.

     The receipt of cash pursuant to the Merger (including any cash amounts received by dissenting Stockholders pursuant to the exercise of appraisal rights) will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended, (the "Code"), and also may be a taxable transaction under applicable state, local and other income tax laws. In general, for federal income tax purposes, a Stockholder will recognize gain or loss equal to the difference between the cash received by the Stockholder pursuant to the Merger and the Stockholder's adjusted tax basis in the Shares of Company Common Stock surrendered pursuant to the Merger. Such gain or loss will be capital gain or loss and will be long-term gain or loss if, on the Effective Date of the Merger, the Shares of Company Common Stock were held for more than one year. There are limitations on the deductibility of capital losses.

     Payments in connection with the Merger may be subject to "backup withholding" at a 31% rate. Backup withholding generally applies if the Stockholder fails to furnish such Stockholder's social security number or other taxpayer identification number ("TIN"), or furnishes an incorrect TIN. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons generally are exempt from backup withholding, including corporations and financial institutions. Certain penalties apply for failure to furnish correct information and for failure to include the reportable payments in income. Stockholders should consult with their own tax advisors as to the qualifications for exemption from withholding and procedures for obtaining such exemption.


ANTICIPATED ACCOUNTING TREATMENT

     It is expected that the Merger will be accounted for in accordance with the principles of purchase accounting.


CERTAIN REGULATORY MATTERS

     The Company and the Acquiror do not believe that any governmental filings are required with respect to the Merger other than (i) the filing of the Certificate of Merger, and (ii) approval from certain liquor licensing authorities in connection with the change of control of the Company. The Company and the Acquirer do not believe that they are required to make a filing with the Department of Justice and the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, although each agency has the authority to challenge the Merger on antitrust grounds before or after the Merger is completed.

EFFECT ON STOCK OPTIONS AND EMPLOYEE BENEFIT MATTERS

     Pursuant to the Merger Agreement, as of the Effective Time, each outstanding, unexercised stock option to purchase Shares (a "Company Stock Option") issued under the Company Stock Option Plan, except those Company Stock Options which the Acquiror has agreed in writing to exchange for options granted under the Acquiror's stock option plan immediately prior to the Effective Time, will terminate and be canceled and each holder of a Company Stock Option will be entitled to receive a cash payment from the Company equal to the product of (a) the excess, if any, of (x) the Merger Consideration over
(y) the per Share exercise price of such Company Stock Option, times (b) the aggregate number of Shares subject to such Company Stock Option. Such cash payment will be net of any required withholding taxes. The Company's obligation to make any such cash payment (1) will be subject to the obtaining of any necessary consents of optionees to the cancellation of such Company Stock Options, in form and substance satisfactory to the Acquiror, and (2) will not require any action which violates the Company Stock Option Plan. As of the Effective Time, the Company Stock Option Plan will terminate and be of no further force or effect, and the Company will take such action as will be necessary to ensure, to the Acquiror's reasonable satisfaction, that no holder of a Company Stock Option will have any right to acquire any interest in the Surviving Corporation under the Company Stock Option Plan.


     There are approximately 275,000 Company Stock Options outstanding (not including options held by the Affiliated Stockholders). The aggregate cash payment to be made on account of the cancellation of Company Stock Options as set forth above is approximately $1.7 million.


     The Company Stock Option Plan will terminate as of the Effective Time, and following the Effective Time no holder of a Company Stock Option nor any participant in the Company Stock Option Plan will have any right thereunder to acquire equity securities of the Company following the Merger.


NASDAQ DELISTING

     Following the consummation of the Merger, the Company will seek to have the Company Common Stock, which is currently traded on the Nasdaq National Market, delisted.


MERGER FINANCING

     Pursuant to the Merger Agreement, the Acquiror's obligation to consummate the Merger is conditioned upon, among other things, sufficient financing being obtained by the Acquiror to consummate the transactions contemplated by the Merger Agreement pursuant to the terms of the financing commitments (the "Financing Commitments") described below or such other terms as the Acquiror and the Company may agree or as are not materially more onerous than as set forth in the Financing Commitments. Pursuant to the Merger Agreement, the Acquiror has agreed to use commercially reasonable efforts to so obtain such financing.

     The amount required to fund the purchase of Shares from selling Stockholders pursuant to the Merger Agreement, consummate the Merger, and to pay all related fees and expenses of the transaction, is estimated to be approximately $38 million. The Acquiror plans to obtain the necessary funds through the Financing Commitments.

     The Acquiror has received a written commitment described below from (i) FINOVA Capital Corporation ("FINOVA"), for the provision of a senior credit facility (the "Senior Credit Facility") in the form of a senior term loan (the "Loan") for the transactions contemplated by the Merger Agreement in the amount of $30 million; and (ii) DDJ Capital Management, LLC, on behalf of funds and accounts managed and advised by it (collectively, "DDJ"), for the provision of subordinated debt (the "Subordinated Debt") in the form of Senior Subordinated Notes (the "Notes") in the amount of $8 million.

     FINOVA issued to Mr. Sarkis a commitment letter, dated November 25, 1998 (the "FINOVA Commitment Letter"), pursuant to which FINOVA has committed, subject to certain conditions discussed below, to provide the Acquiror with the Senior Credit Facility in the amount of $30 million in connection with the Merger.

     Borrowings pursuant to the Senior Credit Facility will be available (i) to consummate the Merger, (ii) to refinance all existing indebtedness of the Company and its Subsidiaries, (iii) to pay all transaction costs, and (iv) any remainder, for working capital, including the construction and/or renovation of new restaurant locations. The repayment of the Senior Credit Facility will be unconditionally, jointly and severally guaranteed by all of the Surviving Corporation's Subsidiaries.

     The Loan will bear interest at a rate equal to the highest yield on seven year Treasury Notes with a maturity date closest to the twenty-seventh quarter following the quarter in which the closing occurs, as published in The Wall Street Journal on the Friday before the Closing Date, plus 4.25% per annum. For any period in which an event of default under the definitive loan agreement exists, the Loan shall bear interest at the rate described above plus 3.0% per annum. Accrued and unpaid interest on the Loan will be payable monthly in arrears. Voluntary prepayments are subject to premium charges, and there are certain involuntary prepayments, not subject to any premium charges, that may occur, subject to the terms set forth in the FINOVA Commitment Letter.

     FINOVA will obtain valid and perfected first priority liens on all property constituting security for the Loan, free and clear of any liens other than liens permitted under the definitive loan agreement. Pursuant to such collateral requirement, FINOVA will require satisfactory evidence that the Surviving Corporation has good and marketable title to all of its properties and that there is good and marketable title to all of the issued and outstanding capital stock of the Surviving Corporation and its Subsidiaries.

     DDJ has issued to the Acquiror a commitment letter, dated December 3, 1998 (the "DDJ Commitment Letter"), pursuant to which DDJ has committed, subject to certain conditions discussed below, to provide the Acquiror with Subordinated Debt in the amount of $8 million in connection with the Merger.

     The Subordinated Debt provided to the Acquiror by DDJ will be in the form of Senior Subordinated Notes (the "Notes"), which will mature seven years and three months from the date of issuance (which shall be the date of the contemplated buyout transaction). Interest on the Notes will accrue at a rate of 12.50%, per annum, payable quarterly in arrears. DDJ shall also be entitled to additional interest totaling 6.25% per annum, payable quarterly in arrears, at the Acquiror's option, in cash or additional Notes. As additional consideration for purchasing the Notes, DDJ shall be entitled to receive 1% of the equity in the Surviving Corporation (on a fully diluted basis following the Merger). The Notes will be redeemable prior to maturity at the option of the Acquiror in minimum principal amounts of $1 million at the prices listed in the DDJ Commitment Letter. The Notes will be senior subordinated obligations of the Acquiror subordinate in right of payment only to permitted senior bank indebtedness of the Acquiror. The repayment of the Notes will be unconditionally, jointly and severally, guaranteed by all of the Surviving Corporation's Subsidiaries.

     It is anticipated that borrowings for the transactions contemplated by the Merger Agreement described above will be repaid from funds generated internally by the Acquiror (including, after the Merger, funds generated by the Company), or other sources, including the proceeds of the sale of debt or equity securities or the sale of assets. No decisions have been made concerning the repayment of such borrowings and decisions will be based on the Acquiror's review from time to time of the advisability of particular actions, as well as on prevailing interest rates and financial and other economic conditions.

     The definitive agreements for the financing to be provided under the Commitment Letters have not been reached. Accordingly, not all of the terms of the financing have been finalized, and the provisions described herein may change materially as a result of the negotiation of definitive agreements. It is a condition to the financing that definitive agreements be entered into. In addition, it is anticipated that the obligation of the lenders to provide financing will be subject to the satisfaction of certain other conditions, including among others, the satisfaction of all conditions precedent to the Merger.

     The definitive agreements for the financing are also expected to contain numerous restrictive covenants, including covenants related to capital expenditures, mergers and asset sales or purchases, incurrence of debt obligations, liens and contingent obligations, termination, name changes, transactions with affiliates, distributions and dividends and use of proceeds. The definitive agreements also are expected to contain standard event of default provisions, including, among other things, payment defaults, misrepresentations, covenant defaults, and other material contracts, cross-defaults into other material indebtedness, failure to have perfected liens of purported priority, bankruptcy events, adverse judgments, and changes of control.

     Other than as set forth above, no agreements, arrangements or commitments relating to financing for the Merger have been executed or made. If and when definitive agreements relating to the Notes or the Senior Credit Facility are executed, copies thereof will be filed as exhibits in amendments to this Proxy Statement and the Acquiror will disseminate to Stockholders a description of such agreements and/or commitments if and to the extent required by Rules 14d-4(c) and 14d-6(d) under the Exchange Act or otherwise.

FEES AND EXPENSES

     The aggregate fees and expenses paid and estimated to be paid by the Acquiror and the Company in connection with the merger, the financing and related transactions are as follows:



       Financing Fees                                $   670,000.00
       Investment Banking and Financial Advising     $ 1,900,000.00
       Legal and Accounting                          $   500,000.00
       Printing and Distribution                     $   100,000.00
       Commission Filings                            $     8,194.76
       Miscellaneous                                 $    21,805.24
                                                     --------------
       TOTAL                                         $ 3,200,000.00
                                                     ==============

     To the extent not paid prior to the Effective Time by the Acquiror or the Company, all such fees and expenses will be paid by the Surviving Corporation if the Merger is consummated. If the Merger is not consummated, each party will bear its respective fees and expenses, except as otherwise provided under "THE MERGER AGREEMENT--Termination of the Merger; Termination Fees."


BACK BAY CAPITAL STOCK

     The Company is authorized by its Restated Certificate of Incorporation to issue an aggregate of 20,000,000 shares of Common Stock, par value $.01 per share. The following is a summary of certain of the rights and privileges pertaining to the Company's capital stock. For a full description of the Company's capital stock, reference is made to the Company's Restated Certificate of Incorporation, a copy of which is on file with the Commission.


BACK BAY COMMON STOCK

     The holders of Company Common Stock are entitled to one vote per Share on all matters submitted for action by the Stockholders. Stockholders holding a majority in interest of the Shares of Company Common Stock can, if they elect to do so, approve a Merger. The terms and conditions of the Merger Agreement also require the affirmative vote of a majority of the Shares held by the Non-Affiliated Stockholders in order to adopt the Merger Agreement and approve the Merger.

     All Shares of Company Common Stock are entitled to share in such dividends as the Board of Directors may from time to time declare from sources legally available therefor.

     Upon liquidation or dissolution of the Company, whether voluntary or involuntary, all Shares of Company Common Stock are entitled to share equally in the assets available for distribution to Stockholders after payment of all prior obligations of the Company.

     In connection with the transactions contemplated by the Merger Agreement, the Company has amended the Shareholder Rights Agreement (the "Rights Agreement"), dated December 20, 1994, by and between the Company and State Street Bank & Trust Company. The Rights Agreement provides for the administration of the dividend distribution of one right, representing the right to purchase one Share of Common Stock, $0.01 par value, (a "Right"), for each Share of Common Stock, $0.01 par value, of the Company, owned by the holder of record on January 3, 1995. The amendment to the Rights Agreement, dated as of December 3, 1998 ("Amendment No. 1") excludes the Acquiror and the Affiliated Stockholders from the definition of an "Acquiring Person" under the Rights Agreement so long as the Merger Agreement has not been terminated in accordance with its terms. Consequently the transactions contemplated by the Merger Agreement will not trigger any provisions within the Rights Agreement and the Rights Agreement shall remain in full force and effect.


     REPORT FROM BACK BAY'S FINANCIAL ADVISOR; FAIRNESS OF THE TRANSACTION


OPINION OF FINANCIAL ADVISOR

     Pursuant to an engagement letter dated October 20, 1998 (the "Engagement Letter"), the Special Committee engaged Schroders to act as its exclusive financial advisor in connection with the consideration by the Company of various strategic and financial alternatives available to it to maximize stockholder value. Schroders is a nationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Special Committee selected Schroders as its financial advisor on the basis of its experience and expertise in transactions similar to the Merger and its reputation and experience in the restaurant and investment communities and its historical investment banking relationship with the Company.

     In connection with the consideration by the Special Committee of the merits of the Merger, Schroders was asked under the terms of the Engagement Letter to perform various financial analyses and deliver to the Special Committee its opinion based on such analyses. At the December 2, 1998 meeting of the Special Committee, Schroders delivered its oral opinion, and subsequently confirmed in writing as of such date, that the consideration to be received by the Stockholders of the Company (other than the Affiliated Stockholders) in the Merger is fair from a financial point of view (the "Schroders Opinion").

     THE FULL TEXT OF THE SCHRODERS OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS OF REVIEW BY SCHRODERS, IS ATTACHED HERETO AS ANNEX II AND IS INCORPORATED HEREIN BY REFERENCE AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONNECTION WITH THIS PROXY STATEMENT. THE FOLLOWING SUMMARY OF THE SCHRODERS OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE SCHRODERS OPINION. THE SCHRODERS OPINION IS ADDRESSED TO THE SPECIAL COMMITTEE ONLY AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF THE COMPANY AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING.

     In arriving at its opinion, Schroders, among other things: (i) reviewed a draft, dated November 24, 1998, of the Merger Agreement; (ii) reviewed drafts of the bank commitment letters received by the Acquiror in connection with the financing for the Transaction; (iii) reviewed the Company's Annual Reports on Form 10-K and 10-K/A filed with the Securities and Exchange Commission for the fiscal years ended December 31, 1993 through 1997, including the audited consolidated financial statements of the Company included therein; (iv) reviewed the Company's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for the quarters ended March 29, 1998, June 30, 1998 and September 30, 1998, including the unaudited consolidated financial statements of the Company included therein; (v) reviewed the proxy statement for the Company's 1997 Annual Stockholders' Meeting filed with the Securities and Exchange Commission; (vi) reviewed historical financial results of the Company by restaurant prepared by management; (vii) reviewed forecasts and projections for the Company prepared and supplied by management of the Company for the fiscal years ending December 1998 through December, 2003; (viii) held discussions with the Company's management regarding the business, operations and prospects of the Company and each of its restaurants; (ix) performed other investigations, including restaurant visits and meetings with management; (x) performed various valuation analyses, as Schroders deemed appropriate, of the Company using generally accepted analytical methodologies, including (a) the application to the financial results of the Company of the public trading multiples of companies which Schroders deemed comparable to the Company; (b) the application to the financial results of the Company of the multiples reflected in recent mergers and acquisitions for businesses which Schroders deemed comparable to the Company; (c) a discounted cash flow analysis of the Company's operations; and (d) a leveraged buyout analysis; (xi) reviewed the historical trading prices and volumes of the Company's Common Stock; and (xii) performed such other financial studies, analyses, inquiries and investigations as Schroders deemed appropriate.

     In its review and analysis and in formulating the Schroders Opinion, Schroders assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to it by the Company or obtained by it from other sources, and upon the assurance of the Company's management that they are not aware of any information or facts that would make the information provided to Schroders incomplete or misleading. Schroders did not independently verify such information. Schroders did not undertake an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor was it furnished with any such appraisals. With respect to financial forecasts and projections of the Company referred to in clause (vii) above, Schroders was advised by the Company, and Schroders assumed, without independent investigation, that they were reasonably prepared and reflected the best currently available estimates and judgments of management of the Company as to the expected future financial performance of the Company.

     Schroders noted that the Schroders Opinion was necessarily based upon financial, economic, market and other conditions as they existed, and the information made available to Schroders, as of December 2, 1998. Schroders disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting the Schroders Opinion which may come or be brought to its attention after the date of the Schroders Opinion.

     Set forth below is a brief summary of selected analyses presented by Schroders to the Special Committee on December 2, 1998 in connection with the Schroders Opinion.

     The following table summarizes the principal findings of the comparable companies analysis, the comparable transactions analysis and the discounted cash flow analysis:


                   Methodology                      Equity value per share
------------------------------------------------   -----------------------
           Comparable M&A Transactions             $7.44 to $14.44
           Comparable Publicly Traded Companies
           with 30% Premium                        $6.25 to $22.24
           Discounted Cash Flow Analysis           $9.91 to $13.56

     Schroders has concluded from these analyses that the Merger Consideration is within the range of equity value per share for each of the comparable companies analysis, the comparable transactions analysis and the discounted cash flow analysis.


     Schroders has also considered certain other factors and conducted certain other analyses. Schroders compared the Company with comparable companies, according to several financial criteria, which demonstrated that, when compared with its comparables, the Company: (i) was smaller in terms of sales; (ii) had a lower EBITDA margin; (iii) had slower and less consistent sales and EBITDA growth; (iv) had a smaller market capitalization; (v) had a more limited trading volume; (vi) had higher rent expense as a percentage of sales; and
(vii) owned no real estate. Schroders also reviewed additional factors including, but not limited to: geographic diversity, status as single or multi-concept operator, and historial growth record. Compared with its comparables, the Company on average had less geographically diverse operations, operated more restaurant concepts with fewer restaurants in each concept, and had a less favorable historical growth track record. These analyses assisted Schroders in determing that the Company should be valued at or below the low end of the range of the comparable companies analysis, the comparable transactions analysis and the discounted cash flow analysis.



COMPARABLE COMPANIES ANALYSIS

     Schroders analyzed a group of nine comparable public restaurant companies that included Il Fornaio Corp., Landry's Seafood Restaurants, Inc., Logan's Roadhouse, Inc., Lone Star Steakhouse & Saloon, Inc., Morton's Restaurant Group, Inc., O'Charley's Inc., Rainforest Cafe, Inc., Rare Hospitality International, Inc. and Taco Cabana, Inc. As a multiple of adjusted market value (i.e., equity market capitalization plus debt less cash) to expected 1998 earnings before interest, taxes, depreciation and amortization ("EBITDA"), the restaurant comparable companies trade within a range of 2.5x to 8.2x with a mean of 5.1x, indicating a valuation range for the Company's Common Stock of between $4.81 and $17.11 per share and a mean valuation of $10.39 per share. Adding a 30% premium to the current stock price, the analysis of the comparable restaurant companies indicated a valuation range for the Company Common Stock of between $6.25 to $22.24 per share and a mean of $13.51 per share.

     From this analysis, Schroders also determined that the Merger Consideration of $10.25 per share, representing a 16.3x price to expected 1998 earnings ratio, compares favorably to the prevailing price to expected 1998 earnings ratios for the comparable restaurant companies, which trade within a range of 7.5x to 16.6x, with a mean of 12.3x.

     Schroders noted that the comparable public restaurant companies varied significantly in several areas, including, but not limited to, (i) size, (ii) geographic diversity, (iii) underlying real-estate value, (iii) status as a single or multi-concept restaurant operator and (iv) historical growth record. No adjustments were made to the comparable company analysis to reflect any of these factors. However, Schroders' analysis of these areas and other financial criteria in Schroders' October 21, 1998 presentation to the Special Committee indicated that the Company should be valued at or below the low end of the range of its comparables.

     No company used in the above analysis as a comparison is identical to the Company. Accordingly, an analysis of the results of the foregoing involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which the Company is being compared. Mathematical analysis (such as determining average or a range) is not, in itself, a meaningful method of using comparable company data.


COMPARABLE TRANSACTIONS ANALYSIS

     Schroders developed a list of eight comparable merger and acquisition transactions including: (i) Tony Roma's/Investor Group, (ii) Pollo Tropical/Carrols Corp., (iii) Bertucci's/NE Restaurant Corp., (iv) Perkins Family Restaurant/Restaurant Co., (v) Bugaboo Creek Steak/Longhorn Steaks, (vi) Charlie Brown's/Castle Harlan, (vii) Houlihan's/Hampstead Group and (viii) Black-eyed Pea/DenAmerica. From this analysis, Schroders determined that the $10.25 Merger Consideration represented a multiple of approximately 5.3x EBITDA for the last twelve months ended September 30, 1998 ("LTM"), compared to the multiples paid for the comparable transactions, which ranged from 3.9x to 7.3x, with a mean of 6.0x, indicating a valuation range for Company Common Stock of between $7.44 and $14.44 per share and a mean valuation of $11.77 per share.

     Schroders noted that the comparable merger and acquisition transactions varied significantly in several areas, including, but not limited to, (i) size,
(ii) geographic diversity, (iii) underlying real-estate value, (iii) status as a single or multi-concept restaurant operator and (iv) historical growth record. No adjustments were made to the comparable transactions analysis to reflect any of these factors. However, Schroders' analysis of these areas and other financial criteria in its October 21, 1998 presentation to the Special Committee indicated that the Company should be valued at or below the low end of the range of its comparables.

     No company or transaction used in the above analysis as a comparison is identical to the Company or the Merger. Accordingly, an analysis of the results of the foregoing involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the transaction multiples for the companies to which the Company and the Merger are being compared. Mathematical analysis (such as determining average or a range) is not, in itself, a meaningful method of using comparable transaction data.


DISCOUNTED CASH FLOW ANALYSIS

     Schroders applied a discounted cash flow analysis to the financial cash flow forecasts for the Company for calendar years 1999 to 2003. Using this information, Schroders calculated the net present value of free cash flows the Company could generate through 2003 using discount rates of 16%, 17% and 18%. Schroders' estimate of the appropriate discount rate was based on the weighted average cost of capital of comparable restaurant companies. Schroders also calculated the terminal value of the Company in the year 2003 based on exit multiples of 2003 EBITDA ranging from 5.0x to 7.0x and discounted these terminal values using discount rates of 16%, 17% and 18%. This analysis indicated a valuation range of Company Common Stock of $9.91 to $13.56 per share.

     Inherent in any discounted cash flow valuation are the use of a number of assumptions, including the accuracy of projections, and the subjective determination of an appropriate terminal value and discount rate to apply to the projected cash flows of the entity under examination. Variations in any of these assumptions or judgements could significantly alter the results of a discounted cash flow analysis.


OTHER ANALYSES


     In rendering its opinion, Schroders considered certain other factors and conducted certain other analyses. These analyses did not directly focus on the Merger Consideration, but were undertaken to provide contextual data and comparative market data to assist in assessing the Merger and the market's valuation of the Company. Schroders reviewed the historical trading prices and volumes for the Company. Schroders also reviewed other financial criteria including: (i) size; (ii) profitability; (iii) sales growth; (iv) EBITDA growth; (v) market capitalization; (vi) trading volume; (vii) rent expense; and
(viii) real estate value per share for the Company and comparable companies. Schroders also reviewed additional factors including: geographic diversity, status as a single or multi-concept operator, and historical growth record. Schroders also performed a leveraged buyout analysis, which evaluated the purchase price to be paid and hypothetical financing arrangements for the proposed transaction from the perspective of an unaffiliated financial buyer.


     The summary set forth above does not purport to be a complete description of the presentation by Schroders to the Special Committee or the analyses performed by Schroders. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description. Schroders believes that such analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all such analyses and factors, would create an incomplete view of the analyses set forth in its presentation to the Special Committee. In addition, Schroders may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Schroders' view of the actual value of the Company.

     In performing its analyses, Schroders made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The analyses performed by Schroders are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Schroders' analysis of the fairness, from a financial point of view, of the consideration to be received in the Merger by the Company's Stockholders (other than the Affiliated Stockholders) and were provided to the Special Committee in connection with the delivery of the Schroders Opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Schroders used in its analyses various projections of future performance prepared by the management of the Company. The projections are based on numerous variables and assumptions which are inherently unpredictable. Accordingly, actual results could vary significantly from those set forth in such projections.

     As described above, the Schroders Opinion and presentation to the Special Committee were among the many factors taken into consideration by the Company's Board of Directors in making its determination to approve, and to recommend that its Stockholders approve, the Merger.

     Pursuant to the Engagement Letter, the Company has agreed to pay Schroders a fee of $250,000 following the delivery of the Schroders Opinion, half of which will be credited against any fee payable to Schroders upon consummation of the Merger. Upon consummation of the Merger, the Company will become obligated to pay Schroders an additional fee of approximately $625,000. The Company has also agreed to reimburse Schroders for its reasonable out-of-pocket expenses. Pursuant to a separate letter agreement, the Company has agreed to indemnify Schroders, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

     In the past, Schroders has provided financial advisory and investment banking services to the Company and has received customary fees for the rendering of such services. In the ordinary course of its business, Schroders may actively trade securities of the Company for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.


                             THE MERGER AGREEMENT

     The following is a brief summary of material provisions of the Merger Agreement which is attached as Annex I to this Proxy Statement. The summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is incorporated herein by reference.


THE MERGER

     The Merger Agreement provides that, following the satisfaction or waiver of the conditions described below under "--Conditions to the Merger," upon the filing of a Certificate of Merger with the Delaware Secretary of State and in accordance with Delaware law, at the Effective Time, the Acquiror shall be merged with and into the Company with the Company being the Surviving Corporation. Under Section 251 of the DGCL, the approval of the Board of Directors of the Company and the affirmative vote of the holders of majority of the outstanding Shares are required to adopt the Merger Agreement and the transactions contemplated thereby. Under the terms and conditions of the Merger Agreement, the affirmative vote of a majority of the Shares held by Non-Affiliated Stockholders is also required to adopt the Merger Agreement and the transactions contemplated thereby unless such requirement is waived by the Company. As of the Effective Time, each outstanding Share (other than Shares held by Stockholders who properly demand their appraisal rights pursuant to
Section 262 of the DGCL, Shares held in the Company's treasury and Shares owned by the Acquiror) shall be converted into the right to receive the Merger Consideration. Shares owned by the Affiliated Stockholders will be exchanged for shares in the Acquiror prior to the Effective Time and shares in the Acquiror will be converted at the Effective Time into shares of the Surviving Corporation. As a result, the Affiliated Stockholders will be the stockholders of the Surviving Corporation.


REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various customary representations and warranties of the Company (which will not survive consummation of the Merger) relating to, among other things: (i) the Company's due organization, corporate power, good standing and similar corporate matters; (ii) the Company's capital structure; (iii) authorization, execution, delivery and enforceability of the Merger Agreement and the absence of any conflicts with the Company's charter or governmental filing requirements; (iv) the Company's financial statements and documents filed by the Company with the Commission and the accuracy of information contained therein; (v) the absence of certain adverse changes or events since September 28, 1998; (vi) the absence of undisclosed liabilities of the Company or its Subsidiaries; (vii) fulfillment of disclosure obligations and accuracy of disclosure documents filed with the Commission and sent to the Stockholders; (ix) receipt by the Company of a fairness opinion from its financial advisor regarding the transactions contemplated by the Merger Agreement; (x) brokers' and financial advisors' fees; and (xi) Amendment No. 1 to the Rights Agreement discussed above.

     The Merger Agreement contains various customary representations and warranties of the Acquiror (which will not survive consummation of the Merger) relating to, among other things: (i) the Acquiror's due organization, corporate power, good standing and similar corporate matters, (ii) the Acquiror's capital structure, (iii) authorization, execution, delivery and enforceability of the Merger Agreement and the absence of any conflicts with the Acquiror's charter or governmental filing requirements, (iv) the receipt by the Acquiror of the Commitment Letters, (v) the fulfillment of disclosure obligations and accuracy of disclosure documents filed with the Commission and sent to Stockholders, and
(vi) the fact that the Voting Agreements to be entered into between the Acquiror and each Affiliated Stockholder are the only agreements with respect to the Merger between the Acquiror and any person who is, or will be on the Effective Date, a stockholder of the Acquiror on the one hand and Company Stockholder on the other hand.


CONDITIONS TO THE MERGER

     The Merger Agreement provides that the respective obligations of the Acquiror and the Company to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions: (i) the Merger shall have been adopted and approved by the affirmative vote required under the laws of the State of Delaware and (ii) the absence of any temporary restraining order, judgment, preliminary or permanent injunction or other order issued by any court of competent jurisdiction, or other legal restraint or prohibition preventing the consummation of the Merger.

     The obligations of the Acquiror to effect the Merger are subject to the satisfaction, or waiver by the Acquiror, on or prior to the Closing Date, of the following conditions: (i) the receipt of cash proceeds of the Financing Commitments or on such other terms as the Acquiror and the Company may agree or are not materially more onerous than the terms of the Financing Commitments,
(ii) the absence of any change or event or circumstance in the business, operations, assets or condition (financial or otherwise) of the Company or any of its Subsidiaries, related to the period commencing on September 28, 1998, that in the reasonable judgment of the Acquiror is likely to have a Material Adverse Effect (as such term is defined in the Merger Agreement) on the Company and its Subsidiaries taken as a whole, (iii) there having not occurred (a) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, which suspension or limitation shall continue for at least three consecutive trading days, (b) any decline in either the Dow Jones Industrial Average or the Standard and Poor's 500 Index by an amount in excess of 25%, measured from August 31, 1998, (c) a declaration of a banking moratorium or any suspension or payments in respect of banks in the United States, (d) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States which would reasonably be expected to have a material adverse impact on the capital markets of the United States, or (e) in the case of any of the foregoing existing on the date of the Merger Agreement, a material acceleration, escalation or worsening thereof, (iv) the representations and warranties of the Company in the Merger Agreement that are qualified by materiality shall be true and correct and such representations and warranties of the Company in the Merger Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date and except for changes permitted or contemplated by the Merger Agreement, and except, in the case of any such breach, where such breach would not, individually or in the aggregate, materially and adversely affect the Financing Commitments or the ability of the Company to consummate the Merger, (v) the Company shall have performed in all material respects all obligations and covenants required to be performed by it under the Merger Agreement at or prior to the Closing Date, and (vi) the Merger Agreement shall not have been terminated in accordance with its terms.

     The obligation of the Company to effect the Merger is subject to the satisfaction, or waiver by the Company, on or prior to the Closing Date, of the following conditions: (i) a majority of the Shares held by the Non-Affiliated Stockholders shall have voted to adopt the Merger Agreement and the Merger,
(ii) the representations and warranties of the Acquiror set forth in the Merger Agreement that are qualified by materiality shall be true and correct and such representations and warranties of the Acquiror set forth in the Merger Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date and except for changes permitted or contemplated by the Merger Agreement, and except, in the case of any such breach, where such breach would not, individually or in the aggregate, materially and adversely affect the Financing Commitments or the ability of the Acquiror to consummate the Merger, and (iii) the Acquiror shall have performed in all material respects all obligations and covenants required to be performed by it under the Merger Agreement at or prior to the Closing Date.

NO SOLICITATION; ACQUISITION PROPOSALS

     Pursuant to the Merger Agreement, the Company has agreed not to, nor to authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorneys, accountant or other representative retained by it to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing non-public information) or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any Acquisition Proposal (as defined below), or (ii) participate in any discussions or negotiations with any Third Party (as defined below) regarding an Acquisition Proposal; provided, however, that if, at any time prior to the Effective Time, the Board or the Special Committee determines in good faith,
(i) after consulting with outside counsel that it is likely to have a fiduciary duty to do so under applicable law, and (ii) based on the advice of outside counsel and Schroders, that the initiating Third Party is a credible potential buyer reasonably likely to have the ability to consummate a Superior Proposal (as defined below) with the Company, in response to a written Acquisition Proposal that was unsolicited from a Third Party or that did not otherwise result from a breach of the Merger Agreement, and is reasonably likely to lead to a Superior Proposal, may (x) furnish non-public information with respect to the Company to the Third Party who made such Acquisition Proposal pursuant to a confidentiality agreement in substantially the form executed by the Acquiror, and (y) participate in negotiations regarding such Acquisition Proposal.

     Neither the Board nor the Special Committee will (i) withdraw or modify, in a manner adverse to the Acquiror, its approval or recommendation of the Merger Agreement and the Merger unless there is a Superior Proposal outstanding, (ii) approve or recommend, an Acquisition Proposal unless it is a Superior Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other agreement with respect to an Acquisition Proposal unless it is a Superior Proposal, and, unless the Board or the Special Committee will have (x) determined in good faith, after consulting with outside counsel, that it is likely to have a fiduciary duty to do so under applicable law, and (y) terminated the Merger Agreement.

     The Company will promptly (but in any event within one (1) day) advise the Acquiror orally and in writing of any Acquisition Proposal or any inquiry regarding the making of an Acquisition Proposal or any inquiry regarding the making of an Acquisition Proposal from a Third Party including any request for information, the material terms and conditions of such request, Acquisition Proposal or inquiry and the identity of the person making such request, Acquisition Proposal or inquiry. The Company will, to the extent reasonably practicable, keep the Acquiror fully informed of the status and details (including amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

     Notwithstanding the foregoing, the Company will neither (i) amend the Rights Agreement to permit a Third Party to consummate a Superior Proposal or in any other manner whatsoever, nor (ii) take any steps to exempt the transactions contemplated by a Superior Proposal from, or if necessary to challenge the validity or applicability of, any applicable take-over law, including without limitation, Section 203 of the DGCL, unless the Company has complied in all respects with the foregoing paragraphs.

     Under the Merger Agreement, (i) "Acquisition Proposal" means any bona fide written proposal with respect to a merger, consolidation, share exchange, tender offer or similar transaction involving the Company, or any purchase or other acquisition of all or any significant portion of the assets of the Company, or any equity interest in the Company, other than the transactions contemplated by the Merger Agreement; (ii) "Third Party" means any corporation, partnership, person or other entity or "group" (as defined in Section 13(d)(3) of the Exchange Act), other than the Acquiror or any affiliates of the Acquiror and its respective directors, officers, employees, representatives and agents;
(iii) "Superior Proposal" means an Acquisition Proposal that (A) would take the form of either (i) a merger, consolidation, share exchange, recapitalization, business combination, or other similar transaction; (ii) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of 100% of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of transactions; or (iii) a tender offer or exchange offer for 100% of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act of 1933, as amended, in connection therewith; (B) the Board or the Special Committee, in good faith, based on the advice of its outside counsel and Schroders, determines to be of a higher price per share and more favorable than the transaction contemplated hereunder; and (C) is already fully financed and evidence of such financing, in the form of an executed commitment letter, has been provided to the Company.


TERMINATION OF THE MERGER AGREEMENT; TERMINATION FEES

     The Merger Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after adoption of the Merger Agreement by the Stockholders: (a) by mutual written consent of the Acquiror and the Company or (b) by either the Acquiror or the Company if: (i) upon a vote at the Stockholders' Meeting or any adjournment thereof, the adoption and approval of the Merger Agreement and the Merger by the Stockholders, as required by Delaware law, the Company's Restated Certificate of Incorporation or the terms of the Merger Agreement is not obtained; (ii) if the Merger is not consummated on or before June 30, 1999, provided that the failure to consummate the Merger is not attributable to the failure of the terminating party to use its commercially reasonable best efforts to fulfill its obligations pursuant to the Merger Agreement; or (iii) if there is any law or regulation that makes consummation of the Merger illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining or otherwise restraining the Acquiror or the Company from consummating the Merger is entered and such judgment, injunction, order or decree becomes final and nonappealable; or (iv) by the Company, if a majority of the Shares held by Non-Affiliated Stockholders do not vote to adopt the Merger Agreement and the Merger; or (c) by the Company, immediately after payment to the Acquiror of the fee and expense reimbursement described below, if prior to the Effective Time, either the Board or the Special Committee properly elects, to terminate the Merger Agreement; or (d) by the Acquiror, if, prior to the Effective Time, the Company breaches in any material respect any of its representations, warranties or obligations under the Merger Agreement (including without limitation, the terms and conditions with respect to its acceptance of a Superior Proposal) and such breach is not cured in all material respects or waived and the Company has not provided reasonable assurance that such breach will be cured in all material respects on or before the Closing Date, but only if such breach, singly or together with all other such breaches, would have a Material Adverse Effect; or (e) by the Company, if the Acquiror breaches in any material respect any of its representations, warranties or obligations under the Merger Agreement and such breach has not been cured in all material respects or waived, and the Acquiror has not provided reasonable assurance that such breach will be cured in all material respects on or before the Closing Date, but only if such breach, singly or together with all other such breaches, would have a Material Adverse Effect; provided, however, that the party seeking termination pursuant to clause (d) or (e) above is not in breach of any of its material representations, warranties, covenants or agreements contained in the Merger Agreement.

     If the Merger Agreement is terminated by the Company as described in clause (c) above or, by the Acquiror as described in clause (d) above as a result of a willful breach by the Company of any of the terms and conditions of the Merger Agreement relating to Acquisition Proposals, then the Company will promptly pay to the Acquiror in cash a fee equal to $2,500,000 (the "Termination Amount"), which amount will be payable in same day federal funds. The Termination Amount (provided the same shall be promptly paid) will be the exclusive remedy of the Acquiror as a result of termination of the Merger Agreement as a result of a Superior Proposal.

     If the Merger Agreement is terminated as described in clause (b) above, provided that the Acquiror has used commercially reasonable best efforts to consummate the transactions contemplated thereby, or (d) above, other than as a result of a wilful breach by the Company of any of the terms and conditions of the Merger Agreement relating to Acquisition Proposals, then the Company will promptly pay to the Acquiror in cash a portion of the aggregate out-of-pocket, reasonable costs and expenses of the Acquiror in connection with the Merger Agreement and the transactions contemplated thereby, including, without limitation, commitment, appraisal and other fees relating to the Financing Commitments and the reasonable fees and disbursements of accountants, attorneys and investment bankers, whether retained by the Acquiror or by any other person, (collectively, "Expenses") as follows: (i) 100% of Expenses up to $250,000; (ii) no reimbursement of Expenses greater than $250,000 and up to $500,000; and (iii) 50% of Expenses greater than $500,000; provided, however, that in no event will the total reimbursement of aggregate Expenses exceed $1,000,000. In such event, the Acquiror will reimburse the Company for 50% of the filing fees incurred by the Company in connection with the filing of the Preliminary Proxy Statement and Schedule 13E-3 which amount shall be payable in cash.


CONDUCT OF THE COMPANY'S BUSINESS UNTIL THE EFFECTIVE TIME

     Pursuant to and except as contemplated by the Merger Agreement, during the period from the date of the Merger Agreement to the Effective Time, and except with respect to actions taken by, at the direction of, or with the approval of, the Acquiror, the Company will operate, and will cause each Subsidiary to operate, its business in the ordinary course of business. Without limiting the generality of the foregoing, during the period from the date of the Merger Agreement to the Effective Time, except as expressly contemplated by the Merger Agreement, the Company and the Subsidiaries will not, without the prior written consent of the Acquiror: (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of the Company's outstanding capital stock, (y) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, or (z) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares; (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, except for the issuance of Shares upon exercise of Company Stock Options outstanding prior to the date of the Merger Agreement, or take any action that would make the Company's representations and warranties not true and correct in all material respects; (iii) amend its Restated Certificate of Incorporation or By-laws or the comparable charter or organizational documents of any of its Subsidiaries; (iv) acquire any business or any corporation, partnership, joint venture, association or other business organization or division thereof (or any interest therein), or form any subsidiaries; (v) sell or otherwise dispose of any of its substantial assets, except in the ordinary course of business; (vi) make any capital expenditures, enter into leases or agreements for new locations, or make other commitments with respect thereto, except capital expenditures, leases, agreements or commitments (i) set forth on the Disclosure Schedule to the Merger Agreement, or (ii) not exceeding $200,000 in the aggregate as the Company may, in its discretion, deem appropriate; (vii)
(x) incur any indebtedness for borrowed money or guaranty any such indebtedness of another person, other than (A) borrowings in the ordinary course under existing lines of credit (or under any refinancing of such existing lines), or
(B) indebtedness owing to, or guarantees of indebtedness owing to, the Company,
(y) make any loans or advances to any other person, other than routine advances to employees; (viii) grant or agree to grant to any employee any increase in wages or bonus, severance, profit sharing, retirement, deferred compensation, insurance or other compensation or benefits, or establish any new compensation or benefit plans or arrangements, or amend or agree to amend any existing employee benefit plans, except as may be required under existing agreements or in the ordinary course of business consistent with past practices; (ix) merge, amalgamate or consolidate with any other person or entity in any transaction, sell all or substantially all of its business or assets, or acquire all or substantially all of the business or assets of any other person or entity; (x) enter into or amend any employment, consulting, severance or similar agreement with any person or amend the engagement letter with Schroders in any respect that would result in a Material Adverse Effect; (xi) change its accounting policies in any material respect, except as required by generally accepted accounting principles; (xii) enter into any material contract, agreement or commitment (other than purchase agreements for food and beverages and restaurant supplies entered into in the ordinary course of business) not otherwise permitted under Section 4.1 of the Merger Agreement, including, without limitation, any contract, agreement or commitment involving expenditures by the Company or any of its Subsidiaries in excess of $100,000 or which is not terminable by the Company upon giving thirty (30) days or less prior written notice; or (xiii) commit or agree to take any of the foregoing actions.

     The Company or the Acquiror will not take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in the Merger Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect, or (iii) subject to the Company's right to take action under the Merger Agreement with respect to any Acquisition Proposal, any of the conditions of the Merger set forth in the Merger Agreement not being satisfied.


AMENDMENTS; EXTENSIONS; WAIVERS

     The Merger Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the Stockholders; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such Stockholders without the further approval of such Stockholders. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                   OTHER MATTERS; GOING PRIVATE TRANSACTIONS


     The Merger will have to comply with any applicable federal law operative at the time of its consummation. The Commission has adopted Rule 13e-3 under the Exchange Act which is applicable to certain "going private" transactions. The Acquiror recognizes that Rule l3e-3 will be applicable to the Merger. Rule 13e-3 requires, among other things, that certain financial information concerning the Company and certain information relating to the fairness of the Merger and the consideration offered to minority Stockholders in such transaction be filed with the Commission and distributed to minority Stockholders before the consummation of the Merger. Such information, required by Rule 13e-3, will be disseminated to the Stockholders by the Acquiror in accordance with the Commission Regulations.


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information regarding beneficial ownership (as defined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934) as of February 15, 1999, the Record Date, except as otherwise indicated below, of Company Common Stock by each person known by the Company to own beneficially more than 5% of Company Common Stock, by each of the Company's Directors and named executive officers and by all of the Company's Directors and executive officers as a group.





                                                                              Common Stock
                                                                         Beneficially Owned(1)
                                                                 --------------------------------------
                 Directors, Executive Officers                           Number             Percent of
                  and 5% Beneficial Owners(2)                           of Shares          Common Stock
--------------------------------------------------------------   ----------------------   -------------
Charles F. Sarkis                                                        244,666(3)(4)          7.1%
Francis P. Bissaillon                                                     34,333(5)             1.0%
Joseph M. Cassin                                                           6,000(6)               *
Irwin Chafetz                                                             88,000(7)             2.5%
Richard P. Dalton                                                         10,000(3)(8)            *
Richard K. Howe                                                            6,000(9)               *
Robert S. Parker                                                           5,000(8)               *
Mark L. Hartzfeld                                                         35,500(10)            1.0%
Robert J. Ciampa                                                           7,750(8)               *
Ann Marie Lagrotteria                                                     14,025(11)              *
All Directors and executive officers as a group (10 persons)             448,174(3)            13.0%

5% Beneficial Owners

William B. Finneran                                                      782,486(12)           22.6%
 c/o Oppenheimer & Co., Inc.
 Oppenheimer Tower
 World Financial Center
 New York, NY 10281

The Westwood Group, Inc.                                                 673,451(13)           19.5%
 190 V.F.W. Parkway
 Revere, MA 02151

John Hancock Mutual Life Insurance Company                               271,126(14)            7.8%
 P.O. Box 111
 Boston, MA 02117

Hathaway Associates                                                      190,100(15)            5.5%
 119 Rowayton Avenue
 Rowayton, CT 06853

                                       41


                                                                              Common Stock
                                                                         Beneficially Owned(1)
                                                                 --------------------------------------
                 Directors, Executive Officers                           Number             Percent of
                  and 5% Beneficial Owners(2)                           of Shares          Common Stock
--------------------------------------------------------------   ----------------------   -------------

Dimensional Fund Advisors Inc.                                           180,100(16)            5.2%


* Less than one percent


(1) Except as otherwise noted, persons in the table have sole voting and investment power with respect to all shares of Company Common Stock shown as beneficially owned by them.
(2) Unless otherwise indicated, the address of each beneficial owner is 284 Newbury Street, Boston, Massachusetts 02115.
(3) Does not include 673,451 Shares owned by The Westwood Group, Inc. ("WGI"). Mr. Sarkis owns securities representing approximately 88.63% of the voting power of WGI's outstanding Shares of Company Common Stock and approximately 66.85% of the outstanding Shares and is Chairman of the Board of WGI. Mr. Dalton is President and a Director of WGI.
(4)   Includes 30,833 Shares Mr. Sarkis has the right to acquire within sixty
      (60) days under options granted to him pursuant to the Company Stock Option Plan.
(5) Includes 28,333 Shares Mr. Bissaillon has the right to acquire within sixty (60) days under options granted to him pursuant to the Company Stock Option Plan.
(6)   Includes 5,000 Shares Mr. Cassin has the right to acquire within sixty
      (60) days under options granted to him pursuant to the Company Stock Option Plan. Excludes 2,000 Shares of Company Common Stock owned by Mr. Cassin's wife. Mr. Cassin disclaims beneficial ownership of the Shares owned by his wife.
(7)   Includes 5,000 Shares Mr. Chafetz has the right to acquire within sixty
      (60) days under options granted to him pursuant to the Company Stock Option Plan and 5,000 Shares Mr. Chafetz has the right to acquire within sixty (60) days pursuant to a stock option grant (not under the Company Stock Option Plan).
(8) Represents Shares such Director or officer has the right to acquire within sixty (60) days under options granted to such Director or officer pursuant to the Company Stock Option Plan.
(9) Consists of 1,000 Shares Mr. Howe owns jointly with his wife and 5,000 Shares Mr. Howe has the right to acquire within sixty (60) days under options granted to him pursuant to the Company Stock Option Plan.
(10)  Includes 35,000 Shares Mr. Hartzfeld has the right to acquire within sixty
      (60) days under options granted to him pursuant to the Company Stock Option Plan.

(11) Includes 970 Shares beneficially owned by Ms. Lagrotteria, 24 of which have been purchased through the Company's employee stock purchase plan in open market transactions within the last sixty (60) days and 13,055 of which Ms. Lagrotteria has the right to acquire within sixty (60) days under options granted to her pursuant to the Company Stock Option Plan.
(12) Shareholdings information is based on Mr. Finneran's Schedule 13D dated September 14, 1995.
(13)  Shareholdings information is based on WGI's Schedule 13G dated June 1,
      1994.
(14) Shareholdings information is based on John Hancock Mutual Life Insurance Company's Schedule 13G dated February 8, 1999.
(15) Shareholdings information is based on telephonic information provided to the Company by a representative of Hathaway Associates.
(16) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 180,100 Shares of Company Common Stock as of December 31, 1998, all of which Shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in a series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such Shares. Shareholdings information is based on Dimensional's Schedule 13G dated February 11, 1999.

              SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY


     The following table summarizes certain historical financial information derived from the Consolidated Financial Statements of the Company. The Selected Consolidated Financial Information (except for Restaurant Operating Data) for the fiscal years ended December 26, 1993, December 25, 1994, December 31, 1995, December 29, 1996, and December 28, 1997 is derived from the audited Consolidated Financial Statements. This information should be read in conjunction with and is qualified by reference to the Consolidated Financial Statements of the Company and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in the 1997 Annual Report on Form 10-K and 10-K/A enclosed herewith.


     The Selected Consolidated Financial Information (except for Restaurant Operating Data) for the nine month period ended September 27, 1998 is derived from the unaudited Consolidated Financial Statements filed on Form 10-Q. This information should be read in conjunction with and is qualified by reference to the Consolidated Financial Statements of the Company and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in the Form 10-Q and the 1997 Form 10-K and 10-K/A enclosed herewith.

                                                                                       Year Ended
                                                              Dec. 26,     Dec. 25,     Dec. 31,     Dec. 29,     Dec. 28,
                                                                1993         1994         1995         1996         1997
                                                            ----------- ------------- ------------ ------------ ------------
                                                                     (Dollars in thousands, except per share data)
Statement of Operations Data:
Sales                                                        $ 74,172     $85,831        $93,496     $ 87,753     $ 94,904
Costs and expenses:
 Cost of sales                                                 20,286      23,230         25,980       24,785       26,401
 Payroll and related costs                                     22,301      27,633         30,102       28,327       30,221
 Operating expenses                                            14,567      18,948         21,440       20,398       22,121
 Depreciation and amortization                                  3,876       4,541          4,891        3,880        4,197
                                                             --------      ------        -------     --------     --------
 Total restaurant operating expenses                           61,030      74,352         82,413       77,390       82,940
                                                             --------      ------        -------     --------     --------
 Income from restaurant operations                             13,142      11,479         11,083       10,363       11,964
 General and administrative expenses                            8,532      10,517         15,129        8,874        8,669
                                                             --------      ------        -------     --------     --------
 Operating income/(loss)                                        4,610         962         (4,046)       1,489        3,295
 Interest expense                                                 104         118            795          748          548
 Interest income                                                  (49)         (4)            --           --           --
 Gain on sale of property                                      (1,202)         --             --           --           --
                                                             --------      ------        -------     --------     --------
 Income/(loss) from continuing
 operations before income taxes                                 5,757         848         (4,841)         741        2,747
Income taxes                                                    2,303         347         (2,031)         274        1,016
                                                             --------      ------        -------     --------     --------
 Income/(loss) from continuing operations                       3,454         501         (2,810)         467        1,731
 Discontinued operations:
  Income from operations of discontinued division (net
  of income taxes)                                                 83          --             --           --           --
  Estimated loss on disposal of discontinued division (net
  of income taxes)                                                (75)         --             --           --           --
                                                             --------      ------        -------     --------     --------
Net income/(loss)                                            $  3,462      $  501       ($ 2,810)    $    467     $  1,731
                                                             ========      ======        =======     ========     ========
Income/(loss) from continuing operations per share
Basic/Diluted                                                $   0.95      $ 0.14        $  0.82)    $   0.14     $   0.50
                                                             ========      ======        =======     ========     ========
Net income/(loss) per share Basic/Diluted                    $   0.95      $ 0.14        $  0.82)    $   0.14     $   0.50
                                                             ========      ======        =======     ========     ========

Average common shares and equivalents
 Basic                                                          3,637       3,600          3,430        3,434        3,432
 Diluted                                                        3,654       3,623          3,431        3,436        3,474
Book value per share
 Basic                                                           7.93        7.65           7.21         7.34         7.87
 Diluted                                                         7.89        7.60           7.21         7.33         7.78



                                                             Nine Months
                                                                Ended
                                                              Sept. 28
                                                                1998
                                                            ------------
                                                            (Dollars in
                                                             thousands,
                                                             except per
                                                             share data)
Statement of Operations Data:
Sales                                                        $   72,305
Costs and expenses:
 Cost of sales                                                   19,976
 Payroll and related costs                                       22,931
 Operating expenses                                              17,120
 Depreciation and amortization                                    3,024
                                                             ----------
 Total restaurant operating expenses                             63,051
                                                             ----------
 Income from restaurant operations                                9,254
 General and administrative expenses                              6,593
                                                             ----------
 Operating income/(loss)                                          2,661
 Interest expense                                                   223
 Interest income                                                     --
 Gain on sale of property                                            --
                                                             ----------
 Income/(loss) from continuing
 operations before income taxes                                   2,483
Income taxes                                                        745
                                                             ----------
 Income/(loss) from continuing operations                         1,693
 Discontinued operations:
  Income from operations of discontinued division (net
  of income taxes)                                                   --
  Estimated loss on disposal of discontinued division (net
  of income taxes)                                                   --
                                                             ----------
Net income/(loss)                                            $    1,693
                                                             ==========
Income/(loss) from continuing operations per share
Basic/Diluted                                                $  .49/.46
                                                             ==========
Net income/(loss) per share Basic/Diluted                    $  .49/.46
                                                             ==========

Average common shares and equivalents
 Basic                                                            3,449
 Diluted                                                          3,650
Book value per share
 Basic                                                             8.35
 Diluted                                                           7.89

                                                                                  Year Ended
                                                           Dec. 26,    Dec. 25,     Dec. 31,     Dec. 29,    Dec. 28,
                                                             1993        1994         1995         1996        1997
                                                         ----------- ------------ ------------ ------------ ----------
                                                                 (Dollars in thousands, except per share data)
 Restaurant operating data:
--------------------------------------------------------
 Average sales per restaurant open for full period (1)     $ 2,674      $2,570       $2,595       $2,613     $ 2,744
 Restaurants open for full period                               25          30           33           33          32
 Percentage change in comparable restaurant sales (1)          0.6%       (3.5%)       (2.2%)       (0.8%)      0.04%
 Total restaurants open at end of period                        31          37           33           34          34
 Balance Sheet Data (at Period End):
 Total assets                                              $38,884      $47,314      $46,100      $43,911    $43,072
 Long term debt                                                 --       7,600        7,525        6,025       4,000
 Current maturities of long term debt                          683         542        2,500        1,500          --
Total stockholders' equity                                  28,831      27,537       24,727       25,202      27,012



                                                          Nine Months
                                                             Ended
                                                           Sept. 28
                                                             1998
                                                         ------------
                                                         (Dollars in
                                                          thousands,
                                                          except per
                                                          share data)
 Restaurant operating data:
--------------------------------------------------------
 Average sales per restaurant open for full period (1)     $ 2,223
 Restaurants open for full period                               32
 Percentage change in comparable restaurant sales (1)          5.4%
 Total restaurants open at end of period                        34
 Balance Sheet Data (at Period End):
 Total assets                                              $43,672
 Long term debt                                              4,000
 Current maturities of long term debt                           --
Total stockholders' equity                                  28,813

(1) Does not include the 53rd week in the fiscal year ended December 31, 1995.


                   MARKET PRICES AND DIVIDENDS ON THE SHARES


     Company Common Stock commenced trading on the Nasdaq National Market (ticker symbol: PAPA) in March, 1992. Prior to March, 1992, there was no public market for Company Common Stock. On December 2, 1998, the last trading day before the public announcement of the proposal, the reported closing price per
Share was $9.125. On February   , 1999, the last full trading day prior to the
date of this Proxy Statement, the reported closing sale price per Share was $____.


     As of December 11, 1998, there were approximately fifty-eight holders of record of Company Common Stock. The Company believes there are substantially more beneficial owners of its Company Common Stock than there are holders of record.


     The Company has not paid dividends since becoming a public company. The Company presently intends to retain all earnings for use in the operation and expansion of its business and has no present intention to pay cash dividends.


     The quarterly range of high and low sales prices for the Company Common Stock as reported on the Nasdaq National Market for fiscal years 1996, 1997 and 1998 are as follows:


                                1996                      1997                      1998
                       -----------------------   -----------------------   -----------------------
                          High          Low         High          Low         High          Low
                       ----------   ----------   ----------   ----------   ----------   ----------
1st Fiscal Quarter      $  5.00      $  3.50      $  4.00      $  2.63      $  7.75      $  4.63
2nd Fiscal Quarter         5.50         3.00         5.50         2.88         9.00         7.00
3rd Fiscal Quarter         4.75         3.25         8.00         4.25         9.31         6.38
4th Fiscal Quarter         4.13         2.63         8.50         5.50         9.88         6.38

STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT PRICE QUOTATION FOR THE COMMON
                                    STOCK.


                   CERTAIN TRANSACTIONS IN THE COMMON STOCK


     There were no transactions in the Shares that were effected in the past sixty (60) days by (i) the Company, (ii) any director or executive officer of the Company, (iii) any persons controlling the Company, or (iv) any director or executive officer ultimately in control of the Company or SRC Holdings.


                               APPRAISAL RIGHTS

     If the Merger is consummated, Stockholders who make the demand described below with respect to their Shares, who continuously are the record holders of such Shares through the Effective Time, who otherwise comply with the statutory requirements of Section 262 of DGCL ("Section 262") (a copy of which is attached as Annex III) and who neither vote in favor of the Merger Agreement nor consent thereto in writing will be entitled to an appraisal by the Delaware Court of Chancery (the "Delaware Court") of the fair value of their Shares. Except as set forth herein, Stockholders will not be entitled to appraisal rights in connection with the Merger.

     A Stockholder wishing to exercise rights of appraisal must, before the taking of the vote on the Merger at the Special Meeting, deliver to the Company a written demand for appraisal of such Stockholder's Shares. A demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the Stockholders and that the Stockholder intends thereby to demand the appraisal of his or her Shares.

     Within ten (10) days after the Effective Time, the Surviving Corporation is required to, and will, notify each Stockholder who has satisfied the foregoing conditions on the Effective Date. Within 120 days after the Effective Time, either the Surviving Corporation or any Stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court, with a copy served on the Surviving Corporation in the case of a petition filed by a Stockholder, demanding a determination of the fair value of the Shares of all dissenting Stockholders. There is no present intent on the part of the Surviving Corporation to file an appraisal petition and Stockholders seeking to exercise appraisal rights should not assume that the Surviving Corporation will file such a petition or that the Surviving Corporation will initiate any negotiations with respect to the fair value of such Shares. Accordingly, Stockholders who desire to have their Shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in
Section 262. Within 120 days after the Effective Time, any Stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of Shares of Company Common Stock not voting in favor of the Merger Agreement and with respect to which demands for appraisal were received by the Company and the number of holders of such Shares. Such statement must be mailed within ten (10) days after the written request therefor has been received by the Surviving Corporation.

     If a petition for an appraisal is timely filed, at the hearing on such petition, the Delaware Court will determine which Stockholders have complied with the provisions of Section 262 and are entitled to appraisal rights. The Delaware Court may require the Stockholders who have demanded an appraisal for their Shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any Stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such Stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the Shares of the Company Common Stock, determining the fair value of such Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court is to take into account all relevant factors. In Weinberger v. UOP Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw light on future prospects of the merged corporation. In Weinberger, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262, however, provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

     Stockholders considering seeking appraisal should recognize that the fair value of their Shares determined under Section 262 could be more than, the same as or less than the consideration they are entitled to receive pursuant to the Merger Agreement if they do not seek appraisal of their Shares. The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. Upon application of a dissenting Stockholder, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting Stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorney's fees and the fees and expenses of experts, be charged pro rata against the value of all Shares of stock entitled to appraisal.

     At any time within sixty (60) days after the Effective Time, any Stockholder will have the right to withdraw such demand for appraisal and to accept the terms offered in the Merger; after this period, the Stockholder may withdraw such demand for appraisal only with the consent of the Surviving Corporation. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, Stockholders' rights to appraisal shall cease, and all holders of Shares of Company Common Stock will be entitled to receive the consideration offered pursuant to the Merger Agreement. Inasmuch as the Company has no obligation to file such a petition, and the Surviving Corporation has no present intention to do so, any holder of Shares of Company Common Stock who desires such a petition to be filed is advised to file it on a timely basis. Any Stockholder may withdraw such Stockholder's demand for appraisal by delivering to the Company a written withdrawal of his or her demand for appraisal and acceptance of the Merger, except (i) that any such attempt to withdraw made more than sixty (60) days after the Effective Time will require written approval of the Surviving Corporation, and (ii) that no appraisal proceeding in the Delaware Court shall be dismissed as to any Stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just.

     The foregoing is only a summary of Section 262, and is qualified in its entirety by reference to the provisions thereof, the full text of which is set forth as Annex III to this Proxy Statement. Each Stockholder is urged to read carefully the full text of Section 262.


                        INDEPENDENT PUBLIC ACCOUNTANTS

     Representatives of PricewaterhouseCoopers, experts in accounting and auditing matters, are expected to be present at the Special Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                  OTHER INFORMATION AND STOCKHOLDER PROPOSALS

     Management of the Company knows of no other matters that may properly be, or which are likely to be, brought before the Special Meeting. However, if any other matters are properly brought before such Special Meeting, the persons named in the enclosed Proxy or their substitutes will vote the Proxies in accordance with their judgment with respect to such matters.


                                        By Order of the Board of Directors



                                        Francis P. Bissaillon
                                        Executive Vice President, Chief
                                        Financial Officer and
                                        Secretary

                                                                         ANNEX I





                         AGREEMENT AND PLAN OF MERGER
                         DATED AS OF DECEMBER 3, 1998
                                BY AND BETWEEN
                        BACK BAY RESTAURANT GROUP, INC.
                                      AND
                               SRC HOLDINGS, INC.

                              TABLE OF CONTENTS



                                                                             PAGE
                                                                             ----
ARTICLE I
THE MERGER ................................................................  1
     SECTION 1.1. THE MERGER ..............................................  1
     SECTION 1.2. COMPANY ACTION ..........................................  1
     SECTION 1.3. CLOSING .................................................  1
     SECTION 1.4. EFFECTIVE TIME ..........................................  2
     SECTION 1.5. EFFECTS OF THE MERGER ...................................  2
     SECTION 1.6. CERTIFICATE OF INCORPORATION; BY-LAWS ...................  2
     SECTION 1.7. DIRECTORS ...............................................  2
     SECTION 1.8. OFFICERS ................................................  2

ARTICLE II

EFFECT OF THE MERGER ON THE SECURITIES OF THE CONSTITUENT CORPORATIONS ....  2
     SECTION 2.1. EFFECT ON CAPITAL STOCK .................................  2
     SECTION 2.2. STOCK OPTIONS ...........................................  3
     SECTION 2.3. EXCHANGE OF CERTIFICATES ................................  3

ARTICLE III

REPRESENTATIONS AND WARRANTIES ............................................  5
     SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY ...........  5
     SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF PURCHASER .............  7

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER .................  9
     SECTION 4.1. CONDUCT OF BUSINESS OF THE COMPANY ......................  9
     SECTION 4.2. OTHER ACTIONS ........................................... 10

ARTICLE V

ADDITIONAL AGREEMENTS ..................................................... 10
     SECTION 5.1. PREPARATION OF PROXY STATEMENT; STOCKHOLDERS MEETING .... 10
     SECTION 5.2. ACCESS TO INFORMATION; CONFIDENTIALITY .................. 11
     SECTION 5.3. COMMERCIALLY REASONABLE EFFORTS ......................... 11
     SECTION 5.4. FINANCING ............................................... 12
     SECTION 5.5. INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE ..... 12
     SECTION 5.6. PUBLIC ANNOUNCEMENTS .................................... 13
     SECTION 5.7. NO SOLICITATION; ACQUISITION PROPOSALS .................. 13
     SECTION 5.8. BOARD ACTION RELATING TO STOCK OPTION PLANS ............. 14
     SECTION 5.9. CONSENTS AND APPROVALS .................................. 14
     SECTION 5.10. STATE TAKEOVER LAWS .................................... 14

ARTICLE VI

CONDITIONS PRECEDENT ........................................................... 14
     SECTION 6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.... 14
     SECTION 6.2. CONDITIONS TO OBLIGATION OF PURCHASER TO EFFECT THE
                    MERGER ..................................................... 15
     SECTION 6.3. CONDITION TO OBLIGATION OF THE COMPANY TO EFFECT THE
                    MERGER ..................................................... 16

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER .............................................. 16
     SECTION 7.1. TERMINATION .................................................. 16
     SECTION 7.2. EFFECT OF TERMINATION ........................................ 17
     SECTION 7.3. AMENDMENT .................................................... 17
     SECTION 7.4. EXTENSION; WAIVER ............................................ 17
     SECTION 7.5. PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR
                    WAIVER ..................................................... 18

ARTICLE VIII

GENERAL PROVISIONS ............................................................. 18
     SECTION 8.1. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES ................ 18
     SECTION 8.2. FEES AND EXPENSES ............................................ 18
     SECTION 8.3. DEFINITIONS .................................................. 18
     SECTION 8.4. NOTICES ...................................................... 18
     SECTION 8.5. INTERPRETATION ............................................... 19
     SECTION 8.6. COUNTERPARTS ................................................. 19
     SECTION 8.7. ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES .................. 19
     SECTION 8.8. GOVERNING LAW ................................................ 19
     SECTION 8.9. ASSIGNMENT ................................................... 19
     SECTION 8.10. ENFORCEMENT ................................................. 19
     SECTION 8.11. SEVERABILITY ................................................ 20
     SECTION 8.12. ATTORNEY'S FEES ............................................. 20

                         AGREEMENT AND PLAN OF MERGER
                         DATED AS OF DECEMBER 3, 1998
                                BY AND BETWEEN
                       BACK BAY RESTAURANT GROUP, INC.,
                    A Delaware Corporation (THE "COMPANY"),
                                      AND
           SRC HOLDINGS, INC., A Delaware Corporation ("PURCHASER")


                                  WITNESSETH:


      WHEREAS, the Board of Directors of the Company has determined that this Agreement (this "Agreement") and the transactions contemplated hereby including the Merger (as defined herein) are fair to and in the best interest of the Company and its stockholders;


      WHEREAS, the Board of Directors of Purchaser has determined that the transactions contemplated by this Agreement (including the Merger) are in the best interest of Purchaser and its stockholders; and


      WHEREAS, the Boards of Directors of the Company and Purchaser have each approved and adopted this Agreement and approved the Merger and the other transactions contemplated hereby and recommended, in the case of the Company, acceptance of the Merger by its stockholders.


      NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                                   ARTICLE I


                                  THE MERGER


      SECTION 1.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Section 251 of the Delaware General Corporate Law (the "DGCL"), at the Effective Time (as hereinafter defined), Purchaser shall be merged with and into the Company (the "Merger") with the Company being the Surviving Corporation (the "Surviving Corporation").



      SECTION 1.2. COMPANY ACTION.


     (a) The Company hereby consents to the Merger and represents that each of the Company's Board of Directors (the "Board of Directors") and the Special Committee of the Board of Directors (the "Special Committee"), at a meeting duly called and held, has (i) unanimously determined that this Agreement and the transactions contemplated hereby, including the Merger (as defined in Section 1.1), are fair to and in the best interest of the Company and its stockholders,
(ii) unanimously approved this Agreement and the transactions contemplated hereby, including the Merger, which approvals are sufficient to render entirely inapplicable to the Merger or Purchaser the provisions of Section 203 of the Delaware General Corporate Law (the "DGCL") and (iii) resolved to recommend approval and adoption of this Agreement and the Merger by its stockholders. Schroder & Co. Inc. (the "Financial Advisor") has delivered to the Board of Directors its opinion, subject to the qualifications and limitations stated therein, to the effect that the consideration to be received by the holders of the Shares pursuant to the Merger is fair to the holders of Shares from a financial point of view. The Company has been authorized by the Financial Advisor to permit, subject to prior review and consent by the Financial Advisor (such consent not to be unreasonably withheld), the inclusion of the fairness opinion (or a reference thereto) in the Preliminary Proxy Statement and the Company Proxy Statement (as defined in paragraph (b) of Section 5.1).


      SECTION 1.3. CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place at 10:00 a.m., Boston time, not later than the fifth business day following the date on which the last to be fulfilled or waived of the conditions set forth in Article VI shall be fulfilled or waived in accordance with this Agreement (the "Closing Date"), at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Boston, Massachusetts 02110, unless another date, time or place is agreed to in writing by the parties hereto.


      SECTION 1.4. EFFECTIVE TIME. The parties hereto will file with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") on the Closing Date (or on such other date as Purchaser and the Company may agree) a certificate of merger or other appropriate documents, executed in accordance with the relevant provisions of the DGCL, and make all other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the certificate of merger with the Delaware Secretary of State, or at such later time as is specified in the certificate of merger (the "Effective Time").


      SECTION 1.5. EFFECTS OF THE MERGER. The Merger shall have the effect set forth in Section 251 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.


      SECTION 1.6. CERTIFICATE OF INCORPORATION; BY-LAWS.


     (a) The Company's Restated Certificate of Incorporation, as in effect at the Effective Time, shall be, from and after the Effective Time, the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.


     (b) The Company's By-laws, as in effect at the Effective Time, shall be, from and after the Effective Time, the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.


      SECTION 1.7. DIRECTORS. The directors of Purchaser at the Effective Time shall become, from and after the Effective Time, the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


      SECTION 1.8. OFFICERS. The officers of Purchaser at the Effective Time shall become, from and after the Effective Time, the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                  ARTICLE II


                 EFFECT OF THE MERGER ON THE SECURITIES OF THE
                           CONSTITUENT CORPORATIONS


      SECTION 2.1. EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder:


     (a) COMMON STOCK OF PURCHASER. Each share of the capital stock of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.


     (b) CANCELLATION OF TREASURY STOCK AND PURCHASER-OWNED STOCK. Each Share issued or outstanding immediately prior to the Effective Time that is owned by the Company or by Purchaser shall be canceled automatically and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.


     (c) CONVERSION OF COMPANY SHARES. At the Effective Time, each issued and outstanding share of common stock, par value $.01 per share, of the Company (the "Shares" or "Common Stock") other than (i) Shares to be canceled pursuant to Section 2.1(b) and (ii) Dissenting Shares (as hereinafter defined) shall be converted into and become the right to receive, upon surrender of the certificate representing such Shares in accordance with
Section 2.3, a cash payment of $10.25 per Share, net to the stockholder in cash (the "Merger Consideration").


     (d) DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time and held by a holder (a "Dissenting Stockholder"), if any, who has the right to demand, and who properly demands, an appraisal of such shares in accordance with
Section 262 of the DGCL or any successor provision ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration unless such Dissenting Stockholder fails to perfect or otherwise loses or withdraws such Dissenting Stockholder's right to such appraisal, if any. Provided the holder of any Dissenting Shares complies with the provisions of the DGCL, such holder shall have with respect thereto solely the appraisal rights provided under
Section 262 of the DGCL. If, after the Effective Time, such Dissenting Stockholder fails to perfect or otherwise loses or withdraws any such right to appraisal, each such share of such Dissenting Stockholder shall be treated as a share that had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with this Section 2.1(d). The Company shall give prompt notice to Purchaser of any demands received by the Company for appraisal of any Dissenting Shares, and Purchaser shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Purchaser, which consent shall not be unreasonably withheld, make any payment with respect to, or settle or offer to settle, any such demands.


     (e) CANCELLATION AND RETIREMENT OF COMMON STOCK. As of the Effective Time all certificates representing Shares, other than certificates representing Shares to be canceled in accordance with Section 2.1(b) or Dissenting Shares, issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with Section 2.3.


      SECTION 2.2. STOCK OPTIONS. As of the Effective Time, each outstanding, unexercised stock option to purchase Shares (a "Company Stock Option") issued under the Company's Amended and Restated Stock Option Plan (the "Company Stock Option Plan"), except those Company Stock Options which the Purchaser has agreed in writing to exchange for options granted under the Purchaser's stock option plan immediately prior to the Effective Time, shall terminate and be canceled and each holder of a Company Stock Option shall be entitled to receive, in consideration therefor, a cash payment from the Company (which payment shall be made as soon as practicable after the Effective Time) equal to the product of (a) the excess, if any, of (x) the Merger Consideration over (y) the per Share exercise price of such Company Stock Option, times (b) the number of Eligible Shares (as defined below) subject to such Company Stock Option. Such cash payment shall be net of any required withholding taxes. The term "Eligible Shares" shall mean the aggregate number of Shares that shall then be subject to such option. The Company's obligation to make any such cash payment
(1) shall be subject to the obtaining of any necessary consents of optionees to the cancellation of such Company Stock Options, in form and substance satisfactory to Purchaser, and (2) shall not require any action which violates the Company Stock Option Plan. As of the Effective Time, the Company Stock Option Plan shall terminate and be of no further force or effect, and the Company shall take such action as shall be necessary to ensure, to Purchaser's reasonable satisfaction, that no holder of a Company Stock Option will have any right to acquire any interest in the Surviving Corporation under the Company Stock Option Plans.


      SECTION 2.3. EXCHANGE OF CERTIFICATES.


     (a) EXCHANGE AGENT. As of the Effective Time, Purchaser (or the Company, as the Surviving Corporation) shall deposit, or shall cause to be deposited, with or for the account of a bank, trust company or other agent designated by Purchaser, which shall be reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of Shares, cash in an aggregate amount equal to the product of (x) the number of Shares outstanding immediately prior to the Effective Time (other than Shares to be canceled pursuant to Section 2.1(b) and Dissenting Shares), times (y) the Merger Consideration (such amount being hereinafter referred to as the "Payment Fund"). The Exchange Agent shall invest the Payment Fund as directed by the Surviving Corporation.

     (b) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented outstanding Shares shall, upon surrender to the Exchange Agent of such certificate or certificates and acceptance thereof by the Exchange Agent, be entitled to the amount of cash which the aggregate number of Shares previously represented by such certificate or certificates surrendered shall have been converted into the right to receive pursuant to Section 2.1(c). The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If the consideration to be paid in the Merger (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate representing Shares surrendered in exchange therefor is registered, it shall be a condition to such exchange that the certificate so surrendered shall be properly endorsed with the signature guaranteed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other tax required by reason of the payment of such consideration to a person other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing Shares, and if such certificates are presented to the Company for transfer, they shall be canceled against delivery of the Merger Consideration as hereinabove provided. Until surrendered as contemplated by this Section 2.3(b), each certificate representing Shares shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without any interest thereon, as contemplated by Section 2.l(c). No interest will be paid or will accrue on any cash payable as Merger Consideration to any holder of Shares.


     (c) LETTER OF TRANSMITTAL. Promptly after the Effective Time (but in no event more than five business days thereafter), the Surviving Corporation shall require the Exchange Agent to mail to each record holder of certificates that immediately prior to the Effective Time represented Shares which have been converted pursuant to Section 2.1, a form of letter of transmittal and instructions for use in surrendering such certificates and receiving the consideration to which such holder shall be entitled therefor pursuant to
Section 2.1.


     (d) NO FURTHER OWNERSHIP RIGHTS IN COMMON STOCK. The Merger Consideration paid upon the surrender for exchange of certificates representing Shares in accordance with the terms of this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such certificates, and no holder of Shares shall thereby have any equity interest in the Surviving Corporation.


     (e) TERMINATION OF PAYMENT FUND. Any portion of the Payment Fund which remains undistributed to the holders of the certificates representing Shares for one year after the Effective Time (including, without limitation, all interest and other income received by the Exchange Agent in respect to all funds made available to it) shall be delivered to the Surviving Corporation, upon demand, and any such holders of Shares who have not theretofore complied with this
Article II shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) and only as general creditors thereof for payment of their claim for the Merger Consideration.


     (f) NO LIABILITY. None of Purchaser, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any cash, shares, dividends or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing Company Shares shall not have been surrendered prior to five (5) years after the Effective Time (or immediately prior to such earlier date on which the Merger Consideration in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.1(d)), any such cash, shares, dividends or distributions payable in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.


     (g) WITHHOLDING RIGHTS. The Surviving Corporation or Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as the Surviving Corporation or Purchaser is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law, including, without limitation, withholdings required in connection with payments with respect to Company Stock Options. To the extent that amounts are so withheld by the Surviving Corporation or Purchaser such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder in respect of which such deduction and withholding was made.


                                  ARTICLE III


                        REPRESENTATIONS AND WARRANTIES


      SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Purchaser as follows; provided, however, that the Company does not represent or warrant to Purchaser in this Section 3.1 with respect to any matter set forth herein to the extent such information was furnished to the Company by Purchaser or any Affiliate or Associate of
Purchaser:


     (a) ORGANIZATION, STANDING AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware and has the requisite corporate power and authority and any necessary governmental authority to carry on its business as now being conducted and to own, operate and lease its properties. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect upon
(i) the business, assets, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, or
(ii) the transactions contemplated hereby or the legality or validity of this Agreement (each a "Material Adverse Effect").


     (b) INTENTIONALLY OMITTED.


     (c) CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $.01 par value per share. As of the date hereof, 3,460,409 shares are issued and outstanding, 727,923 shares of Common Stock are reserved for issuance pursuant to outstanding Company Stock Options, and 208 shares of Common Stock are held by the Company in its treasury. Except as set forth above and in the Shareholder Rights Agreement, dated as of December 20, 1994, by and between the Company and State Street Bank & Trust Company, as amended (the "Rights Agreement"), no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Option Plan will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.


     (d) AUTHORITY; ENFORCEABILITY; NONCONTRAVENTION. The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforceability hereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) violate any of the provisions of the Restated Certificate of Incorporation or By-Laws of the Company, or (ii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, including any licensing board or agency, or any order, writ, judgment, injunction, decree, determination or award currently in effect, which singly or in the aggregate, would have a Material Adverse Effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any governmental agency, board or regulatory authority, domestic or foreign (a "Governmental Entity"), which has not been received or made, is required by or with respect to the Company or any Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) compliance with any applicable requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder, (ii) state securities or blue sky laws and state takeover, antitrust and compensation law filings and approvals, (iii) compliance with any applicable requirements of The Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"), (iv) the filing of a certificate of merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (v) the consent of any licensing board or agency governing the sale of alcoholic beverage) and (vi) any required consents of landlords.


     (e) FINANCIAL STATEMENTS; SEC REPORTS. The Company has previously furnished Purchaser with true and complete copies of (i) its Annual Reports on Form 10-K and Form 10-K/A for the fiscal year ended December 28, 1997 (the "Annual Report") filed by the Company with the Securities and Exchange Commission (the "SEC"), (ii) its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 28, 1998 and September 27, 1998 (collectively, the "Quarterly Reports" and, together with the Annual Report, the "Reports") filed by the Company with the SEC, (iii) the unaudited consolidated balance sheet and the unaudited consolidated statement of operations of the Company and its Subsidiaries as of September 27, 1998 and for the nine (9) months ended September 27, 1998, respectively (the "Financial Statements"), (iv) proxy statements relating to all of the Company's meetings of stockholders (whether annual or special) held or scheduled to be held since December 28, 1997 and (v) each other registration statement, proxy or information statement or current report on Form 8-K filed since December 28, 1997 by the Company with the SEC. Since December 28, 1997 the Company has complied in all material respects with its SEC filing obligations under the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act"). The Financial Statements and related schedules and notes thereto of the Company contained in the Reports (or incorporated therein by reference) and the Financial Statements were prepared in accordance with generally accepted accounting principles (except, in the case of interim unaudited financial statements, as permitted by Form 10-Q) applied on a consistent basis except as noted therein, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, subject (in the case of interim unaudited financial statements) to normal year-end audit adjustments, and such financial statements complied as to form as of their respective dates in all material respects with applicable rules and regulations of the SEC. Each such registration statement, proxy statement and Report was prepared in accordance with the requirements of the Securities Act or the Exchange Act and did not, on the date of effectiveness in the case of such registration statements, on the date of mailing in the case of such proxy statements and on the date of filing in the case of such Reports, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


     (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as may be disclosed in the Reports, since September 28, 1998 there has not been (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any redemption or other acquisition by the Company of any of its capital stock; (ii) any issuance by the Company, or agreement or commitment of the Company to issue, any shares of its Common Stock or securities convertible into or exchangeable for shares of its Common Stock, except for stock options and stock purchase rights; (iii) any change by the Company in accounting methods, principles or practices except as required by generally accepted accounting principles; or (iv) any agreement or commitment, whether in writing or otherwise, to take any action described in this subsection 3.1(f). Since September 28, 1998, the Company and its Subsidiaries have conducted their respective businesses in all material respects only in the ordinary course, consistent with past custom and practice, except as contemplated by this Agreement.


     (g) NO UNDISCLOSED LIABILITIES. Except as set forth in the Reports, neither the Company nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (i) in the aggregate adequately provided for in the Financial Statements, (ii) incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, (iii) incurred since September 28, 1998 in the ordinary course of business consistent with past practice, (iv) incurred in connection with this Agreement, or (v) which could not reasonably be expected to have a Material Adverse Effect.

     (h) DISCLOSURE DOCUMENTS.


          (i) Each document required to be filed by the Company with the SEC in connection with the transactions contemplated by this Agreement (the "Company Disclosure Documents") and any amendments or supplements thereto, will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.


          (ii) At the time any Company Disclosure Document or any amendment or supplement thereto is first mailed to stockholders of the Company, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Company Disclosure Document or any amendment or supplement thereto, and from the time of any distribution thereof through the Effective Time each such Company Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in paragraphs (i) and (ii) of this Section 3.1(h) will not apply to statements or omissions included in the Company Disclosure Documents, if any, based upon information furnished to the Company in writing by Purchaser or its Affiliates or Associates specifically for use therein.


          (iii) The information with respect to the Company or any Company Subsidiary that the Company furnishes to Purchaser in writing specifically for use in the Schedule 13E-3 (as defined herein), the Preliminary Proxy Statement and the Company Proxy Statement will not, at the time of the filing thereof, and from the time of any distribution thereof through the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this paragraph (iii) will not apply to statements or omissions included in the Schedule 13E-3, the Preliminary Proxy Statement and Company Proxy Statement, if any, based upon information furnished by Purchaser, its Affiliates or Associates specifically for use therein.


     (i) FAIRNESS OPINION. The Board of Directors of the Company has received from the Financial Advisor an oral opinion on December 2, 1998, to be followed with a written opinion to be dated the date hereof, in connection with this Agreement to the effect that the Merger Consideration to be received by the stockholders of the Company pursuant to this Agreement and the Merger is fair to such stockholders from a financial point of view.


     (j) BROKERS. No broker, investment banker, financial advisor or other person, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement, other than pursuant to an engagement letter with the Financial Advisor, a copy of which has been previously furnished to Purchaser, which fees and expenses shall remain the sole responsibility of the Company.


     (k) AMENDMENT TO RIGHTS AGREEMENT. Contemporaneously with the execution of this Agreement, the Company has amended the Rights Agreement in the form of Exhibit A attached hereto.


      SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to the Company as follows:


     (a) ORGANIZATION, STANDING AND CORPORATE POWER. Purchaser is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware. Purchaser has the requisite corporate power and authority to carry on its business as now being conducted. Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect.


     (b) CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of Purchaser consists of 2,000,000 shares of common stock, par value $.01 per share, no shares of which are presently issued and outstanding. All of the issued and outstanding shares of capital stock of Purchaser are validly issued, fully paid and nonassessable.


     (c) AUTHORITY; ENFORCEABILITY; NONCONTRAVENTION. Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except that the enforceability hereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not (i) violate any of the provisions of the charter documents or By-laws of Purchaser, (ii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, or
(iii) violate, conflict with or constitute a breach under any contract, agreement, indenture, mortgage, deed of trust, lease or other instrument to which Purchaser is a party or by which any of their assets is bound or subject, which, in the case of clauses (ii) and (iii) above, singly or in the aggregate, would have a material adverse effect on the business, financial condition or results of operations of Purchaser or prevent consummation of the transactions contemplated hereby. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) compliance with any applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, (ii) state securities or blue sky laws and state takeover, antitrust and competition law filings and approvals, (iii) compliance with any applicable requirements of the HSR Act, and (iv) the filing of the certificate of merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business.


     (d) FINANCING. Purchaser has received (i) a written commitment from FINOVA Capital Corporation (the "Bank") for the provision of a senior credit facility (the "Senior Credit Facility") for the transactions contemplated hereby, on or prior to the Closing Date, in the amount of $30,000,000 and (ii) a written commitment from DDJ Capital Management, LLC ("DDJ," and, together with the Bank, the "Banks") for the provision of subordinated debt in the amount of $8,000,000. The aggregate of $38,000,000 of financing (the "Financing") contemplated by the commitments from the Banks (collectively, the "Commitments") will be sufficient to consummate the transactions contemplated by the Merger Agreement, including the Merger. Purchaser has no reason to believe that, as of the date hereof, the conditions precedent to the consummation of the transactions contemplated by each of the Commitments would not be satisfied on or before the Closing Date. True and correct copies of the Commitments have been provided to the Company on or prior to the date hereof.


     (e) DISCLOSURE DOCUMENTS.


          (i) The information with respect to Purchaser that Purchaser furnishes to the Company in writing specifically for use in any Company Disclosure Documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that no representation is made by Purchaser with respect to statements or omissions in the Company Disclosure Documents based upon information furnished to Purchaser by the Company specifically for use therein.



          (ii) The Schedule 13E-3, the Preliminary Proxy Statement and Company Proxy Statement will comply in all material respects with the applicable requirements of the Exchange Act and will not, at the time of the filing thereof, or from the time of any distribution thereof through the Effective Time contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation is made by Purchaser with respect to statements or omissions in the Schedule 13E-3, the Preliminary Proxy Statement or the Company Proxy Statement based upon information furnished to Purchaser in writing by the Company specifically for use therein.


     (f) BROKERS. No broker, investment banker, financial advisor or other person, the fees and expenses of which will be paid by Purchaser, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement, except for fees payable to Tucker Anthony Incorporated and Alouette Capital, Inc., which fees and expenses shall remain the sole responsibility of Purchaser.


     (g) STOCKHOLDER AGREEMENTS. The Voting and Shares Exchange Agreements to be entered into by and between Purchaser and each of Charles F. Sarkis, The Westwood Group, Inc. and the members of management of the Company set forth on
Schedule 3.2(g) attached hereto or added thereto by notice to the Company (collectively, "Management") are the only agreements between Purchaser or any person who is, or on the Effective Date will be, a stockholder of Purchaser and any Company stockholder with respect to the transactions contemplated hereunder.


                                  ARTICLE IV


                   COVENANTS RELATING TO CONDUCT OF BUSINESS
                                PRIOR TO MERGER


      SECTION 4.1. CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, and except with respect to actions taken by, at the direction of, or with the approval of, the Purchaser or any of its Affiliates or Associates, the Company shall operate, and shall cause each Subsidiary to operate, its business in the ordinary course of business. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as expressly contemplated by this Agreement, the Company and the Subsidiaries shall not, without the prior written consent of
Purchaser:


          (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of the Company's outstanding capital stock, (y) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, or (z) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares;


          (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, except for the issuance of Shares upon exercise of Company Stock Options outstanding prior to the date of this Agreement and disclosed in Section 3.1(c), or take any action that would make the Company's representations and warranties set forth in Section 3.l(c) not true and correct in all material respects;


          (iii) amend its Restated Certificate of Incorporation or By-laws or the comparable charter or organizational documents of any of its Subsidiaries;


          (iv) acquire any business or any corporation, partnership, joint venture, association or other business organization or division thereof (or any interest therein), or form any subsidiaries;


          (v) sell or otherwise dispose of any of its substantial assets, except in the ordinary course of business;


          (vi) make any capital expenditures, enter into leases or agreements for new locations, or make other commitments with respect thereto, except capital expenditures, leases, agreements or commitments (i) set forth on Section 4.1(vi) of the disclosure schedule attached hereto, or (ii) not exceeding $200,000 in the aggregate as the Company may, in its discretion, deem appropriate;

          (vii) (x) incur any indebtedness for borrowed money or guaranty any such indebtedness of another person, other than (A) borrowings in the ordinary course under existing lines of credit (or under any refinancing of such existing lines), or (B) indebtedness owing to, or guaranties of indebtedness owing to, the Company, (y) make any loans or advances to any other person, other than routine advances to employees;


          (viii) grant or agree to grant to any employee any increase in wages or bonus, severance, profit sharing, retirement, deferred compensation, insurance or other compensation or benefits, or establish any new compensation or benefit plans or arrangements, or amend or agree to amend any existing Company Plans, except as may be required under existing agreements or in the ordinary course of business consistent with past practices;


          (ix) merge, amalgamate or consolidate with any other person or entity in any transaction, sell all or substantially all of its business or assets, or acquire all or substantially all of the business or assets of any other person or entity;


          (x) enter into or amend any employment, consulting, severance or similar agreement with any person or amend the engagement letter with the Financial Advisor referred to in Section 3.1(j) hereof in any respect that would result in a Material Adverse Effect;


          (xi) change its accounting policies in any material respect, except as required by generally accepted accounting principles;


          (xii) enter into any material contract, agreement or commitment (other than purchase agreements for food and beverages and restaurant supplies entered into in the ordinary course of business) not otherwise permitted under this
Section 4.1, including, without limitation, any contract, agreement or commitment involving expenditures by the Company or any of its Subsidiaries in excess of $100,000 or which is not terminable by the Company upon giving thirty
(30) days or less prior written notice; or


          (xiii) commit or agree to take any of the foregoing actions.


      SECTION 4.2. OTHER ACTIONS. The Company or Purchaser shall not take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect, or (iii) subject to the Company's right to take action under
Section 5.7, any of the conditions of the Merger set forth in Article VI not being satisfied.


                                   ARTICLE V


                             ADDITIONAL AGREEMENTS


      SECTION 5.1. PREPARATION OF PROXY STATEMENT; STOCKHOLDERS MEETING;
SCHEDULE 13E-3.


     (a) The Company will, as promptly as practicable following the date of this Agreement and in consultation with Purchaser, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders' Meeting") for the purpose of approving this Agreement, the Merger and the transactions contemplated by this Agreement. Subject to Section 5.7, the Company will, through the Board of Directors and the Special Committee, recommend to its stockholders approval of the foregoing matters and seek to obtain all votes and approvals thereof by the stockholders.


     (b) In connection with the Stockholders' Meeting contemplated hereby, the Company will promptly prepare and file, and Purchaser will cooperate with the Company in the preparation and filing of, a preliminary proxy statement (the "Preliminary Proxy Statement") with the SEC and will use its commercially reasonable best efforts to respond to the comments of the SEC concerning the Preliminary Proxy Statement and to cause a final proxy statement (the "Company Proxy Statement") to be mailed to the Company's stockholders, in each case as soon as reasonably practicable. Purchaser shall be given a reasonable opportunity to review and comment on all filings with the SEC and all mailings to the Company's stockholders in connection with the Merger prior to the filing or mailing thereof, and the Company shall use its commercially reasonable best efforts to reflect all such comments. The Company shall pay the filing fees for the
Schedule 13E-3 and the Preliminary Proxy Statement. The Company will cooperate with Purchaser in the preparation and filing of the Rule 13E-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") with the SEC and will use its commercially reasonable best efforts to respond to comments by the SEC concerning the Schedule 13E-3. Each party to this Agreement will notify the other parties promptly of the receipt of the comments of the SEC, if any, notification of SEC approval of the Company Proxy Statement and of any request by the SEC for amendments or supplements to the Schedule 13E-3, the Preliminary Proxy Statement or the Company Proxy Statement or for additional information, and will promptly supply the other parties with copies of all correspondence between such party or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Schedule 13E-3, the Preliminary Proxy Statement, the Company Proxy Statement or the Merger.


     (c) If at any time prior to the Stockholders' Meeting, any event should occur relating to the Company or any of the Subsidiaries which should be set forth in an amendment of, or a supplement to, the Schedule 13E-3 or the Company Proxy Statement, the Company will promptly inform Purchaser. If at any time prior to the Stockholders' Meeting, any event should occur relating to Purchaser or any of its respective Associates or Affiliates, or relating to the plans of any such persons for the Surviving Corporation after the Effective Time of the Merger, or relating to the Financing, that should be set forth in an amendment of, or a supplement to, the Schedule 13E-3 or the Company Proxy Statement, the Company, with the cooperation of Purchaser, will, upon learning of such event, promptly prepare, file and, if required, mail such amendment or supplement to the Company's stockholders; provided that, prior to such filing or mailing, the Company shall consult with Purchaser with respect to such amendment or supplement and shall afford Purchaser reasonable opportunity to comment thereon.


     (d) Purchaser shall furnish to the Company the information relating to Purchaser, its Associates and Affiliates and the plans of such persons for the Surviving Corporation after the Effective Time of the Merger, and relating to the Financing, which is required to be set forth in the Preliminary Proxy Statement or the Company Proxy Statement under the Exchange Act and the rules and regulations of the SEC thereunder. The Company shall cause to be included
(i) as an exhibit to the Preliminary Proxy Statement and the Company Proxy Statement, the written fairness opinion of the Financial Advisor referred to in
Section 3.1(i), and (ii) as an exhibit to the Schedule 13E-3 any materials delivered to the Company's Board of Directors by the Financial Advisor in connection with the delivery of the Fairness Opinion which are required under
Schedule 13E-3 to be filed as exhibits.


     (e) The Company will cause its transfer agent to make stock transfer records relating to the Company available to the extent reasonably necessary to effectuate the intent of this Agreement.


     (f) At the Stockholders Meeting, Purchaser covenants to vote all Shares it will own or have a right to vote in favor of the Merger.


      SECTION 5.2. ACCESS TO INFORMATION; CONFIDENTIALITY. From and after the date hereof, the Company will provide to Purchaser reasonable access, upon notice and during normal business hours, to the Company's facilities, books and records and shall cause the directors, employees, accountants, attorneys, financial advisors, lenders and other agents and representatives (collectively, "Representatives") of the Company to continue to cooperate fully with Purchaser and Purchaser's Representatives in order to enhance such persons' knowledge of the Company's assets, contracts, liabilities, operations, records and other aspects of its business (including any environmental investigation of the Company's facilities) and the efforts of Purchaser to secure the Financing as described in Section 3.2(d). Except as the Company may otherwise expressly agree in writing, unless and until the Merger is consummated, Purchaser shall be bound by the terms of the Confidentiality Agreement, a copy of which is attached hereto as Exhibit B.


      SECTION 5.3. COMMERCIALLY REASONABLE EFFORTS. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including the procurement of the Financing and the satisfaction of the respective conditions set forth in Article VI.


      SECTION 5.4. FINANCING. Purchaser shall use commercially reasonable best efforts (i) to close the Financing on terms consistent with the Commitments or such other terms as shall be mutually satisfactory to Purchaser and the Company, provided, however, that with respect to the Company's consent, such consent shall only be required for any such term that would be likely to adversely effect the parties' ability to close the transactions contemplated hereunder in any material respect and shall not be unreasonably withheld or delayed, and (ii) to execute and deliver definitive agreements with respect to the Financing (the "Definitive Financing Agreements") on or before the Closing Date. Purchaser shall use commercially reasonable best efforts to satisfy on or before the Closing Date all requirements of the Definitive Financing Agreements which are conditions to closing the transactions constituting the Financing and to drawing the cash proceeds thereunder. The Company shall use its commercially reasonable best efforts to assist and cooperate with Purchaser, its Affiliates and Associates to satisfy on or before the Closing Date all of the conditions to close the transactions constituting the Financing, provided that the Company shall not be obligated to incur any material out-of-pocket expenses in order to comply with this obligation. The obligations contained herein are not intended, nor shall they be construed, to benefit or confer any rights upon any person, firm or entity other than the parties hereto.


      SECTION 5.5. INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.


     (a) From and after the Effective Time, Purchaser shall cause the Surviving Corporation to indemnify and hold harmless each person who is now, at any time has been or who becomes prior to the Effective Time a director or officer of the Company or any of its Subsidiaries, and their respective heirs and personal representatives (the "Indemnified Parties"), against all expenses, liabilities and losses (including, without limitation, attorneys' fees and related disbursements, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred in connection with any "Proceeding" (as defined in Article VI of the Company's By-laws) arising out of or pertaining to any action or omission occurring prior to the Effective Time (including, without limitation, any Proceeding which arises out of or relates to the transactions contemplated by this Agreement), to the full extent permitted under Delaware law and the Company's By-laws as in effect as of the date of this Agreement or under any indemnification agreement in effect as of the date of this Agreement.



     (b) The Surviving Corporation shall control the defense of any such Proceeding with counsel selected by the Surviving Corporation, which counsel shall be reasonably acceptable to the Indemnified Party, provided that the Indemnified Party shall be permitted to participate in the defense of such Proceeding at its own expense; except that the Surviving Corporation shall pay as incurred the reasonable fees and expenses of counsel retained by an Indemnified Party in the event that (i) the Surviving Corporation and the Indemnified Party shall have mutually agreed on the retention of such counsel, or (ii) the named parties to any Proceeding include both the Surviving Corporation and the Indemnified Party and representation of both parties by the same counsel would be inappropriate, in the reasonable opinion of counsel to the Indemnified Party, due to actual or potential differing interests between them; and provided, further, that if any D&O Insurance (as defined in paragraph (c) of this Section 5.5) in effect at the time shall require the insurance company to control such defense in order to obtain the full benefits of such insurance and such provision is consistent with the provisions of the Company's D&O Insurance existing as of the date of this Agreement, then the provisions of such policy shall govern. Neither Purchaser nor the Surviving Corporation shall in any event be liable for any settlement effected without its written consent, which consent shall not be withheld unreasonably.


     (c) For a period of not less than six (6) years after the Effective Time, Purchaser or the Surviving Corporation shall maintain officers' and directors' liability insurance ("D&O Insurance") covering each Indemnified Party who is presently covered by the Company's officers' and directors' liability insurance or will be so covered at the Effective Time with respect to actions or omissions occurring prior to the Effective Time, on terms no less favorable than such insurance maintained in effect by the Company as of the date hereof in terms of coverage and amounts, provided that Purchaser and the Surviving Corporation shall not be required to pay in the aggregate an annual premium for D&O Insurance in excess of 200% of the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as may be obtained for 200% of the last annual premium paid prior to the date hereof.

     (d) The Certificate of Incorporation and By-laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation set forth in the Certificate of Incorporation and By-laws of the Company as of the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of the Indemnified Parties in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law. Purchaser and the Company agree that all rights existing in favor of any Indemnified Party under any indemnification agreement in effect as of the date hereof shall survive the Merger and shall continue in full force and effect, without any amendment thereto.


     (e) The provisions of this Section 5.5 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of Purchaser, the Company and the Surviving Corporation.


      SECTION 5.6. PUBLIC ANNOUNCEMENTS. Purchaser, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the existence of and transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement without the consent of the other party following such consultation, except as may be required by applicable law, regulation or judicial process, and in such case only after reasonable notice to the other party.


      SECTION 5.7. NO SOLICITATION; ACQUISITION PROPOSALS.


     (a) The Company shall not, and shall not authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorneys, accountant or other representative retained by it to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing non-public information), or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as such term is defined herein) or (ii) participate in any discussions or negotiations with a Third Party (as such term is defined herein) regarding an Acquisition Proposal; provided, however, that if, at any time prior to the Effective Time, the Board of Directors of the Company or the Special Committee of the Board of Directors of the Company determines in good faith, (i) after consulting with outside counsel, that it is likely to have a fiduciary duty to do so under applicable law, and (ii) based on the advice of outside counsel and the Financial Advisor, that the initiating Third Party is a credible potential buyer reasonably likely to have the ability to consummate a Superior Proposal (as such term is defined herein), the Company, in response to a written Acquisition Proposal that was unsolicited from a Third Party or that did not otherwise result from a breach of this Section 5.7, and is reasonably likely to lead to a Superior Proposal, may
(x) furnish non-public information with respect to the Company to the Third Party who made such Acquisition Proposal pursuant to a confidentiality agreement in substantially the form of Exhibit B attached hereto, and (y) participate in negotiations regarding such Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director or officer of the Company or any of its Subsidiaries, other than Affiliates or Associates of the Purchaser, or any investment banker, financial advisor, attorney, accountant or other representative of the Company or any of its Subsidiaries, whether or not acting on behalf of the Company or any of its Subsidiaries, shall be deemed to be a breach of this Section 5.7 by the Company.


     (b) Neither, the Board of Directors of the Company nor the Special Committee shall (i) withdraw or modify in a manner adverse to the Purchaser, its approval or recommendation of this Agreement, and the Merger unless there is a Superior Proposal outstanding, (ii) approve or recommend an Acquisition Proposal unless it is a Superior Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other agreement with respect to an Acquisition Proposal unless it is a Superior Proposal, and, in addition, in the case of either (i), (ii) or (iii), unless the Board of Directors of the Company or the Special Committee of the Board of Directors of the Company shall have (x) determined in good faith, after consulting with outside counsel, that it is likely to have a fiduciary duty to do so under applicable law, and (y) terminated this Agreement pursuant to
Section 7.1(c) hereto.


     (c) The Company shall promptly (but in any event within one (1) day) advise the Purchaser orally and in writing of any Acquisition Proposal or any inquiry regarding the making of an Acquisition Proposal or any inquiry regarding the making of an Acquisition Proposal from a Third Party including any request for information, the material terms and conditions of such request, Acquisition Proposal or inquiry and the identity of the person making such request, Acquisition Proposal or inquiry. The Company will, to the extent reasonably practicable, keep the Purchaser fully informed of the status and details (including amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.


     (d) Notwithstanding the foregoing, the Company shall neither (i) amend the Rights Agreement to permit a Third Party to consummate a Superior Proposal or in any other manner whatsoever nor (ii) take any steps to exempt the transactions contemplated by a Superior Proposal from, or if necessary to challenge the validity or applicability of, any applicable take-over law, including without limitation, Section 203 of the DGCL, unless the Company has complied in all respects with paragraphs (a) through (c) above.


     (e) For purposes of this Agreement, (i) "Acquisition Proposal" means any bona fide written proposal with respect to a merger, consolidation, share exchange, tender offer or similar transaction involving the Company, or any purchase or other acquisition of all or any significant portion of the assets of the Company, or any equity interest in the Company, other than the transactions contemplated hereby; (ii) "Third Party" means any corporation, partnership, person or other entity or "group" (as defined in Section 13(d)(3) of the Exchange Act), other than Purchaser or any Affiliates of Purchaser and its respective directors, officers, employees, representatives and agents; (iii) "Superior Proposal" means an Acquisition Proposal that (A) would take the form of either (i) a merger, consolidation, share exchange, recapitalization, business combination, or other similar transaction; (ii) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of 100% of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of transactions; or (iii) a tender offer or exchange offer for 100% of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act of 1933, as amended, in connection therewith; (B) the Board of Directors of the Company or the Special Committee of the Board of Directors of the Company, in good faith, based on the advice of its outside counsel and of the Financial Advisor, determines to be of a higher price per share and more favorable than the transaction contemplated hereunder; and (C) is already fully financed and evidence of such financing, in the form of an executed commitment letter, has been provided to the Company.


      SECTION 5.8. BOARD ACTION RELATING TO STOCK OPTION PLANS. As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering a Company Stock Option
Plan) shall adopt such resolutions or take such actions as may be required to adjust the terms of all outstanding Company Stock Options in accordance with
Section 2.2 and shall make such other changes to the Company Stock Option Plan as Purchaser deems appropriate to give effect to the Merger, and to terminate such plans as of the Effective Time.


      SECTION 5.9. CONSENTS AND APPROVALS. As soon as practicable following the date of this Agreement, the Company and Purchaser shall make all filings required to be made with and seek all consents, approvals, permits and authorizations required to be obtained from, any third parties or Governmental Entities in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the filing of any required notification under the HSR Act. The Purchaser shall pay any required filing fees or other expense in connection therewith.


      SECTION 5.10. STATE TAKEOVER LAWS. The Company shall take all steps necessary to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable takeover law, including, without limitation, Section 203 of the DGCL.


                                  ARTICLE VI


                             CONDITIONS PRECEDENT


      SECTION 6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect Merger is subject to the satisfaction or waiver on or prior to the Closing Date (as applicable) of the following conditions:

     (a) STOCKHOLDER APPROVAL OF MERGER. The Merger shall have been adopted and approved by the affirmative vote required under the laws of the State of Delaware.


     (b) INTENTIONALLY OMITTED.


     (c) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, judgment, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the parties invoking this condition shall use their commercially reasonable best efforts to have any such order or injunction vacated.


     SECTION 6.2. CONDITIONS TO OBLIGATION OF PURCHASER TO EFFECT THE MERGER. In addition to the conditions set forth in Section 6.1, the obligation of Purchaser to effect the Merger is further subject to the satisfaction, or waiver by the Purchaser, on or prior to the Closing Date, of the following conditions:


     (a) FINANCING CONDITION. The receipt of cash proceeds of the Financing in an amount sufficient to consummate the transactions contemplated hereby pursuant to the terms of the Commitments or such other terms as Purchaser and the Company shall agree or as are not materially more onerous than as set forth in the Commitments (the "Financing Condition") shall have been satisfied.


     (b) MATERIAL ADVERSE EFFECT. There shall not have occurred any change, event, occurrence or circumstance in the business, operations, assets or condition (financial or otherwise) of the Company or any of its Subsidiaries, related to the period commencing on September 28, 1998, that in the reasonable judgment of Purchaser, is likely to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.


     (c) FORCE MAJEURE. There shall not have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, which suspension or limitation shall continue for at least three consecutive trading days, (ii) any decline in either the Dow Jones Industrial Average or the Standard and Poor's 500 Index by an amount in excess of 25%, measured from August 31, 1998, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iv) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States which would reasonably be expected to have a material adverse impact on the capital markets of the United States, or (v) in the case of any of the foregoing existing on the date of this Agreement, a material acceleration, escalation or worsening thereof.


     (d) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in Section 3.1 that are qualified by materiality shall be true and correct and such representations and warranties of the Company set forth in Section 3.1 that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date and except for changes permitted or contemplated by this Agreement, and except, in the case of any such breach, where such breach would not, individually or in the aggregate, materially and adversely affect the Financing described in Section 3.2(d) or the ability of the Company to consummate the Merger. The Company shall have received an officer's certificate signed on behalf of the Purchaser to the effect set forth in this paragraph.


     (e) PERFORMANCE OF OBLIGATIONS AND COVENANTS OF THE COMPANY. The Company shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement at or prior to the Closing Date. Company shall have received an officer's certificate signed on behalf of Purchaser to the effect set forth in this paragraph.


     (f) TERMINATION OF MERGER AGREEMENT. The Merger Agreement shall not have been terminated in accordance with its terms.

      SECTION 6.3. CONDITION TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. In addition to the conditions set forth in Section 6.1, the obligation of the Company to effect the Merger is further subject to the satisfaction, or waiver by the Company, on or prior to the Closing Date, of the following conditions:


     (a) NON-AFFILIATED STOCKHOLDER APPROVAL OF MERGER. A majority of the Shares held by the stockholders of the Company (the "Non-Affiliated Stockholders") other than Charles F. Sarkis, The Westwood Group, Inc., the members of Management and William B. Finneran shall have voted to approve and authorize this Agreement and the Merger.


     (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser set forth in Section 3.2 that are qualified by materiality shall be true and correct and such representations and warranties of Purchaser set forth in Section 3.2 that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date and except for changes permitted or contemplated by this Agreement, and except, in the case of any such breach, where such breach would not, individually or in the aggregate, materially and adversely affect the Financing described in Section 3.2(d) or the ability of Purchaser to consummate the Merger. The Company shall have received an officer's certificate signed on behalf of the Purchaser to the effect set forth in this paragraph.


     (c) PERFORMANCE OF OBLIGATIONS AND COVENANTS OF THE PURCHASER. Purchaser shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement at or prior to the Closing Date. The Company shall have received an officer's certificate signed on behalf of the Purchaser to the effect set forth in this paragraph.


                                  ARTICLE VII


                       TERMINATION, AMENDMENT AND WAIVER


      SECTION 7.1. TERMINATION. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the Merger by the stockholders of the Company: (a) by mutual written consent of Purchaser and the Company; or (b) by either Purchaser or the Company: (i) if, upon a vote at the Stockholders Meeting or any adjournment thereof, the adoption and approval of this Agreement and the Merger by the stockholders of the Company required by Delaware law, the Company's Restated Certificate of Incorporation or the terms of this Agreement shall not have been obtained; (ii) if the Merger shall not have been consummated on or before June 30, 1999, provided that the failure to consummate the Merger is not attributable to the failure of the terminating party to use its commercially reasonable best efforts to fulfill its obligations pursuant to this Agreement; (iii) if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining or otherwise restraining Purchaser or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable; or (iv) by the Company, if a majority of the Shares held by the Non-Affiliated Stockholders shall not have voted to approve and authorize this Agreement and the Merger; or (c) by the Company, immediately after payment to Purchaser of the fee and expense reimbursement described in Section 7.2(b), if prior to the Effective Time, either the Board of Directors of the Company or the Special Committee of the Board of Directors of the Company has properly elected to terminate this Agreement in accordance with the provisions of
Section 5.7; or (d) by Purchaser, if, prior to the Effective Time, the Company shall breach in any material respect any of its representations, warranties or obligations hereunder (including, without limitation, the terms and conditions of Section 5.7) and such breach shall not have been cured in all material respects or waived and the Company shall not have provided reasonable assurance that such breach will be cured in all material respects on or before the Closing Date, but only if such breach, singly or together with all other such breaches would have a Material Adverse Effect; or (e) by the Company, if Purchaser shall breach in any material respect any of its representations, warranties or obligations hereunder and such breach shall not have been cured in all material respects or waived, and Purchaser shall not have provided reasonable assurance that such breach will be cured in all material respects on or before the Closing Date, but only if such breach, singly or together with all other such breaches would have a Material Adverse Effect; provided, however, that the party seeking termination pursuant to clause (d) or (e) hereof is not in breach of any of its material representations, warranties, covenants or agreements contained in this Agreement.

      SECTION 7.2. EFFECT OF TERMINATION.


     (a) AGREEMENT VOID. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders and all rights and obligations of any party hereto shall cease except for agreements contained in Sections 5.2, 7.2 and 8.2; provided, however, that nothing contained in this
Section 7.2 shall relieve any party from liability for any breach of this Agreement or shall relieve the Company from any liability under this Article VII.


     (b) TERMINATION FEE.


          (i) If this Agreement is terminated by the Company pursuant to Section 7.1(c) or, by the Purchaser pursuant to Section 7.1(d) as a result of a willful breach by the Company of any of the terms and conditions of Section 5.7, then the Company shall promptly pay to Purchaser in cash a fee equal to $2,500,000 (the "Termination Amount"), which amount shall be payable in same day federal funds. The Termination Amount (provided the same shall be promptly paid) shall be the exclusive remedy of Purchaser as a result of termination of this Agreement pursuant to Section 7.1(c).


          (ii) If this Agreement is terminated pursuant to Section 7.1(b), provided that Purchaser has used commercially reasonable best efforts to consummate the transactions contemplated hereunder, or 7.1(d), other than as a result of a wilful breach by the Company of any of the terms and conditions of
Section 5.7, then the Company shall promptly pay to Purchaser in cash a portion of the aggregate out-of-pocket, reasonable costs and expenses of Purchaser in connection with this Agreement and the transactions contemplated hereby, including, without limitation, commitment, appraisal and other fees relating to the Financing and the reasonable fees and disbursements of accountants, attorneys and investment bankers, whether retained by Purchaser or by any other person, (collectively, "Expenses") as follows: (i) 100% of Expenses up to $250,000; (ii) no reimbursement of Expenses greater than $250,000 and up to $500,000; and (iii) 50% of Expenses greater than $500,000; provided, however, that in no event shall the total reimbursement of aggregate Expenses exceed $1,000,000. In such event, Purchaser shall reimburse the Company for 50% of the filing fees incurred by the Company (if any) in connection with the filing of the Preliminary Proxy Statement and Schedule 13E-3 pursuant to Section 5.1, which amount shall be payable in cash.


     (c) REASONABLE INDUCEMENT. The parties acknowledge and agree that the provisions for payment of the Termination Amount are included herein in order to reasonably induce Purchaser to enter into this Agreement and to reimburse Purchaser for incurring the costs and expenses related to entering into this Agreement, obtaining the Commitments and the Financing, and consummating the transactions contemplated by this Agreement.


     (d) COSTS OF ENFORCEMENT. Notwithstanding anything to the contrary set forth in this Agreement, in the event Purchaser is required to file suit to seek all or a portion of the Termination Amount or Expense reimbursement, it shall be entitled, if substantially successful, to payment by the Company of all reasonable additional expenses, including reasonable attorneys' fees and expenses, which it incurs in enforcing its rights hereunder.


      SECTION 7.3. AMENDMENT. This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.


      SECTION 7.4. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to Section 7.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

      SECTION 7.5. PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3, an extension or waiver pursuant to Section 7.4, or any other approval or consent required or permitted to be given pursuant to this Agreement shall, in order to be effective and in addition to requirements of applicable law, require, in the case of Purchaser or the Company, action by its Board of Directors, a duly authorized committee thereof (including, in the case of the Company, the Special Committee), or the duly authorized designee of such Board of Directors or such committee thereof, provided that in the case of the Company, any such action contemplated by this section shall be authorized by a majority of the disinterested directors.


                                 ARTICLE VIII


                              GENERAL PROVISIONS


      SECTION 8.1. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, including, without limitation, Section 5.5, 5.7 and 7.2.


      SECTION 8.2. FEES AND EXPENSES. Except as provided otherwise in this Agreement, including, without limitation, in Section 7.2, whether or not the Merger shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.


      SECTION 8.3. DEFINITIONS. For purposes of this Agreement:


     (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, provided that with respect to Purchaser, the definitions of "Affiliate" and "Associate" shall not include any Non-Affiliated Stockholder; and


     (b) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.


      SECTION 8.4. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or sent by overnight courier (providing proof of delivery) or telecopy to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):



(a) if to Purchaser:   SRC Holdings, Inc.
                       284 Newbury Street
                       Boston, Massachusetts 02115
                       Attn: President
                       Facsimile No.: (617) 425-5252

  with a copy to:      Hutchins, Wheeler & Dittmar
                       A Professional Corporation
                       101 Federal Street
                       Boston, Massachusetts 02110
                       Attn: Francis J. Feeney, Jr., Esq.
                       Facsimile No.: (617) 951-1295

(b) if to the Company:   Back Bay Restaurant Group, Inc.
                         284 Newbury Street
                         Boston, Massachusetts 02115
                         Attn: Board of Directors
                         Facsimile No.: (617) 425-5252

  with a copy to:        Ropes & Gray
                         One International Place
                         Boston, Massachusetts 02110
                         Attn: Alfred O. Rose, Esq.
                         Facsimile No.: (617) 951-7050

      SECTION 8.5. INTERPRETATION. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."


      SECTION 8.6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.


      SECTION 8.7. ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person, other than the parties hereto and the third party beneficiaries referred to in the following sentence, any rights or remedies. The parties hereto expressly intend the provisions of
Section 5.5 to confer a benefit upon and be enforceable by, as third party beneficiaries of this Agreement, the third persons referred to in, or intended to be benefited by, such provisions.


      SECTION 8.8. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.


      SECTION 8.9. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void, except that Purchaser may assign this Agreement (i) to any wholly owned subsidiary of Purchaser or (ii) together with all of the outstanding capital stock of Purchaser, to an entity organized under the corporate or limited liability laws of a jurisdiction of one of the United States of America, the ownership interests of which entity are substantially identical to the ownership interests of Purchaser immediately prior to such assignment and which entity specifically and expressly assumes by written agreement the obligations of Purchaser under this Agreement; in either case so long as such assignment shall not adversely affect the ability of Purchaser to secure the Financing described in Section 3.2(d) and without Purchaser being released from liability hereunder and such transfer or assignment will not relieve Purchaser of its obligations under this Agreement or prejudice the rights of stockholders to receive payment for Shares pursuant to the transactions contemplated by this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.


      SECTION 8.10. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically (without requirement to post a bond) the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

      SECTION 8.11. SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.


      SECTION 8.12. ATTORNEY'S FEES. If any legal proceeding is initiated by any party hereto to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys' fees incurred in connection with any such proceedings.


      IN WITNESS WHEREOF, the Company and Purchaser have caused this Agreement to be executed as an agreement under seal by their respective officers thereunto duly authorized, all as of the date first written above.



                                    BACK BAY RESTAURANT GROUP, INC.



                                    By: /s/ Irwin Chafetz
                                        ------------------------------------
                                        Name: Irwin Chafetz
                                        Title: Chairman, Special Committee




                                    SRC HOLDINGS, INC.



                                    By: /s/ Charles F. Sarkis
                                        ------------------------------------
                                        Name: Charles F. Sarkis
                                        Title: President









HWD: 373385-3

                                                                        ANNEX II



                                                  December 2, 1998



The Board of Directors
Back Bay Restaurant Group, Inc.
284 Newbury Street
Boston, Massachusetts 02115


Members of the Board of Directors:

We understand that Back Bay Restaurant Group, Inc. (the "Company") is contemplating a transaction pursuant to which SRC Holdings, Inc., a new corporation formed by Charles F. Sarkis and certain members of Back Bay's management (the "Buyer"), would acquire all of the outstanding shares (the "Shares") of Common Stock of the Company (the "Transaction") not owned by Charles F. Sarkis, The Westwood Group, Inc. or the members of management. The Transaction will be effected through a merger (the "Merger") of the Buyer with the Company pursuant to which, among other things, (i) the Buyer will be merged with and into the Company with the Company being the surviving corporation, (ii) each outstanding Share (other than shares owned by Charles F. Sarkis, The Westwood Group, Inc., the members of management and shares held in treasury) will be converted into the right to receive $10.25 in cash (the "Transaction Consideration"), and (iii) concurrent with the consummation of the Merger, the holder of each outstanding option to purchase Shares not previously exercised would receive in cash, upon cancellation of such option, the positive difference, if any, between $10.25 and the exercise price per share of such option. The terms and conditions of the Transaction are more fully described in the proposed Agreement and Plan of Merger (the "Merger Agreement").

You have requested that Schroder & Co. Inc. ("Schroders") render an opinion (the "Opinion"), as investment bankers, as to the fairness, from a financial point of view, of the Transaction Consideration to the stockholders of the Company other than Charles F. Sarkis, The Westwood Group, Inc., and the members of management (the "Transaction Consideration").

Schroders, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We have, in the past, provided investment banking services to the Company, including reviews of potential acquisition candidates, financing alternatives, and the feasibility of a sale and of a management buyout.

The Special Committee of the Board of Directors
Back Bay Restaurant Group, Inc.
December 2, 1998
Page 2


In connection with the Opinion set forth herein, we have, among other things:

i.       reviewed a draft, dated November 24, 1998, of the Merger Agreement;

ii. reviewed drafts of the bank commitment letters received by the Buyer in connection with the financing for the Transaction;

iii. reviewed the Company's Annual Reports on Form 10-K and 10-K/A filed with the Securities and Exchange Commission for the fiscal years ended December 31, 1993 through 1997, including the audited consolidated financial statements of the Company included therein;

iv. reviewed the Company's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for the quarters ended March 29, 1998, June 28, 1998 and September 27, 1998, including the unaudited consolidated financial statements of the Company included therein;

v. reviewed the proxy statement for the 1997 Shareholders' Meeting filed with the Securities and Exchange Commission;

vi. reviewed historical financial results of the Company by restaurant prepared by management;

vii. reviewed forecasts and projections for the Company prepared and supplied by management of the Company for the fiscal years ending December 31, 1998 through December 31, 2003;

viii. held discussions with the Company's management regarding the business, operations and prospects of the Company and each of its restaurants;

ix. performed due diligence, including restaurant visits and meetings with management;

x. performed various valuation analyses, as we deemed appropriate, of the Company using generally accepted analytical methodologies, including
         (i) the application to the financial results of the Company of the public trading multiples of companies which we deemed comparable to the Company; (ii) the application to the financial results of the Company of the multiples reflected in recent mergers and acquisitions for businesses which we deemed comparable to the Company; and (iii) a discounted cash flow analyses of the Company's operations.

xi.      Performed a leveraged buyout analysis;

xii. reviewed the historical trading prices and volumes of the Company's Common Stock; and

xiii. performed such other financial studies, analyses, inquiries and investigations as we deemed appropriate.

In rendering the Opinion, at your direction we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by the Company or obtained by us from other sources, and upon the assurance of the Company's management that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. We have not independently verified such information, undertaken an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company, or been furnished with any such appraisals. With respect to financial forecasts and projections of the Company referred to in clause (viii) above, we have been advised by the Company, and we have assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and judgments of management of the Company as to the expected future financial performance of the Company.

The Opinion is necessarily based upon financial, economic, market and other conditions as they exist, and the information made available to us, as of the date hereof. We disclaim any undertakings or obligations to advise any person of any change in any fact or matter affecting the Opinion which may come or be brought to our attention after the date of the Opinion.

The Special Committee of the Board of Directors
Back Bay Restaurant Group, Inc.
December 2, 1998
Page 3


In the ordinary course of our business, we may hold and actively trade debt or equity securities of the Company (including the Shares) for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

The Opinion does not constitute a recommendation as to any action the Board of Directors of the Company or any stockholder of the Company should take in connection with the Transaction or any aspect thereof. The Opinion relates solely to the fairness from a financial point of view as of the date hereof of the Transaction Consideration to the stockholders of the Company other than Charles F. Sarkis, The Westwood Group, Inc., and the members of management. We express no opinion herein as to the structure, terms or effect of any other aspect of the Transaction or as to the merits of the underlying decision of the Company to enter into the Transaction.

This letter is for the information of the Board of Directors of the Company for its use in evaluating the fairness from a financial point of view of the Transaction Consideration to the stockholders of the Company other than Charles
F. Sarkis, The Westwood Group, Inc., and the members of management. We hereby consent to the inclusion of this Opinion in any proxy statement or Rule 13e-3 transaction statement filed with the Securities and Exchange Commission in connection with the Merger.

Based upon and subject to all of the foregoing, we are of the opinion, as investment bankers, that, as of the date hereof, the Transaction Consideration is fair, from a financial point of view, to the stockholders of the Company other than Charles F. Sarkis, The Westwood Group, Inc., and the members of management.

                                                   Very truly yours,


                                                   SCHRODER & CO., INC.


                                                   By: /s/ M. Bora Sila
                                                       ----------------
                                                       M. Bora Sila

                                                                      ANNEX III


                   Excerpts from Delaware General Corporation
                      Law Relating to Dissenters' Rights


      262 APPRAISAL RIGHTS.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to [sec]228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.


      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to [sec]251 (other than a merger effected pursuant to subsection (g) of Section 251), 252, 254, 257, 258, 263 or 264 of this title:


        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of [sec]251 of this title.


        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to [sec][sec]251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:


          a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof,


          b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;


          c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or


          d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.


        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under [sec]253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.


      (d) Appraisal rights shall be perfected as follows:


        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or


        (2) If the merger or consolidation was approved pursuant to [sec]228 or 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation shall, also notify such stockholders of the effective date of the merger or consolidation. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or
      (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.


      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.


      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.


      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.


      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound as the Court may direct. Payment shall be so made to each stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.


      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date or the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.


      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 349, L. '96, eff. 7-1-96.)

                                                                        ANNEX IV


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------
                                    FORM 10-K
                              ---------------------

              ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 (FEE REQUIRED)

                   FOR THE FISCAL YEAR ENDED DECEMBER 28, 1997

                         COMMISSION FILE NUMBER 0-19810

                         BACK BAY RESTAURANT GROUP, INC.
             (Exact name of registrant as specified in its charter)

    DELAWARE                 284 NEWBURY STREET                  04-2812651
(State or other          BOSTON, MASSACHUSETTS 02115          (I.R.S. Employer
jurisdiction of       (Address of principal executive        Identification No.)
incorporation or        offices, including Zip Code)
 organization)

                                 (617) 536-2800
              (Registrant's telephone number, including area code)

           SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
                                      NONE

                     --------------------------------------

           SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                                (Title of Class)

                     --------------------------------------

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

     The aggregate market value of the voting stock held by non-affiliates of the registrant based on the closing price of the registrant's Common Stock as quoted on the National Association of Securities Dealers Automatic Quotation System on March 2, 1998 was $10,481,288.

     On March 2, 1998, there were 3,435,176 shares of the registrant's Common Stock outstanding.

                       DOCUMENTS INCORPORATED BY REFERENCE

     Portions of the Registrant's definitive Proxy Statement for its 1998 Annual Meeting of Stockholders are incorporated by reference into Part III.

                         BACK BAY RESTAURANT GROUP, INC.

                           ANNUAL REPORT ON FORM 10-K

                                TABLE OF CONTENTS

                                     PART I

                                                                            PAGE

Item 1.  Business                                                             4

Item 2.  Properties                                                          11

Item 3.  Legal Proceedings                                                   11

Item 4.  Submission of Matters to a Vote of Security Holders                 11


                                     PART II

Item 5.  Market for Registrant's Common Stock and Related                    12
         Stockholder Matters

Item 6.  Selected Consolidated Financial Data                                12

Item 7.  Management's Discussion and Analysis of Financial Condition         14
         and Results of Operations

Item 8.  Financial Statements and Supplementary Data                         19

Item 9.  Changes in and Disagreements With Accountants on Accounting         37
         Disclosure and Financial Disclosure

                                    PART III

Item 10. Directors and Executive Officers of the Registrant                  38

Item 11. Executive Compensation                                              38

Item 12. Security Ownership of Certain Beneficial Owners and                 38
         Management

Item 13. Certain Relationships and Related Transactions                      38

                                     PART IV

Item 14. Exhibits, Financial Statement Schedules and Reports on Form 8-K     39

CAUTIONARY STATEMENT

     This Form 10-K Annual Report, including without limitation "Management's Discussion and Analysis of Financial Condition and Results of Operation," contains various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements represent the Company's expectations or belief concerning future events, including the following: any statements regarding future sales and gross profit percentages, any statements regarding the continuation of historical trends, and any statements regarding the sufficiency of the Company's cash balances and cash generated from operating and financing activities for the Company's future liquidity and capital resource needs. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects," and similar expressions are intended to identify forward-looking statements. The Company cautions that these statements are further qualified by important economic and competitive factors that could cause actual results to differ materially from those in the forward-looking statements, including, without limitation, risks of the restaurant industry, including a highly competitive industry with many well-established competitors with greater financial and other resources than the Company, and the impact of changes in consumer tastes, local, regional and national economic conditions, demographic trends, traffic patterns, employee availability and cost increases. In addition, the Company's ability to expand is dependent upon various factors, such as the availability of attractive sites for new restaurants, the ability to negotiate suitable lease terms, the ability to generate or borrow funds to develop new restaurants and obtain various government permits and licenses and the recruitment and training of skilled management and restaurant employees. Accordingly, such forward-looking statements do not purport to be predictions of future events or circumstances and may not be realized.

                                     PART I

ITEM 1.  BUSINESS

GENERAL

     Back Bay Restaurant Group, Inc. (the "Company") owns and operates full service restaurants located in New England, New York, New Jersey and Washington, D.C. As of March 1, 1998, the Company operated 34 restaurants, 14 of which feature Northern Italian cuisine and are operated under the Papa.Razzi trade name and 20 of which offer casual American dining. Since it opened its first restaurant in 1964, the Company has followed an operating philosophy of providing value to its customers by featuring generous portions of high quality food, a level of service that is typical of higher priced restaurants, and moderate prices.

     The Company emphasizes freshness, quality, cleanliness, service and distinctive decor in each of its restaurants. Menu items are prepared on the restaurant premises from original recipes by skilled and experienced chefs. The Company employs two executive chefs who are responsible for developing new menu items, setting presentation standards and working with unit level chefs as needed to improve performance and resolve problems. The Company's restaurants use fresh ingredients almost exclusively and generally do not rely on frozen or prepared foods as do some national chains. The Company employs quality control consultants who conduct frequent unannounced inspections of its restaurants. The Company believes that its adherence to the high-quality food standards has promoted strong customer loyalty and has contributed to the longevity of its restaurant concepts.

     The Company recognizes that menus, and sometimes restaurant concepts, need to be changed periodically to satisfy changing public tastes. The Company's core restaurant concepts have proven adaptable to changing customer preferences and the Company believes that its ability to modify and refresh its existing restaurants by periodically revising their menus and concepts allows the Company to maintain or increase its customer base within its market area.

     The Company's restaurants provide specialty menus in addition to their standard menus, such as weekend brunch menus. Both standard and specialty menus are periodically updated by the executive chefs according to changing customer preferences. The Company considers the extensive selection of items on its menus to be an important factor in the appeal of its restaurants.

     All of the Company's restaurants offer a full liquor selection and all have a bar. The Company believes that, although such beverage service contributes to the overall success of a restaurant, attention to the quality of the food and service increases repeat customer business and minimizes volume fluctuations associated with trends in bar popularity. All of the Company's restaurants are open seven days a week and serve lunch and dinner.

NORTHERN ITALIAN-STYLE MENU AND CONCEPT

     The Papa.Razzi concept creates a distinctive upscale, casual dining atmosphere. Each of the Papa.Razzi restaurants features earth colors, marble or granite and light wood decor to create the ambiance of a European trattoria. The Papa.Razzi menu is tailored to this dining atmosphere and offers a selected array of Northern Italian cuisine featuring several types of freshly prepared pasta with sauces. The menu also includes a variety of pizzas with creative toppings which are flash cooked in brick ovens under extreme heat to create a thin, light crust and preserve the flavor and consistency of the toppings.

     The "secondi" or entree portion of the Papa.Razzi menu offers a selection of grilled and sauteed veal, chicken, seafood and meat dishes.

     The Papa.Razzi concept and menu allow the Company to take advantage of the lower food costs and popularity of Italian food. The Papa.Razzi restaurants have proven equally suitable for urban and shopping mall locations.

     In 1997 the average lunch and dinner checks per customer at Papa.Razzi were approximately $12.50 and $19.00, respectively. Sales of alcoholic beverages accounted for 24.9% of Papa.Razzi revenues in 1997.

AMERICAN-STYLE MENUS, CONCEPTS AND TRADE NAMES

     The Company's American-style restaurants offer substantially similar menus which emphasize fresh, moderately-priced fare, including a variety of chicken and seafood dishes, grilled steaks, gourmet hamburgers, Mexican dishes, pasta, soups and salads.

     While the Company's American-style restaurants are operated under several trade names, each restaurant creates a warm, casual dining atmosphere attracting a wide diversity of customers. The Company's strategy of using different restaurant names enhances its ability to open a number of restaurants in a strong restaurant market, such as the Back Bay section of Boston where the Company operates four American-style restaurants. Although the menus of American-style restaurants are substantially similar, menu items vary slightly and different prices are charged, depending on the restaurant's location and trade name.

     In 1997, the average lunch and dinner checks per customer at the Company's American-style restaurants were approximately $11.00 and $16.00, respectively. Sales of alcoholic beverages accounted for 28.7% of American concept revenues in 1997.

RESTAURANT LOCATIONS

     The following table presents certain information regarding the restaurants operated by the Company as of March 1, 1998.

                                                                             APPROX.     RESTAURANT
     DATE                                                                    SEATING    SIZE (APPROX.    LEASE(1)
    OPENED         LOCATION                           NAME                  CAPACITY        SQ. FT.)    EXPIRATION

Northern Italian Concept
- ------------------------

Nov. 1989     Boston, MA             Papa.Razzi                                220          6,700           2010
June 1991     Chestnut Hill, MA      Papa.Razzi                                160          4,050           2014
Oct. 1991     Cambridge, MA          Papa.Razzi                                219          6,170           2007
June 1992     Concord, MA            Papa.Razzi                                220         14,000           2019
Aug. 1992     West Hartford, CT      Papa.Razzi                                239          5,000           2014
Nov. 1992     White Plains, NY       Papa.Razzi                                280          6,750           2022
Dec. 1992     Burlington, MA         Papa.Razzi                                350         12,600           2017
Mar. 1993     Wellesley, MA          Papa.Razzi                                320          9,300           2018
June 1993     Cranston, RI           Papa.Razzi                                225          6,000           2018
Oct. 1993     Short Hills, NJ        Papa.Razzi                                202          5,450           2009
May 1994      Hanover, MA            Papa.Razzi                                230          7,200           2023
June 1994     Westbury, NY           Papa.Razzi                                280         10,200           2016
Sept. 1994    Paramus, NJ            Papa.Razzi                                220          5,800           2005
Feb. 1995     Georgetown, D.C.       Papa.Razzi                                243          8,400           2015

American Concept
- ----------------

June 1973     Chestnut Hill, MA      Charley's Eating & Drinking Saloon        170          5,000           2014
Sept. 1975    Dedham, MA             J.C. Hillary's                            270          7,920           2011
Oct. 1975     Boston, MA             J.C. Hillary's (2)                        411          9,870           2006
Oct. 1978     Boston, MA             The Famous Atlantic Fish Company(2)       169          4,557           2006
Dec. 1984     Boston, MA             Joe's American Bar & Grill                251          6,317           2010
Nov. 1985     Waterford, CT          Charley's Eating & Drinking Saloon        190          7,108           2000
Aug. 1986     Wayland, MA            Hillary's                                 188          6,100           2015
Feb. 1987     Nashua, NH             Charley's Eating & Drinking Saloon        208          6,597           2002
July 1988     Worcester, MA          Charley's Eating & Drinking Saloon        205          6,370           2003
Sept. 1988    West Hartford, CT      Joe's American Bar & Grill                230          8,000           2014
Sept. 1989    Woburn, MA             Joe's American Bar & Grill(3)             275          8,100           2023
Jan. 1990     North Attleboro, MA    Charley's Eating & Drinking Saloon        239          6,633           2005
July 1990     Trumbull, CT           J.C. Hillary's                            250          7,090           2005
Nov. 1990     Boston, MA             Charley's Eating & Drinking Saloon        270          7,888           2011
Dec. 1992     Peabody, MA            Joe's American Bar & Grill                268          6,016           2008
Dec. 1993     Hanover, MA            Joe's American Bar & Grill                260          7,400           2023
Oct. 1994     Paramus, NJ            Joe's American Bar & Grill                240          6,100           2005
Dec. 1994     Short Hills, NJ        Joe's American Bar & Grill                195          5,300           2009
Sept.1996     Braintree, MA          Joe's American Bar & Grill                310          9,200           2016
May 1997      Boston, MA             Joe's American Bar & Grill                344          7,500           2016


(1)  Assumes that the Company exercises all of its extension options.
(2) Operated under a lease with an affiliate of Charles F. Sarkis, President and Chief Executive Officer of the Company.
(3)  Operated as J.C. Hillary's until November of 1997.

GROWTH STRATEGY

     The Company's current growth strategy is to expand its operations on a very select basis in markets along the Boston-Washington, D.C. corridor. However, if a suitable opportunity arose, the Company would also consider expansion into other metropolitan markets. The Company does not franchise and currently has no plans to develop a domestic franchise program. The ability of the Company to open new restaurants and achieve its expansion goals is dependent upon, among other factors, locating satisfactory sites, obtaining or generating adequate capital, negotiating favorable leases or purchasing land or buildings on acceptable terms, securing appropriate government permits and approvals, obtaining liquor licenses and recruiting and training additional qualified restaurant management personnel.

SITE SELECTION, DESIGN AND CONSTRUCTION

     The Company believes that location is a key factor in a restaurant's ability to operate a profitable lunch and dinner business and considers several demographic factors in selecting sites, including the size of the middle to upper income residential population, the proximity of retail and office facilities, traffic patterns and the visibility of the location. Senior management inspects and approves each restaurant site. The Company generally designs its restaurants utilizing outside architects under the supervision of its in-house architect.

MANAGEMENT TRAINING AND RESTAURANT OPERATIONS

     The Company invests a substantial amount of time in training and testing its restaurant personnel. Management trainees must complete a ten-week on-site training program during which they are familiarized with kitchen, bar and dining room operations of the restaurant and are instructed in areas such as food quality and preparation, customer service, alcoholic beverage service, liquor liability avoidance and employee relations. Periodic seminars are conducted by Company personnel and outside experts on a broad range of topics to provide additional training for its managers. The training programs are designed to ensure that uniform standards of quality and service are followed in all of the restaurants and are further designed so that the managers can be transferred from one American concept restaurant to another, or one Papa.Razzi restaurant to another, with minimal disruption.

     The Company believes that an important element of its success lies in employee adherence to the Company's standard of quality. The Company encourages the promotion of its qualified restaurant employees to managerial positions and maintains employee morale by rewarding individual achievement through increased salaries and bonuses. The Company has an incentive program under which general managers, chefs and regional managers may receive bonuses and stock option grants based on the contribution to the Company's earnings by the restaurants for which they are responsible.

     The Company employs regional managers who are each responsible for supervising an average of seven restaurants. The day-to-day operations of each restaurant, including personnel management, food procurement, inventory control and guest relations, are the responsibility of a general manager who generally reports to a regional manager. The management staff of a typical Company restaurant consists of one general manager, two assistant managers, one chef and one sous chef. Each restaurant also employs approximately 80 hourly employees, many of whom work part-time.

     Centralized financial and management controls, which are fundamental in controlling restaurant operating margins, are maintained through the use of an automated data processing system and prescribed reporting procedures. Each restaurant has a point of sale system that captures restaurant operating information. The restaurants forward daily sales reports, vendor invoices, payroll information and other data to the Company's corporate headquarters. Company management utilizes this data to monitor quality, cost and sales mix and to prepare periodic financial and management reports. This system is also used for budget analyses, planning, and determining menu composition. Restaurant managers perform daily inventories on key products and weekly inventories on all products. Cash is controlled through frequent deposits of sales proceeds in local operating accounts, the balances of which are wire transferred regularly to the Company's principal account.

PURCHASING AND SUPPLIES

     The Company centrally controls the purchasing criteria for its restaurants, including criteria related to acceptable suppliers and product quality. Management develops product specifications and continually monitors vendors to ensure that food suppliers comply with the Company's quality standards. The Company's restaurants purchase certain perishable items, beverages and other branded items directly from company-specified suppliers. The Company is not dependent on any single supplier and believes that adequate alternative suppliers are available.

EMPLOYEES

     At December 28, 1997, the Company employed approximately 2,700 persons, approximately 20 of whom were corporate personnel and approximately 220 of whom were associated with the management or supervision of the restaurants. The Company considers relations with its employees to be good.

MARKETING

     Management believes that the Company's commitment to customer service and value is the most effective approach to attracting customers. Accordingly, the Company has historically focused its resources on providing its customers with superior service and value, and has relied primarily on word of mouth to attract new and repeat customers. Management believes that its strategy of locating multiple restaurants under the same name within a defined geographic area has enabled newer restaurants to benefit from the name recognition and reputation for quality developed by existing restaurants. The Company employs little print or direct mail advertising, and conducts some radio advertising and local restaurant promotions. During 1997, the Company's expenditures for advertising were less than one percent of its revenues.

     In September 1994, the Company instituted its Preferred Guest Program. Under the program, preferred guests receive a $20 dining certificate good at any of the Company's restaurants each time $200 in food and beverage purchases are reflected in the customer's account. The Company records the liability associated with dining certificates as they vest. As of March 1, 1998, the Company had approximately 20,000 members in its Preferred Guest Program.

COMPETITION

     The restaurant business is highly competitive and is affected by, among other things, changes in eating habits and preferences, local, regional and national economic conditions, population trends and traffic patterns. The Company competes within each market with locally-owned restaurants as well as with national and regional restaurant chains, some of which operate more restaurants and have greater financial resources and longer operating histories than the Company. The principal bases of competition in the industry are the quality and price of the food products served. Restaurant location, quality and speed of service, name identification and attractiveness of facilities are also important. The acquisition of sites is highly competitive as well, with the Company often competing with other restaurant companies and retail businesses for suitable sites for the development of new restaurants.

GOVERNMENTAL REGULATION

     The Company is subject to various federal, state and local laws affecting its business. Each of the Company's restaurants is subject to licensing by governmental authorities and a variety of regulatory provisions relating to zoning of restaurant sites, alcoholic beverage control, sanitation, health and safety and the environment. Difficulties or failures in obtaining required licenses or approvals may delay or prevent the Company from opening new restaurants.

     Alcoholic beverage control regulations require each of the Company's restaurants to apply to a state authority and, in certain locations, county and municipal authorities for a license and permit to sell alcoholic beverages on the premises. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of the daily operations of the Company's restaurants, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, and storage and dispensing of alcoholic beverages. The failure to receive or retain, or a delay in obtaining, a liquor license in a particular location could adversely affect the Company's ability to obtain such a license elsewhere. The Company has not encountered any material problems relating to alcoholic beverage licenses to date.

     Various federal and state labor laws govern the Company's relationship with its employees, including such matters as minimum wage requirements, overtime and other working conditions. Significant additional government-imposed increases in minimum wages, paid leaves of absence, mandated health benefits or increased tax payment requirements for employees who receive gratuities could have a material adverse effect on the Company's results of operations.

SERVICE MARKS

     The Company regards its service marks as having significant value and as being an important factor in the marketing of its services. The Company has registered as service marks the words Papa.Razzi, Papa.Razzi's Cucina, Joe's American Bar & Grill, J.C. Hillary's, Hillary's, Charley's Eating & Drinking Saloon, Atlantic Fish Co., Rayz Riverside Cafe, and Abe & Louie's with the United States Patent and Trademark Office. The Company's policy is to pursue registration of its marks and to strenuously oppose infringement of its marks.

     The Company is aware of similar names being used in some areas. To the extent that these names were in use prior to the Company's registration of the name as a service mark, the Company may be prevented from operating under the name in the area of such prior use. The Company does not expect any such prior use of similar names to have a material effect on its operations.

SEASONALITY

     A large proportion of the Company's restaurants are located in mall locations or other retail areas. Consequently, the Company's sales are generally highest during the holiday shopping season in the fourth quarter of each year and lowest during the first quarter of each year.

ITEM 2. PROPERTIES

     All of the Company's restaurant locations are held under long term leases. See "Business - Restaurant Locations" and "- Site Selection, Design and Construction." The Company's leases generally provide for a fixed base rent plus additional rent based on the level of sales generated by the restaurant. Most of the Company's leases require the Company to pay all or a portion of the costs of owning and operating the premises, including the cost of insurance, taxes and maintenance.


ITEM 3. LEGAL PROCEEDINGS

     The Company is subject to various claims and legal actions, such as slip and fall and other general liability claims, that arise in the ordinary course of its business. The Company does not believe that any of these claims will have a material adverse effect on its business or results from operations.


ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     No matter was submitted to a vote of stockholders during the fourth quarter of fiscal year 1997.

                                     PART II


ITEM 5. MARKET FOR REGISTRANT'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS

     The Company's common stock is traded over-the-counter on the NASDAQ National Market System under the symbol PAPA. As of March 3, 1998, there were approximately 58 holders of record of the Company's Common Stock. The Company believes there are substantially more beneficial owners of its Common Stock than there are holders of record.

     The Company has not paid dividends since becoming a public company. The Company presently intends to retain all earnings for use in the operation and expansion of its business and has no present intention to pay cash dividends.

     The quarterly range of high and low sales prices for the Common Stock as reported on NASDAQ for fiscal years 1996 and 1997 are as follows:


                                           1996                      1997
                                    HIGH         LOW           HIGH       LOW

     1st Fiscal Quarter            $5.00        $3.50        $4.00        $2.63
     2nd Fiscal Quarter             5.50         3.00         5.50         2.88
     3rd Fiscal Quarter             4.75         3.25         8.00         4.25
     4th Fiscal Quarter             4.13         2.63         8.50         5.50



ITEM 6. SELECTED CONSOLIDATED FINANCIAL DATA

     The following table summarizes certain historical financial information derived from the Consolidated Financial Statements of the Company. The Selected Consolidated Financial Information (except for Restaurant Operating Data) for the fiscal years ended December 26, 1993, December 25, 1994, December 31, 1995, December 29, 1996 and December 28, 1997 is derived from the audited Consolidated Financial Statements. This information should be read in conjunction with and is qualified by reference to the Consolidated Financial Statements of the Company and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this Annual Report.

                                                                                      YEAR ENDED
                                                           DEC. 26,       DEC. 25,       DEC. 31,       DEC. 29,      DEC. 28,
                                                            1993           1994            1995           1996          1997
                                                           -------        -------        --------        -------       -------
                                                                       (Dollars in thousands, except per share data)
STATEMENT OF OPERATIONS DATA:
Sales                                                      $74,172        $85,831        $ 93,496        $87,753       $94,904
Costs and expenses:
  Cost of sales                                             20,286         23,230          25,980         24,785        26,401
  Payroll and related costs                                 22,301         27,633          30,102         28,327        30,221
  Operating expenses                                        14,567         18,948          21,440         20,398        22,121
  Depreciation and amortization                              3,876          4,541           4,891          3,880         4,197
                                                           -------        -------        --------        -------       -------
      Total restaurant operating expenses                   61,030         74,352          82,413         77,390        82,940
                                                           -------        -------        --------        -------       -------
Income from restaurant operations                           13,142         11,479          11,083         10,363        11,964
General and administrative expenses                          8,532         10,517          15,129          8,874         8,669
                                                           -------        -------        --------        -------       -------
      Operating income/(loss)                                4,610            962          (4,046)         1,489         3,295
Interest expense                                               104            118             795            748           548
Interest income                                                (49)            (4)             --             --            --
Gain on sale of property                                    (1,202)            --              --             --            --
                                                           -------        -------        --------        -------       -------
      Income/(loss) from continuing
        operations before income taxes                       5,757            848          (4,841)           741         2,747
Income taxes                                                 2,303            347          (2,031)           274         1,016
                                                           -------        -------        --------        -------       -------
      Income/(loss) from continuing                          3,454            501          (2,810)           467         1,731
        operations
Discontinued operations:
  Income from operations of discontinued
     division (net of income taxes)                             83             --              --             --            --
  Estimated loss on disposal of discontinued
       division (net of income taxes)                          (75)            --              --             --            --
                                                           -------        -------        --------        -------       -------
Net income/(loss)                                          $ 3,462        $   501        $ (2,810)       $   467       $ 1,731
                                                           =======        =======        ========        =======       =======
Income/(loss) from continuing operations per
  share Basic/Diluted                                      $  0.95        $  0.14        $  (0.82)       $  0.14       $  0.50
                                                           =======        =======        ========        =======       =======
Net income/(loss) per share Basic/Diluted                  $  0.95        $  0.14        $  (0.82)       $  0.14       $  0.50
                                                           =======        =======        ========        =======       =======

Average common shares and equivalents
  Basic                                                      3,637          3,600           3,430          3,434         3,432
  Diluted                                                    3,654          3,623           3,431          3,436         3,474

RESTAURANT OPERATING DATA:
Average sales per restaurant open for full period(1)       $ 2,674        $ 2,570        $  2,595        $ 2,613       $ 2,744
Restaurants open for full period                                25             30              33             33            32
Percentage change in comparable restaurant sales(1)            0.6%          (3.5%)          (2.2%)         (0.8%)        0.04%
Total restaurants open at end of period                         31             37              33             34            34

BALANCE SHEET DATA (AT YEAR END):
Total assets                                               $38,884        $47,314        $ 46,100        $43,911       $43,072
Long term debt                                                  --          7,600           7,525          6,025         4,000
Current maturities of long term debt                           683            542           2,500          1,500            --
Total stockholders' equity                                  28,831         27,537          24,727         25,202        27,012


(1) Does not include the 53rd week in the fiscal year ended December 31, 1995.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The following discussion should be read in conjunction with the Consolidated Financial Statements which are included herein.

RESULTS OF OPERATIONS

     The following table sets forth the components of income from operations as a percentage of net sales for the periods indicated:


                                                             YEAR ENDED
                                              DECEMBER 31,   DECEMBER 29,   DECEMBER 28,
                                                 1995           1996            1997
                                              -----------    -----------    -----------

Sales                                            100.0%         100.0%         100.0%
Costs and expenses:
   Cost of sales                                  27.8           28.2           27.8
   Payroll and related costs                      32.2           32.3           31.9
   Operating expenses                             22.9           23.3           23.3
   Depreciation and amortization                   5.2            4.4            4.4
                                                 -----          -----          -----
      Total restaurant operating expenses         88.1           88.2           87.4
                                                 -----          -----          -----
Income from restaurant operations                 11.9           11.8           12.6
General and administrative expenses               16.2           10.1            9.1
                                                 -----          -----          -----
      Operating income/(loss)                     (4.3)           1.7            3.5
Interest expense                                   0.9            0.9            0.6
                                                 -----          -----          -----
Income/(loss) before income taxes                 (5.2)           0.8            2.9
Income taxes                                      (2.2)           0.3            1.1
                                                 -----          -----          -----
Net income/(loss)                                 (3.0)           0.5            1.8
                                                 =====          =====          =====


FISCAL YEAR 1997 COMPARED TO FISCAL YEAR 1996

Sales

     Sales increased by $7,151,000, or 8.2%, to $94,904,000 in 1997 from
$87,753,000 in 1996. Same store sales increased $31,000, or 0.04%, in the 52 weeks in 1997 as compared to the 52 weeks in 1996.

     The overall increase in sales in 1997 as compared with 1996 was primarily attributable to sales from two new stores opened by the Company in September, 1996 and May, 1997, which contributed $8,057,000. This amount was partially offset by one store which closed in June 1997. The decrease in sales from the closed store was approximately $909,000.

     The Company operated 34 restaurants at December 28, 1997, and 34 restaurants at December 29, 1996. Total restaurant customer count for 1997 increased 4.6% to 5,307,000 from 5,076,000 in 1996.

Cost of Sales

     Cost of sales as a percentage of sales decreased to 27.8% in 1997 from 28.2% in 1996. This decrease was attributable to a 0.3% decrease in food cost as a percentage of food revenue (29.6% in 1997 versus 29.9% in 1996), and a 0.7% decrease in beverage cost as a percentage of beverage revenue (23.0% in 1997 versus 23.7% in 1996). The food cost decreases were due principally to price decreases in olive oil and pasta. The beverage cost decreases were due principally to modest sales price increases in selected wines.

Payroll and Related Costs

     Payroll and related costs as a percentage of sales decreased to 31.9% in 1997 from 32.3% in 1996. Payroll and related costs increased by $1,894,000 in 1997 to $30,221,000 from $28,327,000 in 1996. The increase in dollars is primarily attributable to the payroll for the two new restaurants referred to above.

Operating Expenses

     Operating expenses increased by $1,723,000 in 1997 to $22,121,000 from $20,398,000 in 1996. The increase in operating expenses is primarily attributable to the two new restaurants referred to above. Operating expenses as a percentage of sales remained constant from year to year at 23.3%.

Depreciation and Amortization

     Depreciation and amortization increased by $317,000 in 1997 to $4,197,000 from $3,880,000 in 1996. The increase in depreciation and amortization is principally attributable to the two new restaurants referred to above. Included in the 1997 and 1996 amortization is the amortization of pre-opening costs of new restaurants opened during the prior 12-month period. The Company amortizes such pre-opening costs over the 12-month period immediately following an opening or conversion.

General and Administrative Expenses

     General and administrative expenses decreased by $205,000 in 1997 to $8,669,000 from $8,874,000 in 1996. The decrease is primarily attributable to a decrease in insurance expense which was partially offset by increases in salaries and wages and marketing expenses.

Interest Expense

     Interest expense decreased by $200,000 in 1997 to $548,000 from $748,000 in 1996. This decrease was attributable to the Company's reduced borrowings in 1997 as compared to 1996.

Income Taxes

     Income taxes increased by $742,000 in 1997 to an expense of $1,016,000 from an expense of $274,000 in 1996. The increased expense in 1997 reflects the pre-tax income of $2,747,000 in 1997 as compared to the pre-tax income of $741,000 in 1996. The estimated effective tax rate was 37% for both periods.

FISCAL YEAR 1996 COMPARED TO FISCAL YEAR 1995

Sales

     Sales decreased by $5,743,000, or 6.1%, to $87,753,000 in 1996 from
$93,496,000 in 1995. The decrease in sales was attributable in part to $1,821,000 of sales in the additional week in 1995 as compared to 1996. Same store sales decreased $652,000, or 0.8%, in the 52 weeks in 1996 as compared to the 52 weeks in 1995.

     The overall decrease in sales was from five restaurants that closed in 1995 which contributed $5,018,000 in 1995. This decrease in closed store sales was partially offset by an increase in new store sales and miscellaneous other sales, which contributed $1,748,000 in 1996.

     The Company operated 34 restaurants at December 29, 1996, up from 33 restaurants at December 31, 1995. Total restaurant customer count for 1996 decreased 11.5% to 5,076,000 from 5,733,000 in 1995, of which 300,000 is attributable to closed locations.

Cost of Sales

     Cost of sales as a percentage of sales increased to 28.2% in 1996 from 27.8% in 1995. This increase was attributable to a 0.5% increase in food cost as a percentage of food revenue (29.9% in 1996 versus 29.4% in 1995). The food cost increases were due principally to price increases in some food items. Beverage cost as a percentage of beverage revenue was 23.7% for both the 1996 and 1995 years.

Payroll and Related Costs

     Payroll and related costs as a percentage of sales increased to 32.3% in 1996 from 32.2% in 1995. The payroll and related costs decreased by $1,775,000 in 1996 to $28,327,000 from $30,102,000 in 1995. This decrease is the result of the Company closing four under performing restaurants in 1995, as well as having one less week of payroll in 1996 as compared to 1995.


Operating Expenses

     Operating expenses decreased by $1,042,000 in 1996 to $20,398,000 from $21,440,000 in 1995. The decrease in operating expenses is attributable to the Company closing four under performing restaurants in 1995. The decrease in operating expenses from closed stores was partially offset by increases in various general operating expenses.

Depreciation and Amortization

     Depreciation and amortization decreased by $1,011,000 in 1996 to $3,880,000 from $4,891,000 in 1995. The decrease is principally attributable to the closing of four under performing restaurants in 1995 and a lower amount of pre-opening cost amortization in 1996 as compared to 1995. Included in the 1996 amortization is the amortization of pre-opening costs of new restaurants opened during the prior 12-month period. The Company amortizes such pre-opening costs over the 12-month period immediately following an opening or conversion.

General and Administrative Expenses

     General and administrative expenses decreased by $6,255,000 in 1996 to $8,874,000 from $15,129,000 in 1995. Included in the 1995 general and administrative expenses are approximately $5,441,000 of charges that the Company took in 1995. Included in the $5,441,000 is approximately $4,449,000 of charges associated with the closing of three poorly performing restaurants at the end of 1995. The remaining balance consists principally of charges associated with capitalized costs from restaurant projects that were abandoned and reserves the Company provided for to close an additional unit. The adjusted general and administrative decrease of $814,000 in 1996 as compared to 1995 is primarily attributable to decreases in insurance, advertising and payroll expense.

Interest Expense

     Interest expense decreased by $47,000 in 1996 to $748,000 from $795,000 in 1995. This decrease was attributable to the Company having less borrowings in 1996 as compared to 1995.

Income Taxes

     Income taxes increased by $2,305,000 in 1996 to a tax expense of $274,000 from a tax benefit of $2,031,000. The increase in income taxes reflects the pre-tax earnings of $741,000 in 1996 as compared to the pre-tax loss of $4,841,000 in 1995.

LIQUIDITY AND CAPITAL RESOURCES

     The Company, similar to many restaurant businesses, requires little or no working capital because it does not have significant inventory or trade receivables and receives several weeks of trade credit in purchasing food and supplies. At December 28, 1997, the Company's cash position was $1,915,000 and the Company had a net working capital deficit of $7,736,000. At December 29, 1996, the Company's cash position was $1,344,000 and the Company had a net working capital deficit of $8,887,000.

     The Company requires capital primarily for the development and construction of new restaurants and the conversion of existing restaurants. In recent years, the Company's primary sources of capital have been cash flow from its operations, borrowings and landlord contributions to restaurant construction costs. The Company intends to be very selective in its approval of sites for new units and will be limiting the number of restaurant openings in 1998. The Company expects to fund any capital expenditures for 1998 from internally generated cash. The Company believes that cash flow from operations and credit available under the revolving loan agreement will be sufficient to meet future needs.

     On March 24, 1998, the Company reached an agreement with BankBoston, NA to amend its loan agreement. Under the amended loan agreement, the Company can borrow up to $20,000,000 on a three year revolver that thereafter converts to a 4 year term note.

YEAR 2000 DISCLOSURE

     Certain of the Company's internal computer systems are not Year 2000 ready (i.e., such systems use only two digits to represent the year in date data fields and, consequently, may not accurately distinguish between the 20th and 21st centuries or may not function properly at the turn of the century). The Company has been taking actions intended to either correct such systems or replace them with Year 2000 ready systems. The Company expects to implement successfully the systems and programming changes necessary to address Year 2000 issues and does not believe that the cost of such actions will have a material effect on the Company's results of operations or financial condition.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                   INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

                                                                          PAGE

Report of Independent Accountants                                           20
Consolidated Balance Sheets as of December 29, 1996 and
     December 28, 1997                                                      21
Consolidated Statements of Operations for the Years
     Ended December 31, 1995, December 29, 1996 and
     December 28, 1997                                                      22
Consolidated Statements of Changes in Stockholders' Equity
     for the Years Ended December 31, 1995,
     December 29, 1996 and December 28, 1997                                23
Consolidated Statements of Cash Flows for the Years Ended
     December 31, 1995, December 29, 1996 and December 28, 1997             24
Notes to Consolidated Financial Statements                                  25

COOPERS                                             Coopers & Lybrand L.L.P.
&LYBRAND
                                                    a professional services firm



                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Back Bay Restaurant Group, Inc. Board of Directors and Stockholders:

We have audited the accompanying consolidated balance sheets of the Back Bay Restaurant Group, Inc. and subsidiaries as of December 29, 1996 and December 28, 1997, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the three fiscal years in the period ended December 28, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Back Bay Restaurant Group, Inc. and subsidiaries as of December 29, 1996 and December 28, 1997, and the consolidated results of its operations and cash flows for each of the three fiscal years in the period ended December 28, 1997 in conformity with generally accepted accounting principles.



                                                          COOPERS & LYBRAND LLP



Boston, Massachusetts
February 16, 1998, except
as to information presented
in Note 4, for which the date
is March 24, 1998.




Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.

                BACK BAY RESTAURANT GROUP, INC. AND SUBSIDIARIES
                   CONSOLIDATED BALANCE SHEETS (in thousands)

                                                        DECEMBER 29, 1996     DECEMBER 28, 1997
                                                        -----------------     -----------------

   Current assets:
      Cash and cash equivalents                             $ 1,344              $ 1,915
      Accounts receivable                                       252                  219
      Inventories                                               687                  783
      Prepaid expenses and other current assets                 904                  874
      Deferred income taxes                                     169                  259
                                                            -------              -------
        Total current assets                                  3,356                4,050
                                                            -------              -------
   Buildings and improvements                                 4,303                4,303
   Furniture, fixtures and equipment                         16,124               18,119
   Leasehold improvements                                    31,965               32,339
   Lease rights                                               2,826                2,826
                                                            -------              -------
                                                             55,218               57,587
   Less:  accumulated depreciation and amortization          23,436               27,182
                                                            -------              -------
      Net property, plant and equipment                      31,782               30,405
                                                            -------              -------
   Other assets:
      Goodwill, net of accumulated amortization               5,052                4,884
      Trade names and trademarks, net of
        accumulated amortization                              1,286                1,252
      Deferred income taxes                                   1,698                1,698
      Other assets, net of accumulated amortization             737                  783
                                                            -------              -------
        Total other assets                                    8,773                8,617
                                                            -------              -------
          Total assets                                      $43,911              $43,072
                                                            =======              =======

LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:
   Accounts payable                                         $ 2,709              $ 3,333
   Accrued expenses                                           7,750                8,058
   Current maturities of long-term debt                       1,500                   --
   Income taxes payable                                         284                  395
                                                            -------              -------
      Total current liabilities                              12,243               11,786
                                                            -------              -------
 Deferred rent                                                  441                  216
 Other long term liability                                       --                   58
 Long term debt                                               6,025                4,000
 Commitments and contingencies
   Stockholders' equity:
   Common stock, $.01 par value; authorized
      20,000 shares; 3,434 shares issued and
      outstanding in 1996 and 3,431 in 1997                      36                   36
   Additional paid-in capital                                23,039               23,118
   Retained earnings                                          3,926                5,657
                                                            -------              -------
                                                             27,001               28,811
   Less treasury stock, 208 shares at cost
      in 1996 and 1997                                        1,799                1,799
                                                            -------              -------
        Total stockholders' equity                           25,202               27,012
                                                            -------              -------
          Total liabilities and stockholders' equity        $43,911              $43,072
                                                            =======              =======



The accompanying notes are an integral part of these consolidated financial statements.

                BACK BAY RESTAURANT GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands except per share data)


                                                FIFTY-THREE            FIFTY-TWO           FIFTY-TWO
                                                WEEKS ENDED           WEEKS ENDED          WEEKS ENDED
                                             DECEMBER 31, 1995     DECEMBER 29, 1996    DECEMBER 28, 1997
                                             -----------------     -----------------    -----------------
Sales                                              $93,496               $87,753             $94,904
Costs and expenses:
  Cost of sales                                     25,980                24,785              26,401
  Payroll and related costs                         30,102                28,327              30,221
  Operating expenses                                21,440                20,398              22,121
  Depreciation and amortization                      4,891                 3,880               4,197
                                                   -------               -------             -------
     Total restaurant operating expenses            82,413                77,390              82,940
                                                   -------               -------             -------
Income from restaurant operations                   11,083                10,363              11,964
General and administrative expenses                 15,129                 8,874               8,669
                                                   -------               -------             -------
     Operating income/(loss)                        (4,046)                1,489               3,295
Interest expense                                       795                   748                 548
                                                   -------               -------             -------
Income/(loss) before income taxes                   (4,841)                  741               2,747
Income taxes                                        (2,031)                  274               1,016
                                                   -------               -------             -------
Net income/(loss)                                  $(2,810)              $   467             $ 1,731
                                                   =======               -------             =======

Net income/(loss) per share Basic/Diluted          $ (0.82)              $  0.14             $  0.50
                                                   =======               =======             =======

Average common shares and equivalents
        Basic                                        3,430                 3,434               3,432
        Diluted                                      3,431                 3,436               3,474


















The accompanying notes are an integral part of these consolidated financial statements.

               BACK BAY RESTAURANT GROUP, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                (in thousands)


                                                     ADDITIONAL                                         TOTAL
                                        COMMON        PAID-IN        RETAINED         TREASURY       STOCKHOLDERS'
                                        STOCK         CAPITAL        EARNINGS          STOCK            EQUITY
                                       -------       ----------      --------         --------       -------------

Balance, December 25, 1994             $    36        $23,031         $ 6,269         $ (1,799)        $27,537
  Net loss                                  --             --          (2,810)              --          (2,810)
                                       -------        -------         -------         --------         -------

Balance, December 31, 1995                  36         23,031           3,459           (1,799)         24,727
  Net income                                --             --             467               --             467
  Restricted stock compensation             --              8              --               --               8
                                       -------        -------         -------         --------         -------

Balance, December 29, 1996                  36         23,039           3,926           (1,799)         25,202
  Net income                                --             --           1,731               --           1,731
  Exercise of stock option                  --              7              --               --               7
  Restricted stock compensation             --             (8)             --               --              (8)
  Deferred stock compensation               --             80              --               --              80
                                       -------        -------         -------         --------         -------

Balance, December 28, 1997             $    36        $23,118         $ 5,657         $ (1,799)        $27,012
                                       =======        =======         =======         ========         =======











The accompanying notes are an integral part of these consolidated financial statements.

                         BACK BAY RESTAURANT GROUP, INC.
              CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

                                                                    YEAR ENDED     YEAR ENDED      YEAR ENDED
                                                                    DECEMBER 31,   DECEMBER 29,    DECEMBER 28,
                                                                       1995           1996             1997
                                                                    -----------    -----------     -----------
Cash flows from operating activities:
  Net income                                                         $(2,810)        $   467         $ 1,731
  Adjustments to reconcile net income to net cash
     provided by operating activities:
   Depreciation and amortization                                       4,916           3,966           4,293
   Loss on disposal of fixed assets                                    2,919              --              --
   Loss on equity investment                                              44             473              --
   Changes in operating assets and liabilities:
 (Increase)/decrease in accounts receivable                             (135)            103              33
 (Increase)/decrease in inventories                                       21               2             (96)
 (Increase)/decrease in prepaid expenses and other
     current assets                                                      259            (371)           (265)
  Decrease in prepaid income taxes                                       204              13              --
  (Increase)/decrease in other assets                                     52              22             (87)
  (Increase)/decrease in accounts payable and accrued expense          1,664            (404)          1,059
  Increase in income taxes payable                                        --             284             111

  Decrease in deferred rent                                              (44)            (44)           (225)
  Increase in other long term liability                                   --              --              58
  (Increase)/decrease in deferred taxes                               (2,125)            282             (90)
                                                                     -------         -------         -------
        Net cash provided by operating activities                      4,965           4,793           6,522
                                                                     -------         -------         -------

Cash flows from investing activities:
    Investment in partnership                                           (360)           (157)             --
    Capital expenditures                                              (3,304)         (3,843)         (3,887)
    Acquisition of other assets                                           --            (275)             --
    Proceeds from sale of fixed assets                                     5              --           1,382
                                                                     -------         -------         -------
        Net cash used for investing activities                        (3,659)         (4,275)         (2,505)
                                                                     -------         -------         -------

Cash flows from financing activities:
  Proceeds from debt                                                   1,925             300              --
  Principal payments of debt                                             (42)         (2,800)         (3,525)
  Cancellation of stock option                                            --              --              (8)
  Cancellation of deferred stock compensation                             --              --              80
  Exercise of stock option                                                --              --               7
                                                                     -------         -------         -------
     Net cash provided by (used for) financing activities              1,883          (2,500)         (3,446)
                                                                     -------         -------         -------
Net increase (decrease) in cash and cash equivalents                   3,189          (1,982)            571
Cash and cash equivalents at beginning of period                         137           3,326           1,344
                                                                     -------         -------         -------
Cash and cash equivalents at end of period                           $ 3,326         $ 1,344         $ 1,915
                                                                     =======         =======         =======

Supplemental disclosures of cash flow information:
  Interest paid                                                      $   766         $   823         $   584
                                                                     =======         =======         =======
  Income taxes paid                                                  $   761         $   315         $ 1,032
                                                                     =======         =======         =======



The accompanying notes are an integral part of these consolidated financial statements.

                         BACK BAY RESTAURANT GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
     Back Bay Restaurant Group, Inc. (the "Company") (formerly Westwood Restaurant Group, Inc., a Massachusetts corporation) was reincorporated in Delaware in 1991. The Company was a wholly-owned subsidiary of The Westwood Group, Inc. ("WGI") prior to the Company's initial public offering effective on March 13, 1992.

NATURE OF OPERATIONS
     The Company owns and operates full service restaurants located in New England, New York, New Jersey and Washington, D.C. As of March 1, 1998, the Company operated 34 restaurants, 14 of which feature Northern Italian cuisine and are operated under the Papa.Razzi trade name and 20 of which offer casual American dining.

FISCAL YEAR
     The Company's fiscal year ends on the Sunday closest to the end of December and includes 53 weeks in 1995, 52 weeks in 1996 and 52 weeks in 1997.

PRINCIPLES OF CONSOLIDATION
     The consolidated financial statements include the accounts of Back Bay Restaurant Group, Inc. and its wholly owned subsidiaries. All inter-company balances and transactions have been eliminated. Investments in non-consolidated companies which are at least 20% owned are carried on the equity method.

PERVASIVENESS OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS
     The Company considers all certificates of deposit and highly liquid marketable securities with maturities of three months or less at the date of purchase to be cash equivalents.

INVENTORIES
     Inventories, principally food supplies, are stated at cost, as determined by the first-in, first-out method.

                         BACK BAY RESTAURANT GROUP, INC.

PRE-OPENING COSTS
       Pre-opening costs represent staff training costs, rent and other costs incurred exclusively prior to and specifically for a restaurant opening. These costs are deferred and amortized over a 12-month period following the month of the opening.

PROPERTY, PLANT AND EQUIPMENT
       Property, plant and equipment are stated at cost and are depreciated using the straight-line method over the following estimated useful lives:

               Asset Classification                   Estimated Useful Life
           Buildings and improvements..............          30 Years
           Furniture, fixtures and equipment.......        5-10 Years

       Leasehold improvements are amortized over the lesser of the assets' estimated useful lives or the lease terms, principally fifteen to twenty years. Lease rights are amortized over the lives of the related leases.

       Gains or losses are recognized upon the disposal of property, plant and equipment, and the related accumulated depreciation and amortization are removed from the accounts. Fully depreciated assets and the related accumulated depreciation are removed from the accounts upon retirement. Maintenance, repairs and betterments that do not enhance the value of or increase the life of assets are charged to operations as incurred.

       Interest is capitalized in connection with the construction of new locations. The capitalized interest is recorded as part of the asset to which it relates and is amortized over the asset's estimated useful life. Capitalized interest amounted to $23,000 in 1995, $23,000 in 1996 and $0 in 1997.

INTANGIBLE ASSETS
       Intangible assets, including goodwill, trade names and trademarks are stated at cost and are amortized over 40 years on a straight-line basis. Accumulated amortization was approximately $2,079,000 and $2,291,000 as of December 29, 1996 and December 28, 1997, respectively.

IMPAIRMENT OF LONG LIVED ASSETS
       Periodically, management assesses, based on undiscounted cash flows, if there has been a permanent impairment in the carrying value of its long lived assets and, if so, the amount of any such impairment by comparing anticipated discounted future operating income from acquired businesses with the carrying value of the related long lived assets. In performing this analysis, management considers such factors as current results, trends and future prospects, in addition to other economic factors.

NEW ACCOUNTING PRONOUNCEMENTS

       In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income", which is effective for fiscal years beginning after December 15, 1997, including interim periods. SFAS 130 requires the presentation of comprehensive income and its components. Comprehensive income presents a measure of all changes in equity that result from recognized transactions and other economic events of the period other than transactions with owners. SFAS 130 requires restatement of all prior-period statements presented after the effective date. The Company will adopt SFAS 130 in its fiscal year ended December 31, 1998 and has not yet determined the impact of such adoption.

       In July 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information" which is effective for fiscal years beginning after December 15, 1997. The interim reporting disclosures are not required in the first year of adoption. SFAS 131 specifies revised guidelines for determining an entity's operating segments and the type and level of financial information to be disclosed. SFAS 131 changes current practice under SFAS 14 by establishing a new framework on which to base segment reporting. The "management" approach expands the required disclosures for each segment. The Company will adopt SFAS 131 in its fiscal year ended December 31, 1998 and has not yet determined the impact of such adoption.

                         BACK BAY RESTAURANT GROUP, INC.

INCOME TAXES
       In the first quarter of 1993, the Company retroactively adopted Financial Accounting Standards No. 109, Accounting for Income Taxes ("FAS 109") which requires a change from an income statement to a balance sheet approach for accounting for income taxes. Under FAS 109, deferred tax assets and liabilities are recognizable based on temporary differences between the financial statement and tax basis of assets and liabilities using current statutory tax rates.

NET INCOME PER COMMON SHARE
       In 1997 the Company adopted FAS 128 where basic net income (loss) per common share is calculated by dividing the net income (loss) for the period by the weighted average number of common shares outstanding for the period. Diluted earnings per common share is calculated by considering the impact of common stock equivalents (outstanding stock options) as if they were converted into common stock at the beginning of the period. Diluted earnings per share amounts are not applicable for loss periods.

PREFERRED GUEST PROGRAM
       The Company provides a liability for gift certificates issued to participants in its preferred guest program. The liability associated with these certificates is recorded as they vest.


2.     PREPAID EXPENSES AND OTHER CURRENT ASSETS  (in thousands)

       Prepaid expenses and other current assets consisted of the following:

                                  December 29, 1996        December 28, 1997
                                  -----------------        -----------------

        Preopening costs                 $147                     $73
        Prepaid insurance                  57                      25
        Prepaid rent                      552                     548
        Other                             148                     228
                                         ----                    ----
               Total                     $904                    $874
                                         ====                    ====

                         BACK BAY RESTAURANT GROUP, INC.

3.     ACCRUED EXPENSES  (in thousands)

       Accrued expenses consisted of the following:

                                          December 29, 1996       December 28, 1997
                                          -----------------       -----------------

        Payroll and payroll taxes                $1,701                  $1,889
        Rent expense                              1,917                   2,275
        Reserve for store closings                1,245                     771
        Insurance                                 1,379                   1,204
        Other                                     1,508                   1,919
                                                 ------                  ------
        Total accrued expenses                   $7,750                  $8,058
                                                 ======                  ======


4.     LONG-TERM DEBT  (in thousands)

Long-term debt consists of the following:

                                                            December 29, 1996   December 28, 1997
                                                            -----------------   -----------------
Revolving Credit and Term Loan Agreement base
       rate or, at the option of the Company, LIBOR
       plus 1.0% (9.0 % at December 28, 1997)                      7,525              4,000



Less: current maturities                                           1,500                 --
                                                                  ------             ------
       Total long-term debt                                       $6,025             $4,000
                                                                  ======             ======

                         BACK BAY RESTAURANT GROUP, INC.

       The Company has a revolving credit and term loan agreement (the "Loan Agreement") with BankBoston (the "Bank"). At December 28, 1997, the Company had an outstanding balance of $4,000,000 under the Loan Agreement. On March 24, 1998, the Company reached an agreement with the Bank to amend its Loan Agreement. Under the amended Loan Agreement, the Company can borrow up to $20,000,000 on a three year revolver that converts to a 4 year term note. The pricing of the loan is on a sliding scale based on a ratio of senior debt to EBITDA. The Company's obligation under the Loan Agreement is collateralized by certain property, plant and equipment and intangible assets. The Loan
Agreement contains restrictions relating to future indebtedness, contingent liabilities, encumbrances, the merger, acquisition or sale of assets, additional stock issuance, equity distributions, cash dividends, and redemptions, capital expenditures, investments, ERISA and transactions with affiliates. The Loan Agreement also requires the maintenance of certain financial ratios and covenants, of which the most restrictive covenant is the total debt service coverage. Under this arrangement the Company and its subsidiaries are required, for each period of four consecutive fiscal quarters, commencing with the period ending March 29, 1998, to maintain a ratio of consolidated cash available to pay fixed charges to consolidated fixed charges of not less than 1.50 to 1.

                         BACK BAY RESTAURANT GROUP, INC.

5.     COMMITMENTS AND CONTINGENCIES

LEASES
       The Company leases facilities under operating leases expiring at various dates through October 2023, which includes available option renewal periods. Most of the leases require payment of certain additional expenses such as maintenance, repairs, insurance and real estate taxes, and additional contingent rentals based on a percentage of sales specific to each leased facility. Rent is charged to operations on a straight-line basis for certain leases with escalation clauses. Rent expense for the years ended December 31, 1995, December 29, 1996 and December 28, 1997 was approximately $6,139,000, $5,518,000 and
$6,083,000 respectively (including approximately $727,000, $734,000 and $855,000 in 1995, 1996 and 1997 respectively, attributable to percentage rent in excess of base amounts).

       The Company has entered into a lease for a restaurant space with Charles
F. Sarkis, Chief Executive Officer, stockholder and director of the Company and beneficial owner of the leased property. Payments under this lease are $300,000 annually, commencing October 1, 1991 and ending September 30, 2006. The Company is also liable for real estate taxes, insurance and building operating expenses as defined in the lease.

Future minimum payments relating to all operating leases as of December 28, 1997 are as follows:

               Years                                  Amount
               -----                                  ------
               1998                                $ 5,084,000
               1999                                  5,136,000
               2000                                  4,916,000
               2001                                  4,759,000
               2002                                  4,631,000
            Thereafter                              26,957,000
                                                   -----------
                                                   $51,483,000
                                                   ===========

                         BACK BAY RESTAURANT GROUP, INC.

LITIGATION
       The Company is involved in routine litigation from time to time. The litigation in which the Company is currently involved, in the opinion of Company management, is not material to the Company's consolidated financial condition or results of operations.


6.     INCOME TAXES

The following is a comparative analysis of the provisions for income taxes:

                                             December 31, 1995    December 29, 1996   December 28, 1997
                                             -----------------    -----------------   -----------------

Income/(loss) before income taxes              $(4,841,000)            $741,000           $2,747,000
                                               ===========             ========           ==========
Provision/(benefit) for income taxes
   Federal                                      (1,967,000)             183,000              701,000
   State                                           (64,000)              91,000              315,000
                                               -----------             --------           ----------
      Income tax provision/(benefit)           $(2,031,000)            $274,000           $1,016,000
                                               ===========             ========           ==========

Components of the provision/benefit
Current
   Federal                                     $   123,000             $177,000             $686,000
    State                                          217,000              124,000              421,000
                                               -----------             --------           ----------
                                                    94,000              301,000            1,107,000
Deferred
   Federal                                      (1,844,000)               6,000               15,000
    State                                         (281,000)             (33,000)            (106,000)
                                               -----------             --------           ----------
                                                (2,125,000)             (27,000)             (91,000)
                                               -----------             --------           ----------
                             Total             $(2,031,000)            $274,000           $1,016,000
                                               ===========             ========           ==========


                         BACK BAY RESTAURANT GROUP, INC.

     The tax effects of the significant temporary differences which comprise the deferred tax assets and liabilities are as follows:

                                              DECEMBER 31, 1995     DECEMBER 29, 1996     DECEMBER 28, 1997
                                              -----------------     -----------------     -----------------
ASSETS

Pre-opening costs                                $  276,000            $  129,000            $  134,000
Deferred rentals                                    195,000               177,000                87,000
Reserves and accruals                             1,602,000             1,234,000             1,060,000
Step-rents                                          427,000               520,000               820,000
Credit carryforwards                                472,000               358,000                    --
State net operating loss carryforwards              313,000               435,000               566,000
Other                                                11,000                32,000                    --
Fixed assets
                                                         --                    --               403,000
                                                 ----------            ----------            ----------

GROSS DEFERRED TAX ASSETS                        $3,296,000            $2,885,000            $3,070,000
                                                 ----------            ----------            ----------

LIABILITIES
Fixed assets                                     $  551,000            $   13,000                    --
Intangibles                                         593,000               570,000               547,000
                                                 ----------            ----------            ----------

GROSS DEFERRED TAX LIABILITIES                   $1,144,000            $  583,000            $  547,000
                                                 ----------            ----------            ----------

NET (LIABILITY)/ASSET BEFORE VALUATION           $2,152,000            $2,302,000            $2,523,000
    ALLOWANCE
Valuation allowance                                (313,000)             (435,000)             (566,000)
                                                 ----------            ----------            ----------
Adjusted net (liability)/asset                   $1,839,000            $1,867,000            $1,957,000
                                                 ==========            ==========            ==========




The state net operating losses expire between 1999 and 2012.

The valuation allowance is provided against state net operating loss carry-forwards, the realization of which are uncertain due to state separate entity limitations and short carry-forward periods.

                         BACK BAY RESTAURANT GROUP, INC.

     A reconciliation of the statutory federal income tax rate and effective tax rate as a percentage of pretax income is as follows:

                                                   DEC. 31, 1995   DEC. 29, 1996    DEC. 28, 1997
                                                   -------------   -------------    -------------

Statutory federal rate                                (34.0%)           34.0%            34.0%
State income taxes, net of federal benefit             (0.9)             8.1              7.6
Non-deductible goodwill amortization                    1.2              7.7              2.1
Wage based tax credits                                 (8.2)           (12.8)            (7.3)
Other                                                    --               --              0.6
                                                      -----            -----             ----
                                                      (41.9%)           37.0%            37.0%
                                                      =====            =====             ====



7.     STOCK-BASED COMPENSATION PLAN

       The Company applies APB Opinion No. 25 and related Interpretations in accounting for its plan. FASB Statement No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123") was issued by the FASB in 1995 and, if fully adopted, changes the methods for recognition of cost on plans similar to that of the Company. Adoption of SFAS 123 is optional; however, pro forma disclosures as if the Company adopted the cost recognition requirements under SFAS 123 was required in 1996. The Company adopted the disclosure provision of SFAS 123 and has applied Opinion No. 25 and related Interpretations in accounting for its plans.

       On December 26, 1991, the Company adopted a stock option plan (the "Plan") pursuant to which certain directors, officers and key employees of the Company may be granted options to acquire shares of the Company's common stock. The Plan includes provisions for both incentive and non-qualified stock options. Each grant that is issued has a term life of not greater than 10 years. At the 1993 Annual Meeting of Stockholders, the Company's stockholders approved an amendment to the Plan to increase the number of shares of common stock available for issuance under the Plan upon the exercise of stock options to 730,000 shares. Annual grants are determined by a disinterested committee (the "Committee") of the Company's Board of Directors. Incentive Stock Options may be granted at an exercise price of not less than the fair market value of the common stock at the date of grant. Non-Qualified Stock Options may be granted at an exercise price of not less than 85% of the fair market value of the common stock at the date of the grant. Options granted to officers and key employees vest on a schedule determined by the Committee and options granted to directors become exercisable on December 31 of the year in which they are granted. At December 28, 1997 the Company has granted options for 576,832 shares of common stock at prices of $2.88 to $18.00 per share. At December 28, 1997, there were 35,700 options outstanding that are vested. At December 28, 1997, 151,091 shares were available for future option grants.

                       BACK BAY RESTAURANT GROUP, INC.

       A summary of the Company's stock option activity as of December 28, 1997, December 29, 1996 and December 31, 1995 is presented below:

                                                         1995                     1996                       1997
                                                -------------------        --------------------       --------------------
                                                           Weighted                    Weighted                   Weighted
                                                           Average                     Average                    Average
                                                           Exercise                    Exercise                   Exercise
                                                Shares       Price         Shares        Price        Shares        Price
                                                ------     --------        ------      --------       ------      --------

Outstanding at beginning of year               471,521      $14.27         447,056       $8.67        459,615       $7.87
Granted at fair market value                   208,188        7.07         106,764        4.13        530,337        4.17
Granted below fair market value                129,300        7.18              --          --             --          --
Exercised                                           --          --              --          --         (1,811)       4.25

Canceled                                      (361,953)      14.52         (94,205)       7.27       (411,309)       8.15
                                              --------                     -------                   --------

Outstanding at end of year                     447,056        8.67         459,615        7.87        576,832        4.28
                                              ========                     =======                    =======

Options exercisable at year-end                427,106        8.84         355,201        8.97         35,700        6.21
                                              ========                     =======                    =======

Options available for future grant             282,678                     270,119                    151,091
                                              ========                     =======                    =======

Weighted average fair value of options
  granted during the year                                   $ 4.11                       $2.32                      $2.07
                                                            ======                       =====                      =====


                         BACK BAY RESTAURANT GROUP, INC.

       The fair value of each option granted during 1997 is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: (1) dividend yield of 0, (2) expected volatility of 60%, (3) risk-free interest rate ranging from 5.77% to 6.85% and (4) expected life of 5.0 years.

       The following table summarizes information about stock options outstanding at December 28, 1997:

                                         Options Outstanding                        Options Exercisable
                              ---------------------------------------------     ---------------------------
                                 Number         Wgtd. Ave.       Wgtd. Ave.        Number        Wgtd. Ave.
                              Outstanding       Remaining         Exercise       Exercisable       Exercise
Range of Exercise Prices      at 12/28/97      Contr. Life         Price        at 12/28/97          Price
- ------------------------      -----------      -----------       ----------     ------------     ----------

  $ 2.5000 - $ 6.0000           554,569            9.3           $4.1018            21,437         $3.9802
  $ 6.0100 - $10.0000            18,863            8.3           $7.6300            10,863         $7.7873
  $10.0100 - $14.0000               400            5.3          $12.5000               400        $12.5000
  $14.0100 - $18.0000             3,000            5.6          $15.6166             3,000        $15.6166
                                -------            ---           -------            ------         -------
                                576,832            9.2           $4.2829            35,700         $6.2120
                                =======            ===           =======            ======         =======

     Had compensation cost for the Company's 1997 grants under the Plan been determined consistent with SFAS 123, the Company's compensation expense would have increased by $242,000, $63,000 and $1,246,000, respectively for 1997, 1996 and 1995. The Company's net income, net income applicable to common share owners, and net income per common share for 1997 would approximate the pro forma amounts below (in thousands except per share data):

                                                 AS REPORTED                       PRO FORMA
                                           1997     1996      1995           1997     1996     1995
                                          ------    -----    -------        ------    -----   -------

Net income/(loss)                         $1,731    $ 467    $(2,810)       $1,578    $ 427   $(3,534)
Net income/(loss) applicable to common
  share owners                            $1,731    $ 467    $(2,810)       $1,578    $ 427   $(3,534)
Net income/(loss) per share               $ 0.50    $0.14    $ (0.82)       $ 0.45    $0.12   $ (1.03)



The effects of applying SFAS in this pro forma are not indicative of future amounts. SFAS 123 does not apply to awards prior to 1995.

                         BACK BAY RESTAURANT GROUP, INC.

8.      FASB 128 EARNINGS PER SHARE

                                                       (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
                                     DECEMBER 28, 1997              DECEMBER 29, 1996                DECEMBER 31, 1995
                                  ------------------------       ------------------------        -------------------------
                                                      Per                            Per                             Per
                                  Income   Shares    Share       Income   Shares    Share        Income    Shares   Shares
                                  ------   ------    -----       ------   ------    -----        ------    ------   ------

Basic EPS
     Income available to
      common stockholders         $1,731    3,432    $0.50        $467     3,434    $0.14        $(2,810)   3,430   $(0.82)
Effect of Diluted Securities
     Stock options                    --       42       --          --         2       --             --        1       --
Diluted EPS                       $1,731    3,474    $0.50        $467     3,436    $0.14        $(2,810)   3,431   $(0.82)


9.     STORE CLOSINGS AND RELATED MATTERS

       During 1995 the Company recorded $5,138,000 in charges relating to management's plan to reduce the Company's cost structure by taking a number of steps, including closing three under-performing restaurants. These charges related principally to severance payments to terminated employees, the write off of certain professional and other fees and expenses incurred in the development of locations anticipated to be built, but subsequently not built, outstanding lease obligations and anticipated losses relating to the disposal of fixed assets for locations closed in 1995 or anticipated to close in 1996.

       At December 29, 1996 the Company had settled its lease obligations for two of the three stores that closed in 1995 at terms more favorable than originally estimated and had closed an additional location. The closed location, which was a joint venture accounted for under the equity method of accounting, was closed during the third quarter of 1996 and the related charges were offset against the accrual. During 1997 the Company closed another location and sold one undeveloped restaurant site. The net asset value of both these locations were offset against the accrual. Included in the charges for 1997 were cash payments of approximately $312,000 to settle lease obligations. The Company has added to the plan a provision for the conversion of a location to a different concept. As of December 28, 1997 the remaining accrual is $771,000, which management believes is adequate to complete the plan by the end of fiscal 1998.


ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

        Not applicable.

                                    PART III


ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

       Information with respect to the Company's Directors and Executive Officers contained in the Company's definitive Proxy Statement for its 1998 Annual Meeting under the captions "Directors" and "Executive Officers" is incorporated herein by reference.


ITEM  11. EXECUTIVE COMPENSATION

       Information with respect to the compensation of the Company's executive officers contained in the Company's definitive Proxy Statement for its 1998 Annual Meeting under the caption "Executive Compensation" is incorporated herein by reference.


ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       Information with respect to the ownership of the Company's securities by certain beneficial owners and management contained in the Company's definitive Proxy Statement for its 1998 Annual Meeting under the caption "Beneficial Ownership of Shares" is incorporated herein by reference.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       Information with respect to certain relationships and related transactions contained in the Company's definitive Proxy Statement for its 1998 Annual Meeting under the caption "Transactions with Management and Affiliates" is incorporated herein by reference.

                                     PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

1. Financial Statements and related schedules filed as part of this report are listed in the index to Financial Statements and Schedules.

2.     The following exhibits are filed as part of this report.

                                  Exhibit Index
                                  -------------

  Exhibit No.
  -----------
      3.1*          Certificate of Incorporation of the Company, as amended

      3.2*          By-Laws of the Company, as amended

     10.1*          Amended and Restated Stock Option Plan

     10.2* Lease dated January 10, 1992 between The Westwood Newbury Restaurant, Inc., a subsidiary of the Company, and 284 Newbury Street Trust First Amendment thereto dated as of July 1, 1993

     10.3* Lease dated January 10, 1992 between the Company and 284 Newbury Street Trust, and the First Amendment thereto dated as of July 1, 1993

     10.4* Lease dated December 1, 1991 between Boraschi Cafe, Inc. and Charles F. Sarkis

     10.5* Employment Agreement dated as of January 16, 1992 between the Company and Charles F. Sarkis

     10.6* Form of Change of Control Severance Agreements between the Company and certain executives.

     10.7* Letter Agreement dated January 16, 1992 between the Company and The Westwood Group, Inc.

     10.8** Revolving Credit and Term Loan Agreement dated August 10, 1993 between Back Bay Restaurant Group, Inc. and its subsidiaries and The First National Bank of Boston (the "Loan Agreement"), as amended

     10.9*          Fifth Amendment to the Loan Agreement dated March 5, 1996

     21             List of Subsidiaries of the Company

     23 Consent of Coopers & Lybrand to the incorporation of its report Company's Registration Statements on Form S-8 and S-3

     27             Financial Data Schedule



* Incorporated by reference from Back Bay Restaurant Group, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 26, 1993, as filed with the Securities and Exchange Commission.

** Incorporated by reference from Back Bay Restaurant Group, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 24, 1995, as filed with the Securities and Exchange Commission.

                                   SIGNATURES

       Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           BACK BAY RESTAURANT GROUP, INC.

                                           By: /s/ Charles F. Sarkis
                                               -------------------------------
                                               Charles F. Sarkis
                                               Chairman, President and
                                               Chief Executive Officer

March 15, 1998

       Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

       SIGNATURE                       TITLE                           DATE

/s/ Charles F. Sarkis          Chairman of the Board of           March 15, 1998
- --------------------------     Directors, President and
Charles F. Sarkis              Chief Executive Officer


/s/ Francis P. Bissaillon      Director, Executive Vice           March 15, 1998
- --------------------------     President, Chief Financial
Francis P. Bissaillon          Officer and Secretary


/s/ Robert J. Ciampa           Vice President, Chief              March 15, 1998
- --------------------------     Accounting Officer and
Robert J. Ciampa               Treasurer


/s/ Joseph M. Cassin           Director                           March 15, 1998
- --------------------------
Joseph M. Cassin

/s/ Irwin Chafetz              Director                           March 15, 1998
- --------------------------
Irwin Chafetz

/s/ Richard P. Dalton          Director                           March 15, 1998
- --------------------------
Richard P. Dalton

/s/ Richard K. Howe            Director                           March 15, 1998
- --------------------------
Richard K. Howe

/s/ Robert S. Parker           Director                           March 15, 1998
- --------------------------
Robert S. Parker

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                  FORM 10-K/A
                            ------------------------
              ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 (FEE REQUIRED)
                  For the fiscal year ended December 28, 1997
                         Commission file number 0-19810
                        BACK BAY RESTAURANT GROUP, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                 284 NEWBURY STREET                04-2812651
(State or other jurisdiction  BOSTON, MASSACHUSETTS 02115         (I.R.S. Employer
              of                                                Identification No.)
      incorporation or           (Address of principal
        organization)         executive offices, including
                                       Zip Code)

                                 (617) 536-2800
              (Registrant's telephone number, including area code)
          Securities registered pursuant to Section 12(b) of the Act:
                                      None

                            ------------------------

          Securities registered pursuant to Section 12(g) of the Act:
                     Common Stock, par value $.01 per share
                                (Title of Class)

                            ------------------------

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No__


     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. Yes [X] No__


     The aggregate market value of the voting stock held by non-affiliates of the registrant based on the closing price of the registrant's Common Stock as quoted on the National Association of Securities Dealers Automatic Quotation System on March 2, 1998 was $10,481,288.

     On March 2, 1998, there were 3,435,176 shares of the registrant's Common Stock outstanding.
================================================================================

                        BACK BAY RESTAURANT GROUP, INC.
                                  FORM 10-K/A
                               TABLE OF CONTENTS
                                    PART III


Item 10.    Directors and Executive Officers of the Registrant..........    3
Item 11.    Executive Compensation......................................    5
            Security Ownership of Certain Beneficial Owners and
Item 12.    Management..................................................   10
Item 13.    Certain Relationships and Related Transactions..............   11

                                    PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The following table sets forth information regarding each Director of the Company.

                                                BUSINESS EXPERIENCE AND                         DIRECTOR
               NAME                              CURRENT DIRECTORSHIPS                AGE        SINCE
               ----                             -----------------------               ---       --------
(Class I -- Term to Expire 2001)
Joseph M. Cassin..................  Partner in the New York law firm Cassin, Cassin   57          1992
                                    & Joseph.

Richard P. Dalton.................  President and Chief Executive Officer of WGI      49          1992
                                    since October 1992, Executive Vice President of
                                    WGI from 1988 to 1992 and Chief Operating
                                    Officer of WGI since 1989. From 1988 until 1989
                                    he served as Chief Financial Officer of WGI,
                                    from 1984 until 1988 he served as Vice President
                                    of WGI and from 1974 to 1989 he served as
                                    Treasurer of WGI. Mr. Dalton is also a Director
                                    of WGI.

Irwin Chafetz.....................  President and principal of Interface Group-       61          1995
                                    Massachusetts, Inc., the operator of GWV
                                    International, New England's largest charter
                                    tour operator. Until April 1995, he was Vice
                                    President and a principal of Interface
                                    Group-Nevada, Inc., which operated COMDEX, the
                                    largest American trade show. Mr. Chafetz is also
                                    a Director of Syratech Corporation.

(Class II -- Term to Expire 1999)

Richard K. Howe...................  President and Co-owner of Penobscot Bay           53          1992
                                    Provisions Co. Consultant to John Hancock
                                    Freedom Securities Corporation and its
                                    subsidiary, Tucker Anthony, Inc. from July 1992
                                    to March 1996. Prior to July 1992, Mr. Howe was
                                    an Executive Vice President and Director of
                                    Tucker Anthony, Inc. and an officer and/or
                                    Director of its parent corporation and
                                    affiliates. Mr. Howe is also a Director of Chic
                                    by H.I.S., Inc.

Francis P. Bissaillon.............  Chief Financial Officer of the Company since      49          1994
                                    March 1993. Executive Vice President since
                                    October 1995, Secretary since June 1997 and Vice
                                    President from March 1993 to October 1995. Prior
                                    to working for the Company, Mr. Bissaillon
                                    served as Chief Operating Officer of La Quinta
                                    Motor Inns, Inc. ("La Quinta"). Prior to July
                                    1991, Mr. Bissaillon served as Senior Vice
                                    President-Administration and Treasurer of La
                                    Quinta.

(Class III -- Term to Expire 2000)

Charles F. Sarkis.................  President, Chief Executive Officer and Chairman   58          1983
                                    of the Board of Directors of the Company since
                                    1983 and Chairman of the Board of The Westwood
                                    Group, Inc. ("WGI") since 1978. Prior to October
                                    1992, served as President and Chief Executive
                                    Officer of WGI.

                                                BUSINESS EXPERIENCE AND                         DIRECTOR
               NAME                              CURRENT DIRECTORSHIPS                AGE        SINCE
               ----                             -----------------------               ---       --------
Robert S. Parker..................  Dean Emeritus and Robert S. Parker Professor of   59          1992
                                    Strategy and Finance of the School of Business
                                    Administration at Georgetown University since
                                    1986. Prior to that time, he was a partner at
                                    McKinsey & Company, Inc., an international
                                    management consulting firm. Mr. Parker is also a
                                    Director of Middlesex Mutual Assurance Co., Inc.
                                    and Excel Limited, which are insurance
                                    companies.

     During 1997, the Board of Directors held three meetings. Each Director who is not an officer or employee of the Company is entitled to receive $1,500 for each meeting of the Board of Directors he attends and $1,500 for each committee meeting he attends that takes place on a date other than the date of a Board of Directors meeting. In addition, each Director receives a retainer fee of $10,000. All of the Directors attended at least 75% of the aggregate of the Board and relevant committee meetings during 1997.

     The Audit Committee, composed of Richard K. Howe and Robert S. Parker, held three meetings during 1997. The Audit Committee recommends to the Board of Directors the independent public accountants to be engaged by the Company; reviews with the independent public accountants and management the Company's internal accounting procedures and controls; and reviews with the independent public accountants the scope and results of the auditing engagement.

     The Compensation Committee, composed of Joseph M. Cassin, Irwin Chafetz, Richard P. Dalton and Robert S. Parker, held two meetings during 1997. The Compensation Committee administers the Company's compensation plans and makes decisions regarding the compensation of senior management and other matters relating to compensation.

     The Company does not have a nominating committee.

EXECUTIVE OFFICERS

     Certain information regarding the identity and background of the Company's executive officers is set forth below. All of the Company's executive officers have been elected for terms continuing until their successors are duly elected and qualified.

     Charles F. Sarkis, age 58, is Chairman of the Board, President and Chief Executive Officer of the Company and has served in such capacities for the Company and its predecessors since 1964.

     Francis P. Bissaillon, age 49, has served as Chief Financial Officer of the Company since March 1993. Mr. Bissaillon has served as an Executive Vice President of the Company since October 1995, as Secretary since June, 1997 and served as Vice President from March 1993 to October 1995.

     Mark L. Hartzfeld, age 51, has served as an Executive Vice President and Chief Operating Officer of the Company since October 1995. He served as Senior Vice President of Real Estate and Development of the Company from 1992 to October 1995, and prior to that served as Vice President of Development since 1986.

     Robert J. Ciampa, age 42, has served as Vice President, Chief Accounting Officer and Treasurer of the Company since October 1992. Mr. Ciampa has served as Chief Accounting Officer of the Company and its predecessors since 1978.

     Ann Marie Lagrotteria, age 33, has served as Vice President, Operations and Training since August 1997 and served as Director of Training from September 1995 to August 1997. Ms. Lagrotteria has been involved in restaurant operations with the Company for ten years.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on the review of Forms 3, 4 and 5 and all amendments thereto furnished to the Company with respect to its most recent fiscal year, it appears that each Director, officer and 10% beneficial owner of Common Stock of the Company complied with Section 16(a) of the Securities Exchange Act of 1934.

ITEM 11.  EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The Summary Compensation Table shows certain compensation information for the fiscal years ended 1997, 1996 and 1995 for the Company's Chief Executive Officer and to each of the Company's other executive officers whose annual compensation exceeds $100,000. This information includes the dollar value of base salaries and bonus awards and the number of stock options granted.

                           SUMMARY COMPENSATION TABLE


                                              ANNUAL COMPENSATION         LONG-TERM
             NAME AND                       -----------------------      COMPENSATION         ALL OTHER
        PRINCIPAL POSITION           YEAR   SALARY($)   BONUS($)(1)   AWARDS-OPTIONS(2)    COMPENSATION($)
        ------------------           ----   ---------   -----------   -----------------    ---------------
Charles F. Sarkis,.................  1997    340,435       --               92,500(3)          72,671(4)
  President and                      1996    338,979       --              --                  35,650
  Chief Executive Officer            1995    338,395       --              --                  28,600
Francis P. Bissaillon,.............  1997    190,029       --               55,000(3)          16,200(4)
  Executive Vice President, Chief    1996    187,664       --              --                  --
  Financial Officer and Secretary    1995    173,405       --               10,000             --
Mark L. Hartzfeld,.................  1997    205,013       --               60,000(3)          13,212(4)
  Executive Vice President           1996    199,534       --              --                   6,100
  and Chief Operating Officer        1995    146,617      16,000            15,000              1,350
Robert J. Ciampa,..................  1997    104,633       --               23,250(3)           6,840(4)
  Vice President, Chief Accounting   1996    101,233       --              --                  --
  Officer, Treasurer and Assisant    1995     97,751       --              --                  --
  Secretary


- ---------------

(1) Cash bonuses and option grants are included in compensation for the year for which they were earned, even if actually paid or granted in the subsequent year.

(2) Represents the number of shares of the Company's Common Stock subject to options.

(3) Includes stock options granted in connection with an exchange of newly issued stock options for stock options previously held by the executive officer. (See "Executive Compensation - Stock Option Repricing.")

(4) Includes bonus earned in 1993 which was deferred and subsequently paid out in cash in 1997.

OPTION GRANTS IN FISCAL YEAR 1997 AND YEAR-END OPTION VALUES

     The following table provides certain information regarding options to purchase shares of the Company's Common Stock granted to the named executive officers in fiscal year 1997.

                      OPTIONS GRANTED IN FISCAL YEAR 1997

                                                                                                 POTENTIAL REALIZABLE
                                            PERCENT                                                VALUE AT ASSUMED
                                            OF TOTAL                                                ANNUAL RATES OF
                              NUMBER OF     OPTIONS                    MARKET                         STOCK PRICE
                              SECURITIES   GRANTED TO                 PRICE ON                     APPRECIATION FOR
                              UNDERLYING    EMPLOYEE    EXERCISE OR    DATE OF                        OPTION TERM
                               OPTIONS     IN FISCAL    BASE PRICE      GRANT     EXPIRATION   -------------------------
                              GRANTED #    YEAR 1997     ($/SHARE)    ($/SHARE)      DATE      0%($)    5%($)    10%($)
                              ----------   ----------   -----------   ---------   ----------   -----   -------   -------
Charles F. Sarkis...........    92,500        17.4         4.125        4.125      06/03/07      0     239,945   608,095
Francis P. Bissaillon.......    55,000        10.4         4.125        4.125      06/03/07      0     142,670   361,570
Mark L. Hartzfeld...........    60,000        11.3         4.125        4.125      06/03/07      0     155,640   394,440
Robert J. Ciampa............    23,250         4.4         4.125        4.125      06/03/07      0      60,311   152,846

     The table below summarizes for each of the named executive officers the total number of unexercised options, if any, held at December 28, 1997 and the aggregate dollar value of in-the-money unexercised options held at December 28, 1997. The value of unexercised in-the-money options at fiscal year-end is the difference between the exercise or base price and the fair market value of the underlying stock on December 28, 1997, which was $5.625 per share, the closing price of the Company's stock on the Nasdaq national market system. These values have not been, and may never be, realized. The underlying options have not been, and may not be, exercised; and actual gains, if any, on exercise will depend on the value of the Company's Common Stock on the date of exercise. None of the named individuals in the following table exercised options in the fiscal year ended December 28, 1997.

                         FISCAL YEAR-END OPTION VALUES


                                                NUMBER OF SECURITIES
                                               UNDERLYING UNEXERCISED              VALUE OF UNEXERCISED
                                                 OPTIONS AT FISCAL                 IN-THE-MONEY OPTIONS
                                                    YEAR-END(#)                  AT FISCAL YEAR-END($)(1)
                                            ----------------------------       ----------------------------
                   NAME                     EXERCISABLE    UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
                   ----                     -----------    -------------       -----------    -------------
Charles F. Sarkis.........................     --             92,500                  0          138,750
Francis P. Bissaillon.....................     3,333          61,667              6,041           94,584
Mark L. Hartzfeld.........................     5,000          70,000              9,063          108,125
Robert J. Ciampa..........................     --             23,250                  0           34,875


- ---------------

(1) In-the-Money Options are those where the fair market value of the underlying securities exceeds the exercise price of the option.

OPTION EXCHANGE OFFER

     In June 1997, officers and employees were given the opportunity to exchange their existing stock options for stock options with an exercise price closer to the then current market value of the Company's Common Stock. This exchange offer is the second option repricing the Company has undertaken in the past ten years. The following table provides information on the options exchanged by the named executive officers in connection with each exchange offer.


                           TEN-YEAR OPTION REPRICINGS


                                                                                                   LENGTH OF
                                                NUMBER OF     MARKET     EXERCISE               ORIGINAL OPTION
                                                 SHARES      PRICE AT    PRICE AT                    TERM
                                               UNDERLYING     TIME OF     TIME OF      NEW         REMAINING
                                                 OPTIONS     REPRICING   REPRICING   EXERCISE     AT DATE OF
               NAME                   DATE     REPRICED(#)      ($)         ($)      PRICE($)      REPRICING
               ----                   ----     -----------   ---------   ---------   --------   ---------------
Charles F. Sarkis.................  06/03/97     52,500        4.125        (1)       4.125           (1)
Francis P. Bissaillon.............  06/03/97     45,000        4.125        (2)       4.125           (2)
Mark L. Hartzfeld.................  06/03/97     30,000        4.125        (3)       4.125           (3)
Robert J. Ciampa..................  06/03/97     23,250        4.125        (4)       4.125           (4)
Charles F. Sarkis.................  03/24/95     52,500        7.375        (5)       7.080           (5)
Francis P. Bissaillon.............  03/24/95     26,250        7.375        (6)       7.130           (6)
Mark L. Hartzfeld.................  03/24/95     18,000        7.375        (7)       7.360           (7)
Robert J. Ciampa..................  03/24/95     23,250        7.375        (8)       7.460           (8)

- ---------------

(1) Options terminated had an exercise price of $7.08 per share and an expiration date of March 24, 2005.

(2) Options terminated had exercise prices from $4.875 per share to $7.50 per share and expiration dates from December 21, 2004 to October 10, 2005.

(3) Options terminated had exercise prices from $4.875 per share to $7.36 per share and expiration dates from March 24, 2005 to October 10, 2005.

(4) Options terminated had an exercise price of $7.46 per share and an expiration date of March 24, 2005.

(5) Options terminated had exercise prices from $12.75 per share to $16.82 per share and an expiration dates from February 17, 2004 to May 10, 2004.

(6) Options terminated had exercise prices from $12.00 per share to $16.92 per share and expiration dates from March 4, 2003 to February 17, 2004.

(7) Options terminated had exercise prices from $14.00 per share to $17.23 per share and expiration dates from December 26, 2001 to February 17, 2004.

(8) Options terminated had exercise prices from $11.75 per share to $16.86 per share and expiration dates from December 26, 2001 to February 17, 2004.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the Company's fiscal year ended December 28, 1997 and during its current fiscal year, Charles F. Sarkis has served as an executive officer of the Company and as Chairman of the Board of WGI, and Richard P. Dalton has served as a member of the Company's Compensation Committee and as an executive officer of WGI.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors is composed solely of non-employee Directors. The Compensation Committee determines all aspects of the compensation to be paid to Charles F. Sarkis, the Chief Executive Officer, Francis P. Bissaillon, the Chief Financial Officer, and Mark L. Hartzfeld, the Chief Operating Officer, and determines all aspects of the compensation of the Company's other executive officers, except their base salaries which are determined by senior management. The objectives of the Compensation Committee in determining the type and amount of executive officer compensation are to provide a level of compensation which allows the Company to attract and retain superior talent and to align the executive officers' interests with those of the Company's stockholders. The compensation of the Company's executive officers includes (i) cash compensation, consisting of a base salary and, if earned, a performance bonus, (ii) long-term incentive compensation in the form of stock options, and (iii) participation in various benefit plans, most of which are generally available to employees of the Company.

     Cash Compensation. Cash compensation of the Company's executive officers consists of a base salary and, if earned, an annual performance bonus. The Compensation Committee sets the base salaries of Messrs. Sarkis, Bissaillon and Hartzfeld at levels competitive with those of executive officers at similarly situated restaurant companies, taking into consideration the individual experience of these officers. Mr. Sarkis' base salary has not changed since 1994. In determining Mr. Sarkis' base salary, the Compensation Committee reviewed national and regional compensation information for executives in the restaurant industry, including surveys regarding the compensation of restaurant executives prepared by DeCotiis Erhard Strategic Consulting Group, Inc.

     Management level employees, including executive officers, are eligible to receive cash bonuses based on the Company's performance.

     Stock Options. The executive officers, as well as other key employees, are eligible to participate in the Company's Stock Option Plan. The purpose of the Stock Option Plan is to provide increased incentives to salaried employees, to encourage new employees to become affiliated with the Company and to align the interests of such persons with those of the Company's stockholders. The Stock Option Plan is administered by the Compensation Committee. The Compensation Committee has the authority to determine the individuals to whom the stock options are awarded, the terms upon which option grants shall be made and the number of shares subject to each option, all subject to the terms and conditions of the Stock Option Plan.

     In June, 1997, the Compensation Committee offered all of the Company's employees, including the executive officers and directors, the opportunity to exchange their existing options for new options with an exercise price closer to the then current market price of the Company's Common Stock. At the time of this offer, due at least in part to general conditions in the restaurant industry, the market price of the Company's

Common Stock had declined substantially. As a result, the exercise price of substantially all the outstanding options was significantly higher than the market price of the Company's Common Stock. The Compensation Committee believed that the stock options no longer served as an incentive to optionholders and believed it was in the best interest of the Company to reprice the existing options at a price closer to the then current market price of the Common Stock. The replacement options were subject to vesting over three years from the date of the exchange.

     Other Compensation. The Company provides certain other benefits to the executive officers, such as health insurance, that are generally available to Company employees. In addition, officers and key employees of the Company (including the named executive officers) may be eligible to receive supplemental disability insurance coverage, automobile allowance and insurance benefits.

                             Compensation Committee
                           Joseph M. Cassin, Chairman
                                 Irwin Chafetz
                                Richard P Dalton
                                Robert S. Parker

                            STOCK PERFORMANCE GRAPH


                                                              DEC 92    DEC 93    DEC 94    DEC 95    DEC 96    DEC 97
Back Bay Restaurant Group, Inc.                               $100.00   $125.00   $55.56    $27.78    $21.30    $ 41.20
Restaurants-500                                               $100.00   $116.74   $116.38   $174.55   $172.45   $185.17
NASDAQ Index Composite                                        $100.00   $114.79   $112.21   $158.68   $195.18   $239.53

     The preceding stock performance price graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of The NASDAQ Stock Market Index of U.S. stocks and of the Standard & Poor's Restaurant Index, Restaurants-500. The beginning of the measurement period for the Company, March 20, 1992, the date of the Company's initial public offering, and the beginning of the measurement period for The NASDAQ Stock Market Index and the S&P Restaurant Index is March 31, 1992. The last day of each measurement period is the last business day in each calendar year.

     The stock price performance on the graph above is not necessarily indicative of future price performance.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Company entered into a three-year employment agreement with Mr. Sarkis on January 16, 1992 which provides that Mr. Sarkis will be employed as President and Chief Executive Officer and that the term of his employment under the agreement will continue from year to year thereafter unless either party terminates the agreement. Effective December 27, 1993, Mr. Sarkis' base compensation under the agreement was adjusted to $335,000 per year and may be readjusted from time to time by the Board of Directors or its Compensation Committee. In addition, Mr. Sarkis may receive annual bonuses as determined by the Board of Directors or its Compensation Committee. The Company may terminate Mr. Sarkis' employment only for cause. The employment agreement contains a non-competition covenant which prohibits Mr. Sarkis, until the later of five years from the date of the agreement, the date of a change of control, or such time that neither he nor WGI owns more than 3% of the outstanding shares of Common Stock of the Company, from engaging in any competing business, directly or indirectly. Mr. Sarkis' real estate investments in two properties which currently are leased to the Company are not subject to the non-competition covenant.

     The Company has entered into Change of Control Severance Agreements ("Severance Agreements") with Charles F. Sarkis, Francis P. Bissaillon, Mark L. Hartzfeld, Robert J. Ciampa and Ann Marie Lagrotteria. The Severance Agreements provide that if there were a change of control (as defined in the Severance Agreements) of the Company, and such officer's employment by the Company is terminated during the next two years for any reason other than dismissal by the Company for cause (as defined in the Severance Agreements), the officer would be entitled to certain benefits. These benefits include receipt of a payment equal to the sum of three times the amount of the officer's annual salary and bonus, a pro rated amount of the officer's current year bonus, the amount of salary and bonus deferred in prior years and not yet received by the officer, and, in certain circumstances, a gross-up for certain taxes payable by the officer in connection with the receipt of payments under the Severance Agreements. The Severance Agreements also provide that upon a qualifying termination of employment, the officer's stock options will become fully vested and that the Company will continue the officer's life, medical and disability insurance for two years after the termination of the officer's employment to the extent that these benefits are not provided by another employer, and that any non-competition agreements between the Company and the employee shall not be effective.

ITEM 12.  SECURITY OWERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP OF SHARES

     The following table sets forth certain information regarding beneficial ownership (as defined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934) as of May 1, 1997, except as otherwise indicated below, of the Company's Common Stock by each person known by the Company to own beneficially more than 5% of the Company's Common Stock, by each of the Company's Directors and named executive officers and by all of the Company's Directors and executive officers as a group.

                                                                      COMMON STOCK
                                                                 BENEFICIALLY OWNED(1)
               DIRECTORS, EXECUTIVE OFFICERS                  ----------------------------
                     AND 5% BENEFICIAL                         NUMBER          PERCENT OF
                         OWNERS(2)                            OF SHARES       COMMON STOCK
               -----------------------------                  ---------       ------------
Charles F. Sarkis...........................................   241,566(3)(4)       7.0%
Francis P. Bissaillon.......................................    30,999(5)        *
Joseph M. Cassin............................................     6,000(6)        *
Irwin Chafetz...............................................    88,000(7)          2.6%
Richard P. Dalton...........................................    10,000(3)(8)     *
Richard K. Howe.............................................     6,000(9)        *
Robert S. Parker............................................     5,000(8)        *
Mark L. Hartzfeld...........................................    30,500(10)       *
Robert J. Ciampa............................................     7,750(8)        *

All Directors and executive officers as a group (10
  persons)..................................................   437,536(3)         12.7%

5% Beneficial Owners
William B. Finneran.........................................   782,486(11)        22.8%
  c/o Oppenheimer & Co., Inc.
  Oppenheimer Tower
  World Financial Center
  New York, NY 10281

The Westwood Group, Inc.....................................   673,451(12)        19.6%
  190 V.F.W. Parkway
  Revere, MA 02151

Hathaway Associates.........................................   190,100             5.5%
  119 Rowayton Avenue
  Rowayton, CT 06853

Dimensional Fund Advisors Inc...............................   182,100(13)         5.3%
  1299 Ocean Avenue, 11(th) Floor
  Santa Monica, CA 90401

(Footnotes)

  * Less than one percent

 (1) Except as otherwise noted, persons in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Unless otherwise indicated, the address of each beneficial owner is 284 Newbury Street, Boston, Massachusetts 02115.

 (3) Does not include 673,451 shares owned by WGI. Mr. Sarkis owns securities representing approximately 88.63% of the voting power of WGI's outstanding shares of Common Stock and approximately 66.85% of the outstanding shares and is Chairman of the Board of WGI. Mr. Dalton is President and a Director of WGI.

 (4) Includes 30,833 shares Mr. Sarkis has the right to acquire within 60 days under options granted to him pursuant to the Company's Amended and Restated Stock Option Plan (the "Stock Option Plan").

 (5) Includes 24,999 shares Mr. Bissaillon has the right to acquire within 60 days under options granted to him pursuant to the Stock Option Plan.

 (6) Includes 5,000 shares Mr. Cassin has the right to acquire within 60 days under options granted to him pursuant to the Stock Option Plan. Excludes 2,000 shares of Common Stock owned by Mr. Cassin's wife. Mr. Cassin disclaims beneficial ownership of the shares owned by his wife.

 (7) Includes 5,000 shares Mr. Chafetz has the right to acquire within 60 days under options granted to him pursuant to the Stock Option Plan and 5,000 shares Mr. Chafetz has the right to acquire within 60 days pursuant to a stock option grant (not under the Stock Option Plan).

 (8) Represents shares such Director or officer has the right to acquire within 60 days under options granted to such Director or officer pursuant to the Stock Option Plan.

 (9) Consists of 1,000 shares Mr. Howe owns jointly with his wife and 15,000 shares Mr. Howe has the right to acquire within 60 days under options granted to him pursuant to the Stock Option Plan.

(10) Includes 30,000 shares Mr. Hartzfeld has the right to acquire within 60 days under options granted to him pursuant to the Stock Option Plan.

(11) Shareholdings information is based on Mr. Finneran's Schedule 13D dated September 14, 1995.

(12) Shareholdings information is based on WGI's Schedule 13G dated June 1,
     1994.

(13) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 182,100 shares of Company Common Stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in a series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND AFFILIATES

     Mr. Sarkis is the majority shareholder of WGI. WGI owns more than 10% of the Common Stock of the Company. The following is a summary of certain arrangements between the Company and WGI, its subsidiaries, Mr. Sarkis and Mr. Sarkis' affiliates. Certain of these arrangements were made while the Company was a wholly-owned subsidiary of WGI and accordingly, were established by related parties and were not subject to arms length negotiations. The Company's By-Laws provide that all future proposed agreements between the Company and WGI, Mr. Sarkis or their respective affiliates are subject to advance approval by a majority of the independent members of the Company's Board of Directors.

  Leasing Arrangements

     In December 1991, Boraschi Cafe, Inc. ("Boraschi"), a wholly-owned subsidiary of the Company, entered into a lease which formalized a prior leasing arrangement for 14,427 square feet of restaurant space in Boston, Massachusetts which Mr. Sarkis beneficially owns. The lease, which expires on September 30, 2006, provides for annual rent of $300,000 and that the Company is responsible for utilities, maintenance and taxes. The restaurants operated at this location are J.C. Hillary's, Ltd. and The Famous Atlantic Fish Company.

  Concessions and Management Agreements

     Prior to 1994, the Company and WGI were parties to agreements pursuant to which the Company operated the concession business and received certain other revenues in connection with the operation of Wonderland Greyhound Park and Foxboro Park, two parimutuel race tracks owned by WGI. In May 1994, the Company transferred its concession and related operations to WGI in return for a $770,000 term note, to which $200,000 owed by WGI to the Company was added, to bring the total principal amount of the note to $970,000. This note was subsequently amended to provide that principal and interest payments under the note would not begin until April 1, 1999.

                                   SIGNATURES

     Pursuant to the requirement of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to Form 10-K to be signed on its behalf by the undersigned, thereunto duly authorized, on the 27th day of April, 1997.

                                            BACK BAY RESTAURANT GROUP, INC.

                                            By:    /s/ CHARLES F. SARKIS
                                              ----------------------------------
                                                      CHARLES F. SARKIS
                                                Chairman, President and Chief
                                                       Executive Officer

April 27, 1998

     Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                     SIGNATURE                                             TITLE                       DATE
                     ---------                                             -----                       ----
               /s/ CHARLES F. SARKIS                          Chairman of the Board of            April 27, 1998
- ---------------------------------------------------           Directors, President and Chief
                 CHARLES F. SARKIS                            Executive Officer

             /s/ FRANCIS P. BISSAILLON                        Director, Executive Vice            April 27, 1998
- ---------------------------------------------------           President, Chief Financial
               FRANCIS P. BISSAILLON                          Officer and Secretary

               /s/ ROBERT J. CIAMPA                           Vice President, Chief Accounting    April 27, 1998
- ---------------------------------------------------           Officer, Treasurer and Assistant
                 ROBERT J. CIAMPA                             Secretary

               /s/ JOSEPH M. CASSIN                           Director                            April 27, 1998
- ---------------------------------------------------
                 JOSEPH M. CASSIN

                 /s/ IRWIN CHAFETZ                            Director                            April 27, 1998
- ---------------------------------------------------
                   IRWIN CHAFETZ

               /s/ RICHARD P. DALTON                          Director                            April 27, 1998
- ---------------------------------------------------
                 RICHARD P. DALTON

                /s/ RICHARD K. HOWE                           Director                            April 27, 1998
- ---------------------------------------------------
                  RICHARD K. HOWE

               /s/ ROBERT S. PARKER                           Director                            April 27, 1998
- ---------------------------------------------------
                 ROBERT S. PARKER

                                                                         ANNEX V


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM 10-Q


                QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


FOR THE QUARTERLY PERIOD ENDED                            COMMISSION FILE NUMBER
         September 27, 1998                                      0-19810

                         BACK BAY RESTAURANT GROUP, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                                          04-2812651
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

                 284 NEWBURY STREET, BOSTON, MASSACHUSETTS 02115
                    (Address of principal executive offices)


                                 (617) 536-2800
              (Registrant's telephone number, including area code)

                           ---------------------------



Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                    Yes   X      No
                                        ----        ----

On November 4, 1998, there were 3,460,409 shares of the registrant's Common Stock outstanding.

                BACK BAY RESTAURANT GROUP, INC. AND SUBSIDIARIES
                   CONSOLIDATED BALANCE SHEETS (in thousands)


ASSETS                                               SEPTEMBER 27, 1998    DECEMBER 28, 1997
                                                     ------------------    -----------------
   Current assets:
      Cash and cash equivalents                           $   326              $ 1,915
      Accounts receivable                                     166                  219
      Inventories                                             701                  783
      Prepaid expenses and other current assets             1,114                  874
      Deferred income taxes                                   259                  259
                                                          -------               -------
        Total current assets                                2,566                4,050
                                                          -------               -------
   Buildings and improvements                               4,303                4,303
   Furniture, fixtures and equipment                       19,384               18,119
   Leasehold improvements                                  35,070               32,339
   Lease rights                                             2,826                2,826
                                                          -------              -------
                                                           61,583               57,587
   Less:  accumulated depreciation and amortization        28,980               27,182
                                                          -------              -------
      Net property, plant and equipment                    32,603               30,405
                                                          -------              -------
   Other assets:
      Goodwill, net of accumulated amortization             4,758                4,884
      Trade names and trademarks, net of
        accumulated amortization                            1,219                1,252
      Deferred income taxes                                 1,698                1,698
      Other assets, net of accumulated amortization           828                  783
                                                          -------              -------
        Total other assets                                  8,503                8,617
                                                          -------              -------
          Total assets                                    $43,672              $43,072
                                                          =======              =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                       $ 2,854              $ 3,333
   Accrued expenses                                         7,561                8,058
   Income taxes payable                                       164                  395
                                                          -------              -------
      Total current liabilities                            10,579               11,786
                                                          -------              -------
 Deferred rent                                                198                  216
 Other long term liability                                     82                   58
 Long term debt                                             4,000                4,000
 Commitments and contingencies
   Stockholders' equity:
   Common stock, $.01 par value; authorized
      20,000 shares; 3,431 shares issued and
      outstanding in 1997 and 3,458 in 1998                    37                   36
   Additional paid-in capital                              23,225               23,118
   Retained earnings                                        7,350                5,657
                                                          -------              -------
                                                           30,612               28,811
   Less treasury stock, 208 shares at cost in 1997
      and 1998                                              1,799                1,799
                                                          -------              -------
        Total stockholders' equity                         28,813               27,012
                                                          -------              -------
          Total liabilities and stockholders' equity      $43,672              $43,072
                                                          =======              =======

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                BACK BAY RESTAURANT GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                                                                     13 WEEKS ENDED
                                                       --------------------------------------------
                                                       SEPTEMBER 27, 1998        SEPTEMBER 28, 1997
                                                       -------------------       ------------------
Sales                                                       $24,593                    $23,859
Costs and expenses:
  Cost of sales                                               6,890                      6,725
  Payroll and related costs                                   7,796                      7,678
  Operating expenses                                          5,801                      5,617
  Depreciation and amortization                               1,030                      1,088
                                                            -------                    -------
     Total restaurant operating expenses                     21,517                     21,108
                                                            -------                    -------
Income from restaurant operations                             3,076                      2,751
General and administrative expenses                           2,132                      2,038
                                                            -------                    -------
  Operating income                                              944                        713
Interest expense net                                             77                        116
                                                            -------                    -------
  Income before income taxes                                    867                        597
Income taxes                                                    321                        221
                                                            -------                    -------
Net income                                                     $546                       $376
                                                               ====                       ====
Net income per share
     Basic                                                     $.16                       $.11
                                                               ====                       ====
     Diluted                                                   $.15                       $.11
                                                               ====                       ====
Average common shares and equivalents
     Basic                                                    3,458                      3,431
     Diluted                                                  3,674                      3,485

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                BACK BAY RESTAURANT GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)



                                                                     39 WEEKS ENDED
                                                       --------------------------------------------
                                                       SEPTEMBER 27, 1998        SEPTEMBER 28, 1997
                                                       -------------------       ------------------
Sales                                                         $72,305                $69,877
Costs and expenses:
  Cost of sales                                                19,976                 19,505
  Payroll and related costs                                    22,931                 22,623
  Operating expenses                                           17,120                 16,330
  Depreciation and amortization                                 3,024                  3,082
                                                              -------                -------
     Total restaurant operating expenses                       63,051                 61,540
                                                              -------                -------
Income from restaurant operations                               9,254                  8,337
General and administrative expenses                             6,593                  6,477
                                                              -------                -------
  Operating income                                              2,661                  1,860
Interest expense net                                              223                    447
                                                              -------                -------
  Income before income taxes                                    2,438                   1413
Income taxes                                                      745                    523
                                                              -------                -------
Net income                                                    $ 1,693                $   890
                                                              =======                =======

Net income per share
     Basic                                                       $.49                   $.26
                                                                 ====                   ====
     Diluted                                                     $.46                   $.26
                                                                 ====                   ====

Average common shares and equivalents
     Basic                                                      3,449                  3,433
     Diluted                                                    3,650                  3,452



              The accompanying notes are an integral part of these
                       consolidated financial statements.

               BACK BAY RESTAURANT GROUP, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                 (in thousands)

                                                                  ADDITIONAL                                          TOTAL
                                                   COMMON           PAID-IN       RETAINED        TREASURY        STOCKHOLDERS'
                                                    STOCK           CAPITAL       EARNINGS          STOCK             EQUITY
                                                   ------         ----------      --------        --------       -------------
  Balance, December 31, 1995                       $  36           $23,031         $3,459         $(1,799)          $24,727
    Net income                                        --                --            467              --               467
    Restricted stock compensation                     --                 8             --              --                 8
                                                   -----           -------         ------         -------           -------
  Balance, December 29, 1996                          36            23,039          3,926          (1,799)           25,202
    Net income                                        --                --          1,731              --             1,731
    Exercise of stock option                          --                 7             --              --                 7
    Restricted stock compensation                     --                (8)            --              --                (8)
    Deferred stock compensation                       --                80             --              --                80
                                                   -----           -------         ------         -------           -------
  Balance, December 28, 1997                          36            23,118          5,657          (1,799)           27,012
    Net income                                        --                --          1,693              --             1,693
    Exercise of stock option                           1               103             --              --               104
    Restricted stock compensation                     --                 4             --              --                 4
                                                   -----           -------         ------         -------           -------
  Balance, September 27, 1998                      $  37           $23,225         $7,350         $(1,799)          $28,813
                                                   =====           =======         ======         =======           =======



              The accompanying notes are an integral part of these
                       consolidated financial statements.

                BACK BAY RESTAURANT GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)




                                                                     39 WEEKS ENDED
                                                       --------------------------------------------
                                                       SEPTEMBER 27, 1998        SEPTEMBER 28, 1997
                                                       -------------------       ------------------
Cash flows from operating activities:
  Net  income                                                 $1,693                   $ 890
  Adjustments to reconcile net income to net cash
        provided by operating activities:
          Depreciation and amortization                        3,082                   3,153
          Loss on disposal of fixed assets                        43                      --
     Changes in operating assets and liabilities:
             Decrease in accounts receivable                      53                      39
             Decrease in inventories                              82                      43
             Increase in prepaid expenses and
              other current assets                              (337)                   (278)
             Increase in other assets                            (72)                    (87)
             Increase/(decrease) in accounts payable and
              accrued expenses                                  (807)                    111
             Increase/(decrease) in income taxes payable        (232)                      7
             Decrease in deferred rent                           (18)                   (219)
             Increase in other long term liability                24                      60
                                                              ------                  ------
             Net cash provided by operating activities         3,511                   3,719
                                                              ------                  ------


Cash flows from investing activities:
  Capital expenditures                                        (5,215)                 (2,596)
  Proceeds from disposal of property plant & equipment             7                   1,382
                                                              ------                  ------
     Net cash used for investing activities                   (5,208)                 (1,214)
                                                              ------                  ------
Cash flows from financing activities:
  Principal payments of debt                                      --                  (2,525)
  Restricted stock compensation                                    4                      --
  Cancellation of stock option                                    --                      12
  Exercise of stock option                                       104                       6
                                                              ------                  ------
        Net cash provided by (used for) financing
         activities                                              108                  (2,507)
                                                              ------                  ------


Net Decrease in cash and cash equivalents                     (1,589)                     (2)
Cash and cash equivalents at beginning of period               1,915                   1,344
                                                              ------                  ------
Cash and cash equivalents at end of period                    $  326                  $1,342
                                                              ======                  ======
Supplemental disclosures of cash flow information:
  Interest paid                                               $  232                  $  474
                                                              ======                  ======
  Income taxes paid                                           $1,167                  $  552
                                                              ======                  ======

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                BACK BAY RESTAURANT GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         FOR THE THIRTY-NINE WEEKS ENDED
                    SEPTEMBER 27, 1998 AND SEPTEMBER 28, 1997

NOTE 1 --      BASIS OF PRESENTATION

                  The preceding data is unaudited but, in the opinion of
               management, includes all adjustments (consisting of normal recurring accruals and deferrals) that management considers necessary for a fair presentation of the financial position and results of operations for the interim periods presented in accordance with generally accepted accounting principles and practices consistently applied.

                  The results of operations for the thirty-nine weeks ended
               September 27, 1998 and September 28, 1997 are not necessarily indicative of the results that may be expected for the entire year, because the Company's business is subject to seasonal influences.


NOTE 2 --      LONG TERM DEBT

                  The Company has a revolving credit and term loan agreement which was amended and restated on May 7, 1998 (as amended and restated, the "Loan Agreement") with BankBoston, N.A. (the "Bank"). On September 27, 1998, the Company had an outstanding balance of $4,000,000 under the Loan Agreement. Under the Loan Agreement, the Company may borrow up to $20,000,000 on a three year revolver that converts to a four year term note. The pricing of the loan is on a sliding scale based on a ratio of senior debt to EBITDA. The Company's obligation under the Loan Agreement is collateralized by certain property, plant and equipment and intangible assets. The Loan Agreement contains restrictions relating to future indebtedness, contingent liabilities, encumbrances, the merger, acquisition or sale of assets, additional stock issuance, equity distributions, cash dividends, and redemptions, capital expenditures, ERISA and transactions with affiliates. The Loan Agreement also requires the maintenance of certain financial ratios and covenants, of which the most restrictive covenant is the total debt service coverage. Under this arrangement, the Company and its subsidiaries are required, for each period of four consecutive fiscal quarters, commencing with the period ending March 29, 1998, to maintain a ratio of consolidated cash available to pay fixed charges of not less than
               1.50 to 1.

NOTE 3 --      INCOME TAXES

                  The income tax at March 29, 1998 includes a state tax refund of approximately $157,000 from the Commonwealth of Massachusetts for amended tax returns that were filed for 1994 and 1995 as a result of a change in the way the Commonwealth of Massachusetts treats the taxation of investments in subsidiaries.

NOTE 4 --      NEWLY ISSUED ACCOUNTING STANDARD

               In June 1997 the FASB issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information," which established standards for the reporting of information about operating segments in annual financial statements by public enterprises and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This Statement requires that a public business enterprise report financial and descriptive information about its reportable operating segments, which are components of an enterprise for which separate financial information is available and is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. This Statement is effective for financial statements for periods beginning after December 15, 1997. Management does not believe the implementation of this Statement will have any significant effect on the Company's financial reporting.

                  In April 1998, AcSec issued Statement of Position No. 98-5
               (SOP 98-5) which requires start-up activities to be expensed instead of capitalized. The Statement is effective for financial statements for periods beginning after December 15, 1998. Initial application of the SOP should be as of the beginning of the fiscal year in which the SOP is first adopted. Management does not believe the implementation of this Statement will have any significant effect on the Company's financial statements.

                  As of the beginning of fiscal 1998, management adopted
               Statement of Position No. 98-1 (SOP 98-1) which requires certain costs incurred in developing or obtaining internal-use computer software to be capitalized. The SOP is effective for fiscal years beginning after December 15, 1998. However, earlier application is encouraged in fiscal years for which financial statements have not been issued. The Company has made the early adoption election and has capitalized approximately $41,000 as of September 27, 1998.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations


Thirteen Weeks Ended September 27, 1998 Compared to Thirteen Weeks Ended September 28, 1997

     The following table sets forth the percentage of net sales represented by certain items included in the Company's income statements for the periods indicated:

                                                                             13 Weeks Ended
                                                             ----------------------------------------------
                                                             September 27, 1998          September 28, 1997
                                                             ------------------          ------------------

Sales                                                              100.0%                        100.0%
Costs and expenses:
    Cost of sales                                                   28.0                          28.2
    Payroll and related costs                                       31.7                          32.2
    Operating expenses                                              23.6                          23.5
    Depreciation and amortization                                    4.2                           4.6
        Total restaurant operating expenses                         87.5                          88.5
Income from restaurant operations                                   12.5                          11.5
General and administrative expenses                                  8.7                           8.5
  Operating income                                                   3.8                           3.0
Interest expense net                                                 0.3                           0.5
  Income before income taxes                                         3.5                           2.5
Income taxes                                                         1.3                           0.9
Net income                                                           2.2%                          1.6%

Number of restaurants:
  Restaurants open at beginning
     of period                                                        33 (1)                        34
  Restaurants open at end of period                                   34 (1)                        34



(1) Includes one restaurant that was renovated and re-opened in the fourth quarter of 1998.

SALES

     Sales increased by $734,000, or 3.1%, to $24,593,000 in the thirteen week period ended September 27, 1998, from $23,859,000 in the same period in 1997. Same store sales increased $920,000, or 4.0%, in the thirteen week period ended September 27, 1998, compared to the same period in 1997.

     The Company closed one location during the first quarter of 1998 and renovated another location which re-opened in October of 1998. The lost revenues from these locations in the third quarter of 1998 were partially offset by one new location which opened in August, 1998.

     The Company operated 34 restaurants at September 27, 1998, and 34 restaurants at September 28, 1997. Total restaurant customer count for comparable stores for the thirteen weeks ended September 27, 1998 increased 0.6% to 1,314,000 from 1,306,000 in the comparable period in 1997.

COST OF SALES

     Cost of sales as a percentage of sales decreased to 28.0% in the thirteen week period ended September 27, 1998, from 28.2% in the same period in 1997. This decrease was attributable to a 0.7% decrease in beverage cost as a percentage of beverage revenue (22.4% in the 1998 period versus 23.1% in the 1997 period). The beverage cost decreases were due principally to modest sales price increases in selected beverages for certain locations. The food cost as a percentage of food revenue was 30.1% for both the 1998 and 1997 periods.

PAYROLL AND RELATED COSTS

     Payroll and related costs as a percentage of sales decreased to 31.7% in the thirteen weeks ended September 27, 1998, from 32.2% in the same period in 1997. The decrease in payroll and related costs as a percentage of sales is primarily attributable to the Company having increased sales from same stores during the thirteen weeks ended September 27, 1998 as compared to the same period in 1997.

OPERATING EXPENSES

     Operating expenses as a percentage of sales increased to 23.6% in the thirteen weeks ended September 27, 1998, from 23.5% in the same period in 1997. Operating expenses increased by $184,000 in the thirteen weeks ended September 27, 1998 to $5,801,000 from $5,617,000 in the same period in 1997. The increase in operating expenses both in dollars and as a percentage of sales is primarily attributable to non material individual increases in several expense categories.

DEPRECIATION AND AMORTIZATION

     Depreciation and amortization decreased by $58,000 in the thirteen weeks ended September 27, 1998 to $1,030,000 from $1,088,000 in the same period in 1997. Included in the 1998 and 1997 amortization is the amortization of pre-opening costs of new restaurants opened during the prior 12-month period. The Company amortizes such pre-opening costs over the 12-month period immediately following an opening or conversion. The decrease in depreciation and amortization expense is primarily attributable to the decrease in pre-opening amortization.

GENERAL AND ADMINISTRATIVE EXPENSES

     General and administrative expenses increased by $94,000 in the thirteen weeks ended September 27, 1998 to $2,132,000 from $2,038,000 in the same period in 1997. The increase is primarily attributable to increases in salaries and wages and legal expenses which were partially offset by decreases in insurance expenses.

INTEREST EXPENSE

     Interest expense decreased by $39,000 in the thirteen weeks ended September 27, 1998 to $77,000 from $116,000 in the same period in 1997. This decrease was attributable to decreased borrowings as well as a decrease in the Company's effective borrowing rate.

INCOME TAXES

     Income taxes increased by $100,000 in the thirteen weeks ended September 27, 1998 to $321,000 from $221,000 in the same period in 1997. The increased expense in the thirteen weeks ended September 27, 1998 reflects the pre-tax income of $867,000 as compared to $597,000 for the same period in 1997. The estimated effective tax rate was 37% for both periods.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

Thirty-nine Weeks Ended September 27, 1998 Compared to Thirty-nine Weeks Ended September 28, 1997

  The following table sets forth the percentage of net sales represented by certain items included in the Company's income statements for the periods indicated:



                                                                             13 Weeks Ended
                                                             ----------------------------------------------
                                                             September 27, 1998          September 28, 1997
                                                             ------------------          ------------------
Sales                                                                100%                      100%
Costs and expenses:
  Cost of sales                                                     27.6                      27.9
  Payroll and related costs                                         31.7                      32.4
  Operating expenses                                                23.7                      23.4
  Depreciation and amortization                                      4.2                       4.4
     Total restaurant operating expenses                            87.2                      88.1
Income from restaurant operations                                   12.8                      11.9
General and administrative expenses                                  9.1                       9.3
  Operating income                                                   3.7                       2.6
Interest expense net                                                 0.3                       0.6
  Income before income taxes                                         3.4                       2.0
Income taxes                                                         1.0                       0.7
                                                                      --
Net income                                                           2.4%                      1.3%

Number of restaurants:
     Restaurants open at beginning of period                          34                        34
     Restaurants open at end of period                                34(1)                     34


(1) Includes one restaurant that was renovated and re-opened in the fourth quarter of 1998.

SALES

     Sales increased by $2,428,000 or 3.5%, to $72,305,000 in the thirty-nine week period ended September 27, 1998, from $69,877,000 in the same period in 1997. Same store sales increased $3,508,000, or 5.4%, in the thirty-nine week period ended September 27, 1998, compared to the same period in 1997.

     The Company closed one location in June, 1997 and closed an additional location during the first quarter of 1998. The Company renovated another location which re-opened in October of 1998. The lost revenues from these locations in the first nine months of 1998 were partially offset by two new locations of which one opened in May, 1997 and the other in August, 1998.

     The Company operated 34 restaurants at September 27, 1998, and 34 restaurants at September 28, 1997. Total restaurant customer count for comparable stores for the thirty-nine weeks ended September 27, 1998 increased 2.0% to 3,681,000 from 3,609,000 in the comparable period in 1997.

COST OF SALES

     Cost of sales as a percentage of sales decreased to 27.6% in the thirty-nine week period ended September 27, 1998, from 27.9% in the same period in 1997. This decrease was attributable to a 0.1% decrease in food cost as a percentage of food revenue (29.6% in the 1998 period versus 29.7% in the 1997 period), and a 0.7% decrease in beverage cost as a percentage of beverage revenue (22.4% in the 1998 period versus 23.1% in the 1997 period). The beverage cost decreases were due principally to modest sales price increases in selected beverages for certain locations.

PAYROLL AND RELATED COSTS

     Payroll and related costs as a percentage of sales decreased to 31.7% in the thirty-nine weeks ended September 27, 1998, from 32.4% in the same period in 1997. The decrease in payroll and related costs as a percentage of sales is primarily attributable to the Company having increased sales from same stores during the thirty-nine weeks ended September 27, 1998 as compared to the same period in 1997.

OPERATING EXPENSES

     Operating expenses as a percentage of sales increased to 23.7% in the thirty-nine weeks ended September 27, 1998, from 23.4% in the same period in 1997. Operating expenses increased by $790,000 in the thirty-nine weeks ended September 27, 1998 to $17,120,000 from $16,330,000 in the same period in 1997.
The increase in operating expenses both in dollars and as a percentage of sales is primarily attributable to increased occupancy costs and increases in other various operating expenses.

DEPRECIATION AND AMORTIZATION

     Depreciation and amortization decreased by $58,000 in the thirty-nine weeks ended September 27, 1998 to $3,024,000 from $3,082,000 in the same period in 1997. Included in the 1998 and 1997 amortization is the amortization of pre-opening costs of new restaurants opened during the prior 12-month period. The Company amortizes such pre-opening costs over the 12-month period immediately following an opening or conversion. The decrease in depreciation and amortization expense is primarily attributable to the decrease in pre-opening amortization.

GENERAL AND ADMINISTRATIVE EXPENSES

     General and administrative expenses increased by $116,000 in the thirty-nine weeks ended September 27, 1998 to $6,593,000 from $6,477,000 in the same period in 1997. The increase is primarily attributable to increases in salaries and wages, and legal expenses, which were partially offset by decreases in advertising and insurance expenses.

INTEREST EXPENSE

     Interest expense decreased by $224,000 in the thirty-nine weeks ended September 27, 1998 to $223,000 from $447,000 in the same period in 1997. This decrease was attributable to decreased borrowings as well as a decrease in the Company's effective borrowing rate.

INCOME TAXES

     Income taxes increased by $222,000 in the thirty-nine weeks ended September 27, 1998 to $745,000 from $523,000 in the same period in 1997. The increased expense in the thirty-nine weeks ended September 27, 1998 reflects the pre-tax income of $2,438,000 as compared to $1,413,000 for the same period in 1997. The income tax expense at September 27, 1998 includes a state tax refund of approximately $157,000 from the Commonwealth of Massachusetts for amended tax returns that were filed for 1994 and 1995 as a result of a change in the way the Commonwealth of Massachusetts treats the taxation of investments in subsidiaries. The estimated effective tax rate was 37% for both periods.

LIQUIDITY AND CAPITAL RESOURCES

     The Company, similar to many restaurant businesses, requires little or no working capital because it does not have significant inventory or trade receivables and receives several weeks of trade credit in purchasing food and supplies. At September 27, 1998, the Company's cash position was $326,000 and the Company had a net working capital deficit of $8,013,000.

     The Company requires capital primarily for the development and construction of new restaurants and the conversion of existing restaurants. In recent years, the Company's primary sources of capital have been cash flow from its operations, borrowings and landlord contributions to restaurant construction costs. The Company intends to be very selective in its approval of sites for new units and will be limiting the number of restaurant openings in 1998. The Company expects to fund any capital expenditures for 1998 from internally generated cash. The Company believes that cash flow from operations and credit available under the revolving loan agreement will be sufficient to meet future needs.

     On May 7, 1998, the Company executed an Amended and Restated Loan Agreement with BankBoston, NA. Under the Amended Loan Agreement, the Company can borrow up to $20,000,000 on a three year revolver that thereafter converts to a four year term note.

YEAR 2000 DISCLOSURE

     The Company is aware of the potential for industry wide business disruption which could occur due to problems related to the "Year 2000 issue." It is the belief of the Company that the Company has a prudent plan in place to address these issues. The components of our plan include: an assessment of internal systems for modification and/or replacement; communication with external vendors to determine their state of readiness to maintain an uninterrupted supply of goods and services to the Company; an evaluation of our equipment as to its ability to function properly after the turn of the century; an evaluation of facility related issues; and the development of a contingency plan.

STATE OF READINESS

     The Company has developed a comprehensive plan to reduce the probability of operational difficulties due to Year 2000 related failures. While there is still a significant amount of work to do the Company believes that it is on track towards a timely completion. Overall, the Company estimates the organization to be approximately 85% complete in regard to the identification and remediation of Year 2000 issues.

INTERNAL SYSTEMS

     The process the Company is following to achieve Year 2000 compliance for internal systems is as follows: The Company expects to have all of its financial accounting software to be year 2000 compliant by the end of 1998. The Company expects to have the hardware components of its financial accounting system to be Year 2000 compliant by the end of the first quarter of 1999. The Company has point of sales cash register systems at all of its locations. At this time the Company is not aware of any cash register systems that will be affected by the Year 2000 issue.

SUPPLIERS

     The Company is in the process of communicating with its external vendors to gain an understanding of their state of readiness to maintain an uninterrupted supply of goods and services to the Company. The Company has contacted many of its suppliers regarding the Year 2000 issue. The Company has been assured by its major suppliers that there will be no interruption of the delivery of goods and services.

EQUIPMENT

     The Company is in the process of completing an inventory of currently used equipment at the Company. The Company will determine the Year 2000 readiness through communication with the equipment manufacturers and testing where appropriate. At this time the Company is not aware of any equipment which is affected by the Year 2000 issue and will not be repaired or replaced prior to operating problems. The Company, as in most companies, remains aware of the potential for imbedded logic within microchips to cause equipment failure. The Company believes that our action plan provides a prudent approach towards evaluating equipment, however, some equipment may prove not feasible or impossible to test.

FACILITY RELATED ISSUES

     The Company is in the process of completing an inventory and evaluating facilities related equipment with the potential for Year 2000 related failures. The Company will determine the Year 2000 readiness through communication with the equipment manufactures and testing where appropriate. At this time the Company is not aware of any facilities related equipment which is affected by the Year 2000 issue and will not be repaired or replaced prior to operating problems. The Company, as in most companies, remains aware of the potential for imbedded logic within microchips to cause equipment failure. The Company believes that our action plan provides a prudent approach towards evaluating production equipment, however, some equipment may prove not feasible or impossible to test.

COSTS

     The Company is evaluating the total cost of Year 2000 compliance. At this time the Company estimates the total cost of Year 2000 related activities to be less than $100,000.

CONTINGENCY PLAN

     At this time the Company is not aware of any internal systems or external vendors issues related to the Year 2000 which would prevent, or seriously impact the Company from continuing operations before, during, or after the turn of the century.

     Although the Company believes that we are taking prudent action related to the identification and resolution of issues related to the Year 2000 our assessment is still in progress. The Company may never be able to know with certainty whether certain key vendors are compliant, especially those outside the United States. There are also technical vagaries to logic imbedded within microchips which may prove not feasible or impossible to test.

     The Company continues to evaluate the risks associated with potential Year 2000 related failures. As the Company better understands the risks within our unique set of business partners, production processes, and internal systems, the Company will develop a formal contingency plan to alleviate the impact of high potential or serious failures. The Company anticipates having this contingency plan outlined by the end of the first quarter of 1999.

RISKS

     The failure to correct a material Year 2000 problem could result in an interruption in, or a failure of, certain normal business activities or operations. Such failures could materially and adversely affect the Company's results of operations, liquidity and financial condition. Due to the general uncertainty inherent in the year 2000 problem, resulting in part from the uncertainty of the Year 2000 readiness of third-party suppliers, the Company is unable to determine at this time whether the consequences of Year 2000 failures will have a material impact on the Company's results of operations, liquidity or financial condition. The Year 2000 Project is expected to significantly reduce the Company's level of uncertainty about the Year 2000 problem and, in particular, about the Year 2000 compliance and readiness of its material external agents. The Company believes that, with the implementation of new business systems and completion of the Project as scheduled, the possibility of significant interruptions of normal operations should be reduced. Readers are cautioned that forward-looking statements contained in the Year 2000 Update should be read in conjunction with the Company's disclosures under the heading; "CAUTIONARY STATEMENT."

CAUTIONARY STATEMENT

     The foregoing Form 10Q contains various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1993, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements represent the Company's expectation or belief concerning future events, including the following: any statements regarding future sales and gross profit percentages, any statements regarding the continuation of historical trends, and any statements regarding the sufficiency of the Company's cash balances and cash generated from operating and financing activities for the Company's future liquidity and capital resource needs. Without limiting the forgoing, the words "believes," "anticipates," "plans," "expects," and similar expressions are intended to identify forward-looking statements. The Company cautions that these statements are further qualified by important economic and competitive factors that could cause actual results to differ materially from those in the forward-looking statements, including, without limitation, risks of the restaurant industry, including a highly competitive industry with many well-established competitors with greater financial and other resources than the Company, and the impact of changes in consumer tastes, local, regional and national economic conditions, demographic trends, traffic patterns, employee availability and cost increases. In addition, the Company's ability to expand is dependant upon various factors, such as the availability of attractive sites for new restaurants, the ability to negotiate suitable lease terms, the ability to generate or borrow funds to develop new restaurants and obtain various government permits and licenses and the recruitment and training of skilled management and restaurant employees. Accordingly, such forward-looking statements do not purport to be predictions of future events or circumstances and may not be realized.

                           PART II - OTHER INFORMATION


ITEM 1.     LEGAL PROCEEDINGS

            None

ITEM 2.     CHANGES IN SECURITIES

            None

ITEM 3.     DEFAULTS UPON SENIOR SECURITIES

            None

ITEM 4.     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

            None

ITEM 5.     OTHER INFORMATION

            None

ITEM 6.     EXHIBITS AND REPORTS ON FORM 8-K

            (a)        Exhibits
                       --------
                       Exhibit 27           Financial Data Schedule

            (b)        Reports on Form 8-K
                       -------------------
                       None

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            BACK BAY RESTAURANT GROUP, INC.




November 4, 1998                            /s/ Francis P. Bissaillon
                                            ------------------------------------
                                            Francis P. Bissaillon
                                            Executive Vice President and Chief
                                            Financial Officer


November 4, 1998                            /s/ Robert J. Ciampa
                                            ------------------------------------
                                            Robert J. Ciampa
                                            Vice President, Chief Accounting
                                            Officer and Treasurer

                        BACK BAY RESTAURANT GROUP, INC.


PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS ON __________ , 1999 THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS



The undersigned, having received the Notice of Special Meeting of Stockholders and Proxy Statement of Back Bay Restaurant Group, Inc. (the "Company"), hereby appoint(s) Irwin Chafetz and Richard K. Howe, or either of them, proxies for the undersigned, with full power of substitution in each of them, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at Papa-Razzi Restaurant CambridgeSide Galleria, Cambridge, Massachusetts 02141 at 11:00 a.m. on __________ , 1999, and at any adjournment or postponement thereof, and thereat to vote and act in regard to all matters which may properly come before said meeting (except those matters as to which authority is hereinafter withheld) upon and in respect of all shares of Common Stock of the Company upon or in respect of which the undersigned would be entitled to vote or act and with all powers the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power hereby given) to vote and act as indicated on the reverse.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

The undersigned hereby confer(s) upon said proxies, and each of them, discretionary authority to vote upon any other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

Attendance of the undersigned at said meeting or at any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat his or her intention to vote said shares in person. If a fiduciary capacity is attributed to the undersigned hereon, this proxy will be deemed signed by the undersigned in that capacity.

    PLEASE VOTE, DATE, SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                            POSTAGE-PAID ENVELOPE.


HAS YOUR ADDRESS CHANGED?       DO YOU HAVE ANY COMMENTS?

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
/X/ PLEASE MARK VOTES    1. To consider and vote upon a proposal                For      Against      Abstain
AS IN THIS EXAMPLE       to approve and adopt the Agreement and Plan of         [ ]        [ ]          [ ]
                         Merger, dated as of December 3, 1998, by and
                         between SRC Holdings, Inc., a Delaware corporation
                         ("the Acquiror"), and Back Bay Restaurant Group,
                         Inc., a Delaware corporation (the "Company"),
                         pursuant to which the Acquiror will be merged with
                         and into the Company with the Company being
                         the surviving corporation. A copy of the Merger
                         Agreement is attached as ANNEX I to the
                         accompanying Proxy Statement.

                      2. To transact such other and further business as may properly come before the Special Meeting or any adjournments or postponements thereof.

                         Please be sure to sign and date this Proxy.       Date

                         Stockholder sign here      Co-owner sign here


                         Mark the box at right if an address change or comment
                         has been noted on the reverse side of this card.                     / /


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